Registration Statement No. 333 -

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Star Bulk Carriers Corp.
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. Employer Identification No.)

7, Fragoklisias Street, 2nd floor Maroussi 151 25 Athens, Greece 011-30-210-617-8400 (Address and telephone number of Registrant’s principal executive offices)	Seward & Kissel LLP Attention: Gary J. Wolfe, Esq. One Battery Park Plaza New York, New York 10004 (212) 574-1200 (Name, address and telephone number of agent for service)

Copies to:
Gary J. Wolfe, Esq. Robert E. Lustrin, Esq. Seward & Kissel LLP One Battery Park Plaza New York, New York 10004 (212) 574-1200

Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Primary Offering
Common Shares, par value $0.01 per share
Preferred Shares, par value $0.01 per share (3)
Debt Securities (3)(4)
Guarantees(5)
Warrants(6)
Purchase Contracts(7)
Units(8)
Primary Offering Total		$250,000,000	$9,825.00
Secondary Offering
Common Shares, par value $0.01 per share, to be offered by certain selling shareholders	14,305,599 (11)	40,341,789 (9)	1,585.43 (9)
Warrants	1,132,500	226,500 (10)	8.90 (10)
Secondary Offering Total	15,438,099	40,568,289	1,594.33
TOTAL		290,568,289	11,419.33

(1)	Such amount in U.S. dollars or the equivalent thereof in foreign currencies as shall result in an aggregate initial public offering price for all securities of $250,000,000.
(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933. Pursuant to General Instruction II(C) of Form F-3, the table does not specify by each class information as to the proposed maximum aggregate offering price Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.  In no event will the aggregate offering price of all securities sold by Star Bulk Carriers Corp. pursuant to this registration statement exceed $250,000,000.

(3)
Also includes such indeterminate amount of debt securities and number of preferred shares and common shares as may be issued upon conversion of or in exchange for any other debt securities or preferred shares that provide for conversion or exchange into other securities.

(4)
If any debt securities are issued at an original issue discount, then the offering may be in such greater principal amount as shall result in a maximum aggregate offering price not to exceed $250,000,000.

(5)
The debt securities may be guaranteed pursuant to guarantees by the subsidiaries of Star Bulk Carriers Corp.  No separate compensation will be received for the guarantees.  Pursuant to Rule 457(n), no separate fees for the guarantees are payable.

(6)	There is being registered hereunder an indeterminate number of warrants as may from time to time be sold at indeterminate prices.
(7)	There is being registered hereunder an indeterminate number of purchase contracts as may from time to time be sold at indeterminate prices.
(8)
There is being registered hereunder an indeterminate number of units as may from time to time be sold at indeterminate prices.  Units may consist of any combination of the securities registered hereunder.

(9)
Pursuant to Rule 457(c), the offering price and registration fee are computed based on the average of the high and low prices of the common stock of Star Bulk Carriers Corp. on the Nasdaq Global Market on January 15, 2009.

(10)
Pursuant to Rule 457(c), the offering price and registration fee are computed based on the average of the high and low prices of the warrants of Star Bulk Carriers Corp. on the Nasdaq Global Market on January 15, 2009.

(11)	Includes 1,132,500 common shares which may be issued upon the exercise of the warrants issued pursuant to the Private Placement (defined below).

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter	Country of Formation	IRS Employer I.D. No.	Primary Standard Industrial Classification Code No.
Star Bulk Management Inc.	Marshall Islands	N/A	4412
Star Alpha LLC	Marshall Islands	N/A	4412
Star Beta LLC	Marshall Islands	N/A	4412
Star Gamma LLC	Marshall Islands	N/A	4412
Star Delta LLC	Marshall Islands	N/A	4412
Star Epsilon LLC	Marshall Islands	N/A	4412
Star Zeta LLC	Marshall Islands	N/A	4412
Star Theta LLC	Marshall Islands	N/A	4412
Star Iota LLC	Marshall Islands	N/A	4412
Star Kappa LLC	Marshall Islands	N/A	4412
Lamda LLC	Marshall Islands	N/A	4412
Star Omicron LLC	Marshall Islands	N/A	4412
Star Cosmo LLC	Marshall Islands	N/A	4412
Star Ypsilon LLC	Marshall Islands	N/A	4412

PROSPECTUS

The information in this prospectus is not complete and may be changed.  These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated January 21, 2009

$250,000,000

Common Shares, Preferred Shares, Debt Securities,

Warrants, Purchase Contracts and Units

And

14,305,599 of our Common Shares and 1,132,500 of our Warrants Offered by Selling Shareholders

Through this prospectus, we may periodically offer:

(1) our common shares,

(2) our preferred shares,

(3) our debt securities, including guaranteed debt securities,

(4) our warrants,

(5) our purchase contracts, and

(6) our units.

The aggregate offering price of all securities issued under this prospectus, which in no case will exceed the total number of authorized but unissued common shares or preferred shares under our then existing amended and restated articles of incorporation, may not exceed $250.0 million.  In addition, the selling shareholders named in the section “Selling Shareholders” may sell in one or more offerings pursuant to this registration statement up to 14,305,599 of our common shares, which includes up to 1,132,500 our common shares which may be issued upon the exercise of the warrants and up to 1,132,500 of our warrants that were previously acquired in private transactions. We will not receive any of the proceeds from the sale of either of our common shares or our warrants by the selling shareholders.

Our common shares and warrants are currently listed on Nasdaq Global Market under the symbols “SBLK” and “SBLKW,” respectively.

The securities issued under this prospectus may be offered directly or through underwriters, agents or dealers.  The names of any underwriters, agents or dealers will be included in a supplement to this prospectus.

An investment in these securities involves risks.  See the section entitled “Risk Factors” beginning on page 7 of this prospectus, and other risk factors contained in the applicable prospectus supplement and in the documents incorporated by reference herein and therein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is

TABLE OF CONTENTS

PROSPECTUS SUMMARY	2

RISK FACTORS	6

RECENT DEVELOPMENTS	21

THE INTERNATIONAL DRY BULK SHIPPING INDUSTRY	29

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS	40

PER SHARE MARKET PRICE INFORMATION	41

PER SHARE MARKET PRICE INFORMATION	42

USE OF PROCEEDS	43

CAPITALIZATION	44

ENFORCEMENT OF CIVIL LIABILITIES	45

SELLING SHAREHOLDERS	46

PLAN OF DISTRIBUTION	48

DESCRIPTION OF CAPITAL STOCK	50

DESCRIPTION OF OTHER SECURITIES	52

EXPENSES	61

LEGAL MATTERS	62

EXPERTS	63

INDUSTRY AND MARKET DATA	64

WHERE YOU CAN FIND ADDITIONAL INFORMATION	65

INDEX TO AUDITED FINANCIAL STATEMENTS	F-1

Unless otherwise indicated, all dollar references in this prospectus are to U.S. dollars and financial information presented in this prospectus that is derived from financial statements incorporated by reference is prepared in accordance with accounting principles generally accepted in the United States.

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the Commission, using a shelf registration process. Under the shelf registration process, we may sell the common shares, preferred shares, debt securities (and related guarantees), warrants, purchase contracts and units described in this prospectus in one or more offerings up to a total dollar amount of $250.0 million.  In addition, the selling shareholders may sell in one or more offerings pursuant to this registration statement up to 14,305,599 of our common shares and up to 1,132,500 of our warrants that were previously acquired in private transactions.  This prospectus provides you with a general description of the securities we or any selling shareholder may offer. Each time we or a selling shareholder offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the offered securities. The prospectus supplement may also add, update or change the information contained in this prospectus. You should read carefully both this prospectus and any prospectus supplement, together with the additional information described below.

This prospectus does not contain all the information provided in the registration statement we filed with the Commission.  For further information about us or the securities offered hereby, you should refer to that registration statement, which you can obtain from the Commission as described below under “Where You Can Find More Information.”

PROSPECTUS SUMMARY

Unless we otherwise specify, when used in this prospectus, the terms “Star Bulk Carriers Corp.,” “Star Bulk,” “Company,” “we,” “us,” and “our” refer to Star Bulk Carriers Corp. and its subsidiaries. Our functional currency is in the U.S. dollar as all of our revenues are received in U.S. dollars and a majority of our expenditures are made in U.S. dollars. All references in this prospectus to “$” or “dollars” are to U.S. dollars.

Our Company
We are an international company providing worldwide transportation of drybulk commodities through our vessel-owning subsidiaries for a broad range of customers of major and minor bulk cargoes including iron ore, coal, grain, cement and fertilizer. We were incorporated in the Marshall Islands on December 13, 2006 as a wholly-owned subsidiary of Star Maritime Acquisition Corp., or Star Maritime. We merged with Star Maritime on November 30, 2007 and commenced operations on December 3, 2007, which was the date we took delivery of our first vessel.

We maintain our principal executive offices at 7, Fragoklisias Street, 2nd floor, Maroussi 151 25, Athens, Greece. Our telephone number at that address is 011-30-210-617-8400.

Our Fleet
We own and operate a fleet of 12 vessels consisting of four Capesize and eight Supramax drybulk carriers with an average age of 9.7 years and a combined cargo carrying capacity of approximately 1.1 million dwt.

Our fleet carries a variety of drybulk commodities including coal, iron ore, and grains, or major bulks, as well as bauxite, phosphate, fertilizers and steel products, or minor bulks.  We charter all of our vessels under medium- to long-term time charters with terms of approximately one to five years, other than the Star Beta and the Star Sigma, which are currently employed in the spot market.

The following table represents a list of all of the vessels in our fleet as of January 8, 2009:

Vessel Name	Vessel Type	Size (dwt.)	Year Built	Average Daily Hire Rate	Type/ Remaining Term	Vessel Delivery Date
Star Alpha (ex A Duckling)(1)	Capesize	175,075	1992	$47,500	Time charter/0.5 year	January 9, 2008
Star Beta (ex B Duckling)	Capesize	174,691	1993	N/A	Spot	December 28, 2007
Star Gamma (ex C Duckling)	Supramax	53,098	2002	$28,500	Time charter/0.05 year	January 4, 2008
Star Delta (ex F Duckling)	Supramax	52,434	2000	$25,800	Time charter/0.1 year	January 2, 2008
Star Epsilon (ex G Duckling)	Supramax	52,402	2001	$25,550	Time charter/0.06 year	December 3, 2007
Star Zeta (ex I Duckling)	Supramax	52,994	2003	$42,500	Time charter/2.2 years	January 2, 2008
Star Theta (ex J Duckling)	Supramax	52,425	2003	$32,500	Time charter/0.2 year	December 6, 2007
Star Kappa (ex E Duckling)	Supramax	52,055	2001	$47,800	Time charter/1.6 years	December 14, 2007
Star Sigma (ex Sinfonia)	Capesize	184,403	1991	N/A	Spot	April 15, 2008
Star Omicron (ex Nord Wave)	Supramax	53,489	2005	$43,000	Time charter/2.1 years	April 17, 2008
Star Cosmo (ex Victoria)	Supramax	52,247	2005	$39,868	Time charter/2.3 years	July 1, 2008
Star Ypsilon (ex Falcon Cape)	Capesize	150,940	1991	$91,932	Time charter/2.5 years	September 18, 2008
Recently Sold
Star Iota (ex Mommy Duckling)(2)	Panamax	78,585	1983	$18,000		March 7, 2008

(1)	The Star Alpha is currently off-hire and undergoing unscheduled repairs. We expect the total period for which this vessel is off-hire for such repairs to be approximately 25 days.
(2)	On April 24, 2008, we entered into an agreement to sell Star Iota for gross proceeds of $18.4 million. We delivered this vessel to its purchasers on October 6, 2008.

Certain Risks
Our business depends on our ability to manage a number of risks relating to our industry and our operations. These risks include the following:

●
Cyclical nature of charter hire rates.  The cyclical nature of the drybulk shipping industry and the volatility in charter hire rates for our vessels may affect our ability to successfully charter our vessels in the future or renew existing charters at rates sufficient to allow us to meet our obligations or to pay dividends.  Charter rates are affected by, among other factors, the demand for carriage of drybulk cargo and the supply of drybulk vessels in the global fleet, which, according to Drewry, as of November 2008, amounted to 70.6% of the existing drybulk carried fleet based on current newbuilding orders. Charter hire rates have decreased sharply from their historical highs and the value of secondhand vessels has also decreased sharply from their historically high levels. The Baltic Dry Index, or BDI, a daily average of charter rates in 26 shipping routes measured on a time charter and voyage basis and covering Supramax, Panamax, and Capesize drybulk carriers, has fallen over 94% from May 2008 through December 8, 2008

●
Our operations are subject to international laws and regulations.  Our business and the operation of our vessels are materially affected by applicable government regulation in the form of international conventions and national, state and local laws and regulations.  Because such conventions, laws, and regulations are often revised, we cannot predict the ultimate cost of complying with them or with additional regulations that may be applicable to our operations that are adopted in the future.

●
Servicing our current and future debt limits funds available for other purposes, including the payment of dividends.  To finance our future fleet expansion, we expect to incur additional secured debt.  We must dedicate a portion of our cash flow from operations to pay the principal and interest on our debt.  These payments limit funds otherwise available for working capital, capital expenditures and other purposes and may limit funds available for other purposes, including distributing cash to our shareholders, and our inability to service debt could lead to acceleration of our debt payments and foreclosure on our fleet.

Prospective investors in our securities should also carefully consider the factors set forth in the section of this prospectus entitled “Risk Factors” beginning on page 7.

Drybulk Shipping Industry Trends

The maritime shipping industry is fundamental to international trade with ocean-going vessels representing the most efficient and often the only method of transporting large volumes of many essential commodities, finished goods and crude and refined petroleum products between the continents and across the seas.  It is a global industry whose performance is closely tied to the level of economic activity in the world.

The drybulk shipping industry involves the carriage of bulk commodities.  According to Drewry Shipping Consultants, Ltd., or Drewry, charter hire rates have fallen sharply from the highs recorded in 2008.  The Baltic Dry Index, or BDI, a daily average of charter rates in 26 shipping routes measured on a time charter and voyage basis and covering Supramax, Panamax, and Capesize drybulk carriers, declined from a high of 11,793 in May 2008 to 920 on January 14, 2009 after reaching a low of 663 in December 2008, which represents a decline of 92%.  The BDI fell over 70% in October alone.

We currently employ two of our vessels in the spot market.  Their charters will expire over the next month.  Vessels trading in the spot market are exposed to increased risk of declining charter rates and freight rate volatility compared to vessels employed on time charters.  Since mid-August 2008, the spot day rates in the drybulk charter market have declined very significantly, and drybulk vessel values have also declined both as a result of a slowdown in the availability of global credit and the significant deterioration in charter rates.  Charter rates and vessel values have been affected in part by the lack of availability of credit to finance both vessel purchases and purchases of commodities carried by sea, resulting in a decline in cargo shipments, and the excess supply of iron ore in China which resulted in falling iron ore prices and increased stockpiles in Chinese ports.

Capesize rates, which averaged $100,000/day in August 2008, fell to an average of approximately $10,334 per day during the fourth quarter through December 2008.  We believe that the root cause of the fall has been a sharp slowdown in Chinese steel demand and prices leading to reduced demand for iron ore. Iron ore price negotiations between Companhia Vale do Rio Doce and Chinese steel mills in the third and fourth quarter of 2008 resulted in a number of Chinese mills turning to domestic mining companies for iron ore.  Additionally, the unwillingness of banks to issue letters of credit resulted in reduced financing for the purchase of commodities carried by sea which has led to a significant decline in cargo shipments.

Corporate Structure

Star Bulk is a holding company that owns its vessels through separate wholly-owned subsidiaries.  Star Bulk’s wholly-owned subsidiary, Star Bulk Management, performs operational and technical management services for all of our vessels, including chartering, marketing, making capital expenditures, managing personnel, accounting, paying vessel taxes and maintaining insurance.

Star Maritime Acquisition Corp., or Star Maritime, was organized under the laws of the State of Delaware on May 13, 2005 as a blank check company formed to acquire, through a merger, capital stock exchange, asset acquisition or similar business combination, one or more assets or target businesses in the shipping industry.  Following the formation of Star Maritime, our officers and directors were the holders of 9,026,924 shares of common stock representing all of our then issued and outstanding capital stock.  On December 21, 2005, Star Maritime consummated its initial public offering of 18,867,500 units, at a price of $10.00 per unit, each unit consisting of one share of Star Maritime common stock and one warrant to purchase one share of Star Maritime common stock at an exercise price of $8.00 per share.  In addition, Star Maritime completed during December 2005 a private placement of an aggregate of 1,132,500 units, or the Private Placement, each unit consisting of one share of common stock and one warrant, to Messrs. Tsirigakis and Syllantavos, our Chief Executive Officer and Chief Financial Officer, respectively, and Messrs. Pappas and Erhardt, our Chairman of the Board and one of our directors.  The gross proceeds of the Private Placement of $11.3 million were used to pay all fees and expenses of the initial public offering and as a result, the entire gross proceeds of the initial public offering amounting to $188.7 million were deposited in a trust account maintained by American Stock Transfer & Trust Company, or the Trust Account.  Star Maritime’s common stock and warrants started trading on the American Stock Exchange under the symbols, SEA and SEA.WS, respectively on December 21, 2005.

On January 12, 2007, Star Maritime and Star Bulk entered into definitive agreements to acquire a fleet of eight drybulk carriers with a combined cargo-carrying capacity of approximately 692,000 dwt. from certain subsidiaries of TMT Co. Ltd., or TMT, a shipping company headquartered in Taiwan.  These eight drybulk carriers are referred to as the initial fleet, or initial vessels.  The aggregate purchase price specified in the Master Agreement by and among the Company, Star Maritime and TMT, or the Master Agreement for the initial fleet was $224.5 million in cash and 12,537,645 shares of common stock of Star Bulk.  As additional consideration for eight vessels, we agreed to issue 1,606,962 shares of common stock of Star Bulk to TMT in two installments as follows: (i) 803,481 additional shares of Star Bulk’s common stock, no more than 10 business days following Star Bulk’s filing of its Annual Report on Form 20-F for the fiscal year ended December 31, 2007, and (ii) 803,481 additional shares of Star Bulk’s common stock, no more than 10 business days following Star Bulk’s filing of its Annual Report on Form 20-F for the fiscal year ended December 31, 2008.  The shares in respect of the first installment were issued to a nominee of TMT on July 17, 2008.

On November 2, 2007, the U.S. Securities and Exchange Commission, SEC or Commission, declared effective our joint proxy/registration statement filed on Forms F-1/F-4 and on November 27, 2007 we obtained shareholder approval for the acquisition of the initial fleet and for effecting the Redomiciliation Merger as a result of which Star Maritime merged into Star Bulk with Star Maritime merging out of existence and Star Bulk being the surviving entity.  Each share of Star Maritime common stock was exchanged for one share of Star Bulk common stock and each warrant of Star Maritime was assumed by Star Bulk with the same terms and conditions except that each became exercisable for common stock of Star Bulk.  The Redomiciliation Merger became effective after stock markets closed on Friday, November 30, 2007 and the common shares and warrants of Star Maritime ceased trading on the American Stock Exchange under the symbols SEA and SEAU, respectively.  Star Bulk shares and warrants started trading on the Nasdaq Global Market on Monday, December 3, 2007 under the ticker symbols SBLK and SBLKW, respectively.  Immediately following the effective date of the Redomiciliation Merger, TMT and its affiliates owned 30.2% of Star Bulk’s outstanding common stock.

We began our operations on December 3, 2007 with the delivery of our first vessel the Star Epsilon.  Of the initial fleet of eight drybulk vessels Star Bulk agreed to acquire, three of such eight vessels were delivered by the end of December 2007.  Additionally, on December 3, 2007, we entered into an agreement to acquire an additional Supramax vessel, the Star Kappa from TMT, which was not included in the initial fleet and was delivered to us on December 14, 2007.  As noted above, on July 17, 2008, we issued 803,481 additional shares to TMT as the first installment of additional shares in accordance with the Master Agreement.

We maintain our principal executive offices at 7, Fragoklisias Street, 2nd floor, Maroussi 151 25, Athens, Greece.  Our telephone number at that address is 30-210-617-8400.

The Securities We May Offer

We may use this prospectus to offer up to $250.0 million of:

●	common shares,

●	preferred shares,

●	debt securities, including guaranteed debt securities,

●	warrants,

●	purchase contracts, or

●	units.

We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above.

Our debt securities may be guaranteed pursuant to guarantees by our subsidiaries.

In addition, the selling shareholders named in this prospectus or in a prospectus supplement to the registration statement of which this prospectus is a part may sell in one or more offerings pursuant to this registration statement up to 14,305,599 of our common shares and up to 1,132,500 of our warrants that were previously acquired in private transactions.  We will not receive any proceeds from the sale of either of our common shares or our warrants sold by the selling shareholders.

A prospectus supplement will describe the specific types, amounts, prices, and detailed terms of any of these offered securities and may describe certain risks in addition to those set forth below associated with an investment in the securities. Terms used in the prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

RISK FACTORS

An investment in our securities involves a high degree of risk.  You should carefully consider the following risks, the risks and the discussion of risks under the heading “Risk Factors” in our annual report on Form 20-F for the year ended December 31, 2007, and the documents we have incorporated by reference in this prospectus that summarize the risks that may materially affect our business before making an investment in our securities.  Please see “Where You Can Find Additional Information – Information Incorporated by Reference.” In addition, you should also consider carefully the risks set forth under the heading “Risk Factors” in any prospectus supplement before investing in any securities offered by this prospectus. The occurrence of one or more of those risk factors could adversely impact our results of operations or financial condition.

Industry Specific Risk Factors

Charterhire rates for drybulk carriers are volatile and may decrease in the future, which would adversely affect our earnings and ability to pay dividends

The drybulk shipping industry is cyclical with attendant volatility in charterhire rates and profitability.  The degree of charterhire rate volatility among different types of drybulk carriers varies widely.  According to Drewry, charterhire rates for Capesize, Panamax and Supramax drybulk carriers have decreased sharply from their historically high levels. The Baltic Dry Index, or BDI, a daily average of charter rates in 26 shipping routes measured on a time charter and voyage basis and covering Supramax, Panamax, and Capesize drybulk carriers, fell over 92% from May 2008 through January 14, 2009, including a decline of over 70% in October 2008 alone.  The decline in charter rates is due to various factors, including the economic recession in the U.S. and other parts of the world, the lack of trade financing for purchases of commodities carried by sea, which has resulted in a significant decline in cargo shipments, and the excess supply of iron ore in China which has resulted in falling iron ore prices and increased stockpiles in Chinese ports. If the drybulk shipping market remains depressed in the future our earnings and available cash flow may decrease.  Our ability to re-charter our vessels on the expiration or termination of their current time charters and the charter rates payable under any renewal or replacement charters will depend upon, among other things, economic conditions in the drybulk shipping market.  Fluctuations in charter rates and vessel values result from changes in the supply and demand for drybulk cargoes carried internationally at sea, including coal, iron, ore, grains and minerals.

The factors affecting the supply and demand for vessel capacity are outside of our control, and the nature, timing and degree of changes in industry conditions are unpredictable.

The factors that influence demand for vessel capacity include:

●	demand for and production of drybulk products;

●	global and regional economic and political conditions;

●	the distance drybulk cargo is to be moved by sea; and

●	changes in seaborne and other transportation patterns.

The factors that influence the supply of vessel capacity include:

●	the number of new building deliveries;

●	port and canal congestion;

●	the scrapping of older vessels;

●	vessel casualties; and

●	the number of vessels that are out of service.

We anticipate that the future demand for our drybulk carriers will be dependent upon continued economic growth in the world’s economies, including China and India, seasonal and regional changes in demand, changes in the capacity of the global drybulk carrier fleet and the sources and supply of drybulk cargo to be transported by sea.  The capacity of the global drybulk carrier fleet seems likely to increase and economic growth may not continue.  Adverse economic, political, social or other developments could also have a material adverse effect on our business and operating results.

Sharp declines in the spot drybulk charter market may affect our earnings and cash flows from the two vessels we operate in the spot market

We currently employ two of our vessels in the spot market.  Their charters will expire over the next month.  Vessels trading in the spot market are exposed to increased risk of declining charter rates and freight rate volatility compared to vessels employed on time charters.  Since mid-August 2008, the spot day rates in the drybulk charter market have declined very significantly, and drybulk vessel values have also declined both as a result of a slowdown in the availability of global credit and the significant deterioration in charter rates.  Charter rates and vessel values have been affected in part by the lack of availability of credit to finance both vessel purchases and purchases of commodities carried by sea, resulting in a decline in cargo shipments, and the excess supply of iron ore in China which resulted in falling iron ore prices and increased stockpiles in Chinese ports.  There can be no assurance as to how long charter rates and vessel values will remain at their currently low levels or whether they will improve to any significant degree.  Charter rates may remain at depressed levels for some time which will adversely affect our revenue and profitability.

The market values of our vessels have declined and may further decrease, which could limit the amount of funds that we can borrow or trigger certain financial covenants under our current or future credit facilities and/or we may incur a loss if we sell vessels following a decline in their market value

The fair market values of our vessels have generally experienced high volatility and have recently declined significantly.  According to Drewry, the market prices for secondhand Capesize, Panamax and Supramax drybulk carriers have recently decreased sharply from their historically high levels.

The fair market value of our vessels may continue to fluctuate (i.e., increase and decrease) depending on a number of factors including:

●	prevailing level of charter rates;

●	general economic and market conditions affecting the shipping industry;

●	types and sizes of vessels;

●	supply and demand for vessels;

●	other modes of transportation;

●	cost of newbuildings;

●	governmental or other regulations; and

●	technological advances.

In addition, as vessels grow older, they generally decline in value.  If the fair market value of our vessels declines, we may not be in compliance with certain provisions of our term loans and we may not be able to refinance our debt or obtain additional financing.  In addition, if we sell one or more of our vessels at a time when vessel prices have fallen and before we have recorded an impairment adjustment to our consolidated financial statements, the sale may be less than the vessel’s carrying value on our consolidated financial statements, resulting in a loss and a reduction in earnings.  Furthermore, if vessel values fall significantly we may have to record an impairment adjustment in our financial statements which could adversely affect our financial results.

World events could affect our results of operations and financial condition

Terrorist attacks in New York on September 11, 2001, in London on July 7, 2005 and in Mumbai on November 26, 2008 and the continuing response of the United States and others to these attacks, as well as the threat of future terrorist attacks in the United States or elsewhere, continues to cause uncertainty in the world’s financial markets and may affect our business, operating results and financial condition.  The continuing presence of U.S. and other armed forces in Iraq and Afghanistan may lead to additional acts of terrorism and armed conflict around the world, which may contribute to further economic instability in the global financial markets.  These uncertainties could also adversely affect our ability to obtain additional financing on terms acceptable to us or at all.  In the past, political conflicts have also resulted in attacks on vessels, mining of waterways and other efforts to disrupt international shipping, particularly in the Arabian Gulf region.  Acts of terrorism and piracy have also affected vessels trading in regions such as the South China Sea and the Gulf of Aden off the coast of Somalia.  Any of these occurrences could have a material adverse impact on our operating results, revenues and costs.

Terrorist attacks on vessels, such as the October 2002 attack on the M.V. Limburg, a very large crude carrier not related to us, may in the future also negatively affect our operations and financial condition and directly impact our vessels or our customers.  Future terrorist attacks could result in increased volatility and turmoil of the financial markets in the United States and globally.  Any of these occurrences could have a material adverse impact on our revenues and costs.

Acts of piracy on ocean-going vessels have recently increased in frequency, which could adversely affect our business

Acts of piracy have historically affected ocean-going vessels trading in regions of the world such as the South China Sea, the Gulf of Aden and off the Nigerian coast.  Throughout 2008, the frequency of incidents of piracy has increased significantly, particularly in the Gulf of Aden, with drybulk vessels and tankers particularly vulnerable to such attacks.  For example, in November 2008, the M/V Sirius Star, a tanker vessel not affiliated with us, was captured by pirates in the Indian Ocean while carrying crude oil estimated to be worth $100 million.  If these piracy attacks result in regions in which our vessels are deployed being characterized as “war risk” zones by insurers, as the Gulf of Aden temporarily was in May 2008, premiums payable by charterers for such coverage could increase significantly.  We may not be adequately insured to cover losses from these incidents, which could have a material adverse effect on us.  In addition, any act of piracy against our vessels or unavailability of insurance for our vessels, could have a material adverse impact on our business, financial condition, results of operations and ability to pay dividends.

Disruptions in world financial markets and the resulting governmental action in the United States and in other parts of the world could have a material adverse impact on our results of operations, financial condition and cash flows, and could cause the market price of our common stock to further decline

The United States and other parts of the world are exhibiting deteriorating economic trends and have been in a recession.  For example, the credit markets in the United States have experienced significant contraction, deleveraging and reduced liquidity, and the United States federal government and state governments have implemented and are considering a broad variety of governmental action and/or new regulation of the financial markets.  Securities and futures markets and the credit markets are subject to comprehensive statutes, regulations and other requirements.  The Commission, other regulators, self-regulatory organizations and exchanges are authorized to take extraordinary actions in the event of market emergencies, and may effect changes in law or interpretations of existing laws.

Recently, a number of financial institutions have experienced serious financial difficulties and, in some cases, have entered bankruptcy proceedings or are in regulatory enforcement actions.  These difficulties have resulted, in part, from declining markets for assets held by such institutions, particularly the reduction in the value of their mortgage and asset-backed securities portfolios.  These difficulties have been compounded by a general decline in the willingness by banks and other financial institutions to extend credit to originators and banks in the asset-backed securities industry and the resulting difficulty for such originators and banks to obtain credit and liquidity.  In addition, these difficulties may adversely affect the financial institutions that provide our capital commitments and may impair their ability to continue to perform under their financing obligations to us, which could have an impact on our ability to fund current and future obligations, including our ability to make distributions to our shareholders.

We face risks attendant to changes in economic environments, changes in interest rates, and instability in the banking and securities markets around the world, among other factors.  Major market disruptions and the current adverse changes in market conditions and regulatory climate in the United States and worldwide may adversely affect our business or impair our ability to borrow amounts under our credit facilities or any future financial arrangements.  We cannot predict how long the current market conditions will last.  However, these recent and developing economic and governmental factors, together with the concurrent decline in charter rates and vessel values, may have a material adverse effect on our results of operations, financial condition or cash flows, have caused the trading price of our common shares on the Nasdaq Global Market to decline precipitously and could cause the price of our common shares to continue to decline or impair our ability to make distributions to our shareholders.

A further economic slowdown in the Asia Pacific region could exacerbate the effect of recent slowdowns in the economies of the United States and the European Union and may have a material adverse effect on our business, financial condition and results of operations

We anticipate a significant number of the port calls made by our vessels will continue to involve the loading or discharging of dry bulk commodities in ports in the Asia Pacific region.  As a result, negative changes in economic conditions in any Asia Pacific country, particularly in China, may exacerbate the effect of recent slowdowns in the economies of the United States and the European Union and may have a material adverse effect on our business, financial position and results of operations, as well as our future prospects.  In recent years, China has been one of the world’s fastest growing economies in terms of gross domestic product, which has had a significant impact on shipping demand.  Through the end of the third quarter of 2008, China’s gross domestic product was approximately 2.3% lower than it was during the same period in 2007, and it is likely that China and other countries in the Asia Pacific region will continue to experience slowed or even negative economic growth in the near future.  Moreover, the current economic slowdown in the economies of the United States, the European Union and other Asian countries may further adversely affect economic growth in China and elsewhere.  China has recently announced a $586.0 billion stimulus package aimed in part at increasing investment and consumer spending and maintaining export growth in response to the recent slowdown in its economic growth.  Our business, financial condition, results of operations, ability to pay dividends as well as our future prospects, will likely be materially and adversely affected by a further economic downturn in any of these countries.

Changes in the economic and political environment in China and policies adopted by the government to regulate its economy may have a material adverse effect on our business, financial condition and results of operations

The Chinese economy differs from the economies of most countries belonging to the Organization for Economic Cooperation and Development, or OECD, in such respects as structure, government involvement, level of development, growth rate, capital reinvestment, allocation of resources, rate of inflation and balance of payments position.  Prior to 1978, the Chinese economy was a planned economy.  Since 1978, increasing emphasis has been placed on the utilization of market forces in the development of the Chinese economy.  Annual and five year State Plans are adopted by the Chinese government in connection with the development of the economy.  Although state-owned enterprises still account for a substantial portion of the Chinese industrial output, in general, the Chinese government is reducing the level of direct control that it exercises over the economy through State Plans and other measures.  There is an increasing level of freedom and autonomy in areas such as allocation of resources, production, pricing and management and a gradual shift in emphasis to a “market economy” and enterprise reform.  Limited price reforms were undertaken, with the result that prices for certain commodities are principally determined by market forces.  Many of the reforms are unprecedented or experimental and may be subject to revision, change or abolition based upon the outcome of such experiments.  If the Chinese government does not continue to pursue a policy of economic reform the level of imports to and exports from China could be adversely affected by changes to these economic reforms by the Chinese government, as well as by changes in political, economic and social conditions or other relevant policies of the Chinese government, such as changes in laws, regulations or export and import restrictions, all of which could, adversely affect our business, operating results and financial condition.

Charter rates are subject to seasonal fluctuations and market volatility, which may adversely affect our financial condition and ability to pay dividends

We own and operate a fleet of 12 vessels consisting of four Capesize and eight Supramax drybulk carriers with an average age of 9.7 years and a combined cargo carrying capacity of approximately 1.1 million dwt.  We employ all of our vessels on medium-to long-term time charters other than the Star Beta and the Star Sigma, which are currently employed in the spot market. We may in the future employ additional vessels in our fleet in the spot market.  Demand for vessel capacity has historically exhibited seasonal variations and, as a result, fluctuations in charter rates.  This seasonality may result in quarter-to-quarter volatility in our operating results for vessels trading in the spot market.  The drybulk sector is typically stronger in the fall and winter months in anticipation of increased consumption of coal and other raw materials in the northern hemisphere.  As a result, our revenues from our drybulk carriers may be weaker during the fiscal quarters ended June 30 and September 30, and, conversely, our revenues from our drybulk carriers may be stronger in fiscal quarters ended December 31 and March 31.  Seasonality in the sector in which we operate could materially affect our operating results and cash available for dividends in the future.

Rising fuel prices may adversely affect our profits

Fuel is a significant, if not the largest, expense in our shipping operations when vessels are not under period charter.  Changes in the price of fuel may adversely affect our profitability.  The price and supply of fuel is unpredictable and fluctuates based on events outside our control, including geopolitical developments, supply and demand for oil and gas, actions by OPEC and other oil and gas producers, war and unrest in oil producing countries and regions, regional production patterns and environmental concerns.  Further, fuel may become much more expensive in the future, which may reduce the profitability and competitiveness of our business versus other forms of transportation, such as truck or rail.

We are subject to international safety regulations and the failure to comply with these regulations may subject us to increased liability, may adversely affect our insurance coverage and may result in a denial of access to, or detention in, certain ports

Our business and the operation of our vessels are materially affected by government regulation in the form of international conventions, national, state and local laws and regulations in force in the jurisdictions in which the vessels operate, as well as in the country or countries of their registration.  Because such conventions, laws, and regulations are often revised, we cannot predict the ultimate cost of complying with such conventions, laws and regulations or the impact thereof on the resale prices or useful lives of our vessels.  Additional conventions, laws and regulations may be adopted which could limit our ability to do business or increase the cost of our doing business and which may materially adversely affect our operations.  We are required by various governmental and quasi-governmental agencies to obtain certain permits, licenses, certificates, and financial assurances with respect to our operations.

The operation of our vessels is affected by the requirements set forth in the United Nations’ International Maritime Organization’s International Management Code for the Safe Operation of Ships and Pollution Prevention, or ISM Code.  The ISM Code requires shipowners, ship managers and bareboat charterers to develop and maintain an extensive “Safety Management System” that includes the adoption of a safety and environmental protection policy setting forth instructions and procedures for safe operation and describing procedures for dealing with emergencies.  The failure of a shipowner or bareboat charterer to comply with the ISM Code may subject it to increased liability, may invalidate existing insurance or decrease available insurance coverage for the affected vessels and may result in a denial of access to, or detention in, certain ports.  If we are subject to increased liability for noncompliance or if our insurance coverage is adversely impacted as a result of noncompliance, we may have less cash available for distribution to our stockholders as dividends.  If any of our vessels are denied access to, or are detained in, certain ports, this may decrease our revenues.

Increased inspection procedures and tighter import and export controls could increase costs and disrupt our business

International shipping is subject to various security and customs inspection and related procedures in countries of origin and destination.  Inspection procedures may result in the seizure of contents of our vessels, delays in the loading, offloading or delivery and the levying of customs duties, fines or other penalties against us.

It is possible that changes to inspection procedures could impose additional financial and legal obligations on us.  Changes to inspection procedures could also impose additional costs and obligations on our customers and may, in certain cases, render the shipment of certain types of cargo uneconomical or impractical.  Any such changes or developments may have a material adverse effect on our business, financial condition and results of operations.

Maritime claimants could arrest one or more of our vessels, which could interrupt our cash flow

Crew members, suppliers of goods and services to a vessel, shippers of cargo and other parties may be entitled to a maritime lien against a vessel for unsatisfied debts, claims or damages.  In many jurisdictions, a claimant may seek to obtain security for its claim by arresting a vessel through foreclosure proceedings.  The arrest or attachment of one or more of our vessels could interrupt our cash flow and require us to pay large sums of money to have the arrest or attachment lifted.  In addition, in some jurisdictions, such as South Africa, under the “sister ship” theory of liability, a claimant may arrest both the vessel which is subject to the claimant’s maritime lien and any “associated” vessel, which is any vessel owned or controlled by the same owner.  Claimants could attempt to assert “sister ship” liability against one vessel in our fleet for claims relating to another of our vessels.

Governments could requisition our vessels during a period of war or emergency, resulting in a loss of earnings

A government could requisition one or more of our vessels for title or for hire.  Requisition for title occurs when a government takes control of a vessel and becomes her owner, while requisition for hire occurs when a government takes control of a vessel and effectively becomes her charterer at dictated charter rates.  Generally, requisitions occur during periods of war or emergency, although governments may elect to requisition vessels in other circumstances.  Although we would be entitled to compensation in the event of a requisition of one or more of our vessels, the amount and timing of payment would be uncertain.  Government requisition of one or more of our vessels may negatively impact our revenues and reduce the amount of cash we have available for distribution as dividends to our stockholders.

Company Specific Risk Factors

Star Bulk has a limited operating history and may not operate profitably in the future

Star Bulk was formed December 13, 2006 and in January 2007 entered into agreements to acquire eight drybulk carriers.  Star Bulk took delivery of its first vessel in December 2007.  Accordingly, the consolidated financial statements do not provide a meaningful basis for you to evaluate its operations and ability to be profitable in the future.  Star Bulk may not be profitable in the future.

The current low drybulk charter rates and drybulk vessel values and any future declines in these rates and values may affect our ability to comply with various covenants in our loan agreements.

Our loan agreements for our borrowings, which are secured by liens on our vessels, contain various financial covenants.  Among those covenants are requirements that relate to our financial position, operating performance and liquidity. For example, under certain provisions of our loan agreements we are required to maintain a ratio of the fair market value of our vessels to the aggregate amounts outstanding of 125% for the first three years and 135% thereafter.

The market value of drybulk vessels is sensitive, among other things, to changes in the drybulk charter market, with vessel values deteriorating in times when drybulk charter rates are falling and improving when charter rates are anticipated to rise.  The current decline in charter rates in the drybulk market coupled with the prevailing difficulty in obtaining financing for vessel purchases have adversely affected drybulk vessel values.  A continuation of these conditions would lead to a significant decline in the fair market values of our vessels, which may result in our not being in compliance with these loan covenants. In such a situation, unless our lenders were willing to provide waivers of covenant compliance or modifications to our covenants, or would be willing to refinance, we would have to reduce or eliminate our dividend, sell vessels in our fleet and/or seek to raise additional capital in the equity markets.  Furthermore, if the value of our vessels deteriorate significantly, we may have to record an impairment adjustment in our financial statements, which would adversely affect our financial results and further hinder our ability to raise capital.

If we are not in compliance with our covenants and are not able to obtain covenant waivers or modifications, our lenders could require us to post additional collateral, enhance our equity and liquidity, increase our interest payments or pay down our indebtedness to a level where we are in compliance with our loan covenants, sell vessels in our fleet, or they could accelerate our indebtedness, which would impair our ability to continue to conduct our business.  If our indebtedness is accelerated, we might not be able to refinance our debt or obtain additional financing and could lose our vessels if our lenders foreclose their liens.  In addition, if we find it necessary to sell our vessels at a time when vessel prices are low, we will recognize losses and a reduction in our earnings, which could affect our ability to raise additional capital necessary for us to comply with our loan agreements.

We are dependent on medium- to long-term time charters in a volatile shipping industry and a decline in charterhire rates would affect our results of operations and ability to pay dividends

We charter all of our vessels pursuant to medium- to long-term time charters with remaining terms of approximately one to five years other than the Star Beta and the Star Sigma, which are currently employed in the spot market.  The time charter market is highly competitive and spot market charterhire rates (which affect time charter rates) may fluctuate significantly based upon available charters and the supply of, and demand for, seaborne shipping capacity.  Our ability to re-charter our vessels on the expiration or termination of their current time charters and the charter rates payable under any renewal or replacement charters will depend upon, among other things, economic conditions in the drybulk shipping market.  The drybulk carrier charter market is volatile, and in the past, time charter and spot market charter rates for drybulk carriers have declined below operating costs of vessels.  If future charterhire rates are depressed, we may not be able to operate our vessels profitably or to pay you dividends.

We depend upon a few significant customers for a large part of our revenues and the loss of one or more of these customers could adversely affect our financial performance.

We derive a significant part of our charterhire (net of commissions) from a small number of customers, with 68% of our revenues for the nine-month period ended September 30, 2008 generated from six charterers.  Our fleet is employed under fixed rate period charters to ten customers.  If one or more of these customers is unable to perform under one or more charters with us and we are not able to find a replacement charter, or if a customer exercises certain rights to terminate the charter, we could suffer a loss of revenues that could materially adversely affect our business, financial condition, results of operations and cash available for distribution as dividends to our shareholders.

We could lose a customer or the benefits of a time charter if, among other things:

●	the customer fails to make charter payments because of its financial inability, disagreements with us or otherwise;

●
the customer terminates the charter because we fail to deliver the vessel within a fixed period of time, the vessel is lost or damaged beyond repair, there are serious deficiencies in the vessel or prolonged periods of off-hire, default under the charter; or

●	the customer terminates the charter because the vessel has been subject to seizure for more than a specified number of days.

If we lose a key customer, we may be unable to obtain charters on comparable terms or may become subject to the volatile spot market, which is highly competitive and subject to significant price fluctuations.  The time charters on which we deploy all of our vessels provide for charter rates that are significantly above current market rates, particularly spot market rates that most directly reflect the current depressed levels of the drybulk charter market.  If it were necessary to secure substitute employment, in the spot market or on time charters, for any of these vessels due to the loss of a customer in these market conditions, such employment would be at a significantly lower charter rate than currently generated by such vessel, or we may be unable to secure a charter at all, in either case, resulting in a significant reduction in revenues.  The loss of any of our customers, time charters or vessels, or a decline in payments under our charters, could have a material adverse effect on our business, results of operations and financial condition and our ability to pay dividends.

We are subject to certain risks with respect to our counterparties on contracts, and failure of such counterparties to meet their obligations could cause us to suffer losses or otherwise adversely affect our business.

We enter into, among other things, charter parties with our customers and credit facilities with banks.  Such agreements subject us to counterparty risks. The ability of each of our counterparties to perform its obligations under a contract with us will depend on a number of factors that are beyond our control and may include, among other things, general economic conditions, the condition of the maritime and offshore industries, the overall financial condition of the counterparty, charter rates received for specific types of vessels, and various expenses.  Consistent with drybulk shipping industry practice, we have not independently analyzed the creditworthiness of the charterers. In addition, in depressed market conditions, our charterers may no longer need a vessel that is currently under charter or may be able to obtain a comparable vessel at lower rates.  As a result, charterers may seek to renegotiate the terms of their existing charter parties or avoid their obligations under those contracts.  Should a counterparty fail to honor its obligations under agreements with us, we could sustain significant losses which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Investment in derivative instruments such as freight forward agreements could result in losses.

From time to time, we may take positions in derivative instruments including freight forward agreements, or FFAs. FFAs and other derivative instruments may be used to hedge a vessel owner’s exposure to the charter market for a specified route and period of time. Upon settlement, if the contracted charter rate is less than the average of the rates, as reported by an identified index, for the specified route and time period, the seller of the FFA is required to pay the buyer an amount equal to the difference between the contracted rate and the settlement rate, multiplied by the number of days in the specified period. Conversely, if the contracted rate is greater than the settlement rate, the buyer is required to pay the seller the settlement sum. If we take positions in FFAs or other derivative instruments we could suffer losses in the settling or termination of the FFA. This could adversely affect our results of operation and cash flow.

Our earnings may be adversely affected if we are not able to take advantage of favorable charter rates

We charter our drybulk carriers to customers pursuant to medium- to long-term time charters, which generally last from one to five years other than the Star Beta and the Star Sigma, which are currently employed in the spot market.  We may in the future extend the charter periods for the vessels in our fleet.  Our vessels that are committed to longer-term charters may not be available for employment on short-term charters during periods of increasing short-term charterhire rates when these charters may be more profitable than long-term charters.

If we fail to manage our planned growth properly, we may not be able to successfully expand our fleet which would adversely affect our overall financial position

We intend to continue to expand our fleet.  Our growth will depend on:

●	locating and acquiring suitable vessels;

●	identifying and consummating acquisitions or joint ventures;

●	obtaining required financing;

●	integrating any acquired vessels successfully with our existing operations;

●	enhancing our customer base; and

●	managing our expansion.

Growing any business by acquisition presents numerous risks such as undisclosed liabilities and obligations, difficulty experienced in obtaining additional qualified personnel and managing relationships with customers and suppliers and integrating newly acquired operations into existing infrastructures.  We may not be successful in executing our growth plans and may incur significant expenses and losses.

Our loan agreements may contain restrictive covenants that may limit our liquidity and corporate activities

Our current term loan agreements with Commerzbank AG and Piraeus Bank A.E., and any future loan agreements may impose operating and financial restrictions on us.  These restrictions may limit our ability to:

●	incur additional indebtedness;

●	create liens on our assets;

●	sell capital stock of our subsidiaries;

●	make investments;

●	engage in mergers or acquisitions;

●	pay dividends;

●	make capital expenditures;

●	change the management of our vessels or terminate or materially amend the management agreement relating to each vessel; and

●	sell our vessels.

Therefore, we may need to seek permission from our lenders in order to engage in some important corporate actions.  The lenders’ interests may be different from ours, and we cannot guarantee that we will be able to obtain the lenders’ permission when needed.  This may prevent us from taking actions that are in our best interest.

Servicing debt will limit funds available for other purposes, including capital expenditures and payment of dividends

As of January 8, 2009, we had $120.0 million outstanding under our term loan agreement with Commerzbank AG in connection with the purchase of the vessels in our initial fleet and $175.0 million outstanding under our term loan agreements with Piraeus Bank A.E. in connection with the purchase of four additional vessels in our current fleet: the Star Omicron, the Star Sigma, the Star Cosmo and the Star Ypislon.  On April 14, 2008, we entered into a loan agreement, which was subsequently amended on April 17, 2008 and September 18, 2008, for up to $150.0 million with Piraeus Bank A.E. in order to partially finance the acquisition cost of vessels the Star Omicron, the Star Sigma and the Star Ypsilon and also to provide us with additional liquidity.  The loan is secured by a first priority mortgage on the Star Omicron, the Star Beta, and the Star Sigma.  The loan bears interest at LIBOR plus a margin and is repayable in twenty-four quarterly installments through September 2014.  As of January 8, 2009, we had outstanding borrowings in the amount of $143.0 million under this loan.  On July 1, 2008, the Company entered into a loan agreement of up to $35.0 million with Piraeus Bank A.E. to partially finance the acquisition of the Star Cosmo.  The loan bears interest at LIBOR plus a margin and is repayable in twenty-four quarterly installments through July 2014.  As of January 8, 2009, we had outstanding borrowings in the amount of $32.0 million under this loan facility.

We may be required to dedicate a portion of our cash flow from operations to pay the principal and interest on our debt.  These payments limit funds otherwise available for working capital expenditures and other purposes, including payment of dividends.  If we are unable to service our debt, it may have a material adverse effect on our financial condition and results of operations.

In the highly competitive international drybulk shipping industry, we may not be able to compete for charters with new entrants or established companies with greater resources which may adversely affect our results of operations

We employ our vessels in a highly competitive market that is capital intensive and highly fragmented.  Competition arises primarily from other vessel owners, some of whom have substantially greater resources than us.  Competition for the transportation of drybulk cargoes can be intense and depends on price, location, size, age, condition and the acceptability of the vessel and its managers to the charterers.  Due in part to the highly fragmented market, competitors with greater resources could operate larger fleets through consolidations or acquisitions and may be able to offer more favorable terms.

We may be unable to attract and retain key management personnel and other employees in the shipping industry, which may negatively affect the effectiveness of our management and our results of operations

Our success depends to a significant extent upon the abilities and efforts of our management team.  As of January 8, 2009, we had 22 employees.  Twenty of our employees, through Star Bulk Management, are engaged in the day to day management of the vessels in our fleet.  Our success depends upon our ability to retain key members of our management team and the ability of Star Bulk Management to recruit and hire suitable employees.  The loss of any members of our senior management team could adversely affect our business prospects and financial condition.  Difficulty in hiring and retaining personnel could adversely affect our results of operations.  We do not maintain “key-man” life insurance on any of our officers or employees of Star Bulk Management.

As we expand our fleet, we will need to expand our operations and financial systems and hire new shoreside staff and seafarers to staff our vessels; if we cannot expand these systems or recruit suitable employees, our performance may be adversely affected

Our operating and financial systems may not be adequate as we expand our fleet, and our attempts to implement those systems may be ineffective.  In addition, we rely on our wholly-owned subsidiary, Star Bulk Management, to recruit shoreside administrative and management personnel.  Shoreside personnel are recruited by Star Bulk Management through referrals from other shipping companies and traditional methods of securing personnel, such as placing classified advertisements in shipping industry periodicals.  Star Bulk Management has sub-contracted crew management, which includes the recruitment of seafarers, to Bernhardt, a major international third-party technical management company, and Union.  Star Bulk Management and its crewing agent may not be able to continue to hire suitable employees as Star Bulk expands its fleet.  If we are unable to operate our financial and operations systems effectively, recruit suitable employees or if Star Bulk Management’s unaffiliated crewing agent encounters business or financial difficulties, our performance may be materially adversely affected.

Risks involved with operating ocean going vessels could affect our business and reputation, which would adversely affect our revenues

The operation of an ocean-going vessel carries inherent risks.  These risks include the possibility of:

●	crew strikes and/or boycotts;

●	marine disaster;

●	piracy;

●	environmental accidents;

●	cargo and property losses or damage; and

●	business interruptions caused by mechanical failure, human error, war, terrorism, piracy, political action in various countries or adverse weather conditions.

Any of these circumstances or events could increase our costs or lower our revenues.

Our vessels may suffer damage and may face unexpected drydocking costs, which could adversely affect our cash flow and financial condition

If our vessels suffer damage, they may need to be repaired at a drydocking facility.  The costs of drydock repairs are unpredictable and can be substantial.  We may have to pay drydocking costs that our insurance does not cover.  The loss of earnings while these vessels are being repaired and reconditioned, as well as the actual cost of these repairs, would decrease our earnings.

Purchasing and operating secondhand vessels may result in increased operating costs and vessel off-hire, which could adversely affect our earnings

Our inspection of secondhand vessels prior to purchase does not provide us with the same knowledge about their condition and cost of any required or anticipated repairs that we would have had if these vessels had been built for and operated exclusively by us.  We will not receive the benefit of warranties on secondhand vessels.

Typically, the costs to maintain a vessel in good operating condition increase with the age of the vessel.  Older vessels are typically less fuel efficient and more costly to maintain than more recently constructed vessels.  Cargo insurance rates increase with the age of a vessel, making older vessels less desirable to charterers.

Governmental regulations, safety or other equipment standards related to the age of vessels may require expenditures for alterations, or the addition of new equipment, to our vessels and may restrict the type of activities in which the vessels may engage.  As our vessels age, market conditions may not justify those expenditures or enable us to operate our vessels profitably during the remainder of their useful lives.

We inspected the thirteen vessels that we acquired from both related and unrelated third parties, considered the age and condition of the vessels in budgeting for their operating, insurance and maintenance costs, and if we acquire additional secondhand vessels in the future, we may encounter higher operating and maintenance costs due to the age and condition of those additional vessels.

We may not have adequate insurance to compensate us for the loss of a vessel, which may have a material adverse effect on our financial condition and results of operation

We have procured hull and machinery insurance, protection and indemnity insurance, which includes environmental damage and pollution insurance coverage and war risk insurance for our fleet.  We do not maintain, for our vessels, insurance against loss of hire, which covers business interruptions that result from the loss of use of a vessel.  We may not be adequately insured against all risks.  We may not be able to obtain adequate insurance coverage for our fleet in the future.  The insurers may not pay particular claims.  Our insurance policies may contain deductibles for which we will be responsible and limitations and exclusions which may increase our costs or lower our revenue.  Moreover, insurers may default on claims they are required to pay.  If our insurance is not enough to cover claims that may arise, the deficiency may have a material adverse effect on our financial condition and results of operations.

We may not be able to pay dividends

We intend to pay a regular quarterly dividend either in cash or stock however, we may incur other expenses or liabilities that would reduce or eliminate the cash available for distribution as dividends.  Our loan agreements, including future credit facilities we may enter into, may also prohibit or restrict the declaration and payment of dividends under some circumstances.

In addition, the declaration and payment of dividends will be subject at all times to the discretion of our board of directors.  The timing and amount of dividends will depend on our earnings, financial condition, cash requirements and availability, fleet renewal and expansion, restrictions in our loan agreements, the provisions of Marshall Islands law affecting the payment of dividends and other factors.  Marshall Islands law generally prohibits the payment of dividends other than from surplus or while a company is insolvent or would be rendered insolvent upon the payment of such dividends, or if there is no surplus, dividends may be declared or paid out of net profits for the fiscal year in which the dividend is declared and for the preceding fiscal year.

We are a holding company, and depend on the ability of our subsidiaries to distribute funds to us in order to satisfy our financial obligations or to make dividend payments

We are a holding company and our wholly-owned subsidiaries, conduct all of our operations and own all of our operating assets.  We will have no significant assets other than the equity interests in our wholly-owned subsidiaries.  As a result, our ability to make dividend payments depends on our subsidiaries and their ability to distribute funds to us.  If we are unable to obtain funds from our subsidiaries, our board of directors may exercise its discretion not to pay dividends.  We and our subsidiaries will be permitted to pay dividends under our credit facilities only for so long as we are in compliance with all applicable financial covenants, terms and conditions.

We depend on officers who may engage in other business activities in the international shipping industry which may create conflicts of interest

Prokopios Tsirigakis, our Chief Executive Officer and a member of our board of directors, and George Syllantavos, our Chief Financial Officer, Secretary and member of our board of directors participate in business activities not associated with the Company.  As a result, Mr. Tsirigakis and Mr. Syllantavos may devote less time to the Company than if they were not engaged in other business activities and may owe fiduciary duties to the shareholders of both the Company as well as shareholders of other companies which they may be affiliated, which may create conflicts of interest in matters involving or affecting the Company and its customers.  It is not certain that any of these conflicts of interest will be resolved in our favor.

In accordance with Star Bulk’s Code of Ethics, all ongoing and future transactions between Star Bulk and any of its officers and directors or their respective affiliates, including loans by Star Bulk’s officers and directors, if any, will be on terms believed by Star Bulk to be no less favorable than are available from unaffiliated third parties, and such transactions or loans, including any forgiveness of loans, will require prior approval, in each instance by a majority of Star Bulk’s uninterested “independent” directors or the members of Star Bulk’s board who do not have an interest in the transaction, in either case who had access, at Star Bulk’s expense, to its attorneys or independent legal counsel.

We are incorporated in the Republic of the Marshall Islands, which does not have a well-developed body of corporate law, which may negatively affect the ability of public shareholders to protect their interests

We are incorporated under the laws of the Republic of the Marshall Islands, and our corporate affairs are governed by our Articles of Incorporation and bylaws and by the Marshall Islands Business Corporations Act, or BCA.  The provisions of the BCA resemble provisions of the corporation laws of a number of states in the United States.  However, there have been few judicial cases in the Republic of the Marshall Islands interpreting the BCA.  The rights and fiduciary responsibilities of directors under the law of the Republic of the Marshall Islands are not as clearly established as the rights and fiduciary responsibilities of directors under statutes or judicial precedent in existence in certain United States jurisdictions.  Shareholder rights may differ as well.  While the BCA does specifically incorporate the non-statutory law, or judicial case law, of the State of Delaware and other states with substantially similar legislative provisions, public shareholders may have more difficulty in protecting their interests in the face of actions by the management, directors or controlling shareholders than would shareholders of a corporation incorporated in a United States jurisdiction.

All of our assets are located outside of the United States.  Our business is operated primarily from our offices in Athens, Greece.  In addition, our directors and officers are non-residents of the United States, and all or a substantial portion of the assets of these non-residents are located outside the United States.  As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States if you believe that your rights have been infringed under securities laws or otherwise.  Even if you are successful in bringing an action of this kind, the laws of the Marshall Islands and of other jurisdictions may prevent or restrict you from enforcing a judgment against our assets or the assets of our directors and officers.  Although you may bring an original action against us, our officers and directors in the courts of the Marshall Islands based on U.S. laws, and the courts of the Marshall Islands may impose civil liability, including monetary damages, against us, our officers or directors for a cause of action arising under Marshall Islands law, it may be impracticable for you to do so given the geographic location of the Marshall Islands.

There is a risk that we could be treated as a U.S. domestic corporation for U.S. federal income tax purposes after the merger of Star Maritime with and into Star Bulk, with Star Bulk as the surviving corporation, or Redomiciliation Merger, which would adversely affect our earnings

Section 7874(b) of the U.S. Internal Revenue Code of 1986, or the Code, provides that, unless certain requirements are satisfied, a corporation organized outside the United States which acquires substantially all of the assets (through a plan or a series of related transactions) of a corporation organized in the United States will be treated as a U.S. domestic corporation for U.S. federal income tax purposes if shareholders of the U.S. corporation whose assets are being acquired own at least 80% of the non-U.S. acquiring corporation after the acquisition.  If Section 7874(b) of the Code were to apply to Star Maritime and the Redomiciliation Merger, then, among other consequences, the Company, as the surviving entity of the Redomiciliation Merger, would be subject to U.S. federal income tax as a U.S. domestic corporation on its worldwide income after the Redomiciliation Merger.  Upon completion of the Redomiciliation Merger and the concurrent issuance of stock to TMT under the acquisition agreements, the stockholders of Star Maritime owned less than 80% of the Company.  Therefore, the Company believes that it should not be subject to Section 7874(b) of the Code after the Redomiciliation Merger.  Star Maritime obtained an opinion of its counsel, Seward & Kissel LLP, that Section 7874(b) should not apply to the Redomiciliation Merger.  However, there is no authority directly addressing the application of Section 7874(b) to a transaction such as the Redomiciliation Merger where shares in a foreign corporation such as the Company are issued concurrently with (or shortly after) a merger.  In particular, since there is no authority directly applying the “series of related transactions” or “plan” provisions to the post-acquisition stock ownership requirements of Section 7874(b), the United States Internal Revenue Service, or IRS, may not agree with Seward & Kissel’s opinion on this matter.  Moreover, Star Maritime has not sought a ruling from the IRS on this point.  Therefore, IRS may seek to assert that we are subject to U.S. federal income tax for taxable on our worldwide income for taxable years after the Redomiciliation Merger although Seward & Kissel is of the opinion that such an assertion should not be successful.

We may have to pay tax on United States source income, which would reduce our earnings

Under the Code, 50% of the gross shipping income of a vessel owning or chartering corporation, such as the Company and its subsidiaries, that is attributable to transportation that begins or ends, but that does not both begin and end, in the United States is characterized as U.S. source shipping income and such income is subject to a 4% U.S. federal income tax without allowance for deduction, unless that corporation qualifies for exemption from tax under Section 883 of the Code and the Treasury regulations promulgated thereunder.

We expect that we will qualify for this statutory tax exemption and we intend to take this position for U.S. federal income tax return reporting purposes for our 2007 and 2008 taxable year.  However, there are factual circumstances beyond our control that could cause us to lose the benefit of this tax exemption and thereby become subject to U.S. federal income tax on our U.S. source income.

If we are not entitled to this exemption under Section 883 for any taxable year, we would be subject for those years to a 4% U.S. federal income tax on its U.S.-source shipping income.  The imposition of this taxation could have a negative effect on our business and would result in decreased earnings.

The preferential tax rates applicable to qualified dividend income are temporary, and the enactment of proposed legislation could affect whether dividends paid by us constitute qualified dividend income eligible for the preferential rate

Certain of our distributions may be treated as qualified dividend income eligible for preferential rates of U.S. federal income tax to U.S. shareholders.  In the absence of legislation extending the term for these preferential tax rates, all dividends received by such U.S. taxpayers in tax years beginning on January 1, 2011 or later will be taxed at graduated tax rates applicable to ordinary income.

In addition, legislation has been proposed in the U.S. Congress that would, if enacted, deny the preferential rate of U.S. federal income tax currently imposed on qualified dividend income with respect to dividends received from a non-U.S. corporation if the non-U.S. corporation is created or organized under the laws of a jurisdiction that does not have a comprehensive income tax system.  Because the Marshall Islands imposes only limited taxes on entities organized under its laws, it is likely that if this legislation were enacted, the preferential tax rates of federal income tax may no longer be applicable to distributions received from us.  As of the date hereof, it is not possible to predict with certainty whether this proposed legislation will be enacted.

U.S. tax authorities could treat us as a “passive foreign investment company,” which could have adverse U.S. federal income tax consequences to U.S. holders

We will be treated as a “passive foreign investment company,” or PFIC, for U.S. federal income tax purposes if either (1) at least 75% of its gross income for any taxable year consists of certain types of “passive income” or (2) at least 50% of the average value of its assets produce or are held for the production of those types of “passive income.”  For purposes of these tests, “passive income” includes dividends, interest, and gains from the sale or exchange of investment property and rents and royalties other than rents and royalties which are received from unrelated parties in connection with the active conduct of a trade or business.  For purposes of these tests, income derived from the performance of services does not constitute “passive income.” U.S. shareholders of a PFIC may be subject to a disadvantageous U.S. federal income tax regime with respect to the income derived by the PFIC, the distributions they receive from the PFIC and the gain, if any, they derive from the sale or other disposition of their shares in the PFIC.

Based on our method of operation, we take the position for United States federal income tax purposes we are not a PFIC with respect to any taxable year.  In this regard, we intend to treat the gross income we will derive or will be deemed to derive from our time chartering activities as services income, rather than rental income.  Accordingly, we take the position that our income from our time chartering activities does not constitute “passive income,” and the assets that we will own and operate in connection with the production of that income do not constitute passive assets.

There is, however, no direct legal authority under the PFIC rules addressing our method of operation.  In addition, we have not received an opinion of counsel with respect to this issue.  Accordingly, the U.S. Internal Revenue Service, or the IRS, or a court of law may not accept our position, and there is a risk that the IRS or a court of law could determine that we are a PFIC.  Moreover, may constitute a PFIC for any future taxable year if there were to be changes in the nature and extent of its operations.  For example, if we were treated as earning rental income from our chartering activities rather than services income, we would be treated as a PFIC.

If the IRS were to find that we are or have been a PFIC for any taxable year, its U.S. shareholders will face adverse U.S. tax consequences.  Under the PFIC rules, unless those shareholders make an election available under the Code (which election could itself have adverse consequences for such shareholders), such shareholders would be liable to pay U.S. federal income tax at the then highest income tax rates on ordinary income plus interest upon excess distributions and upon any gain from the disposition of our common shares, as if the excess distribution or gain had been recognized ratably over the shareholder’s holding period of our common shares.

Our internal controls over financial reporting do not currently meet all of the standards contemplated by Section 404 of the Sarbanes-Oxley Act of 2002, Section 404.  Since we failed to achieve and maintain effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act, we may be unable to accurately report our consolidated financial results or prevent fraud and could be required to restate our historical financial statements, any of which could have a material adverse effect on our business and the price of our common stock

Our management, with the participation of our Chief Executive Officer and Chief Financial Officer have conducted an evaluation of the effectiveness of the Company’s disclosure controls and procedures (as defined in Rule 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) as of December 31, 2007.  Based on this evaluation, the Company’s Chief Executive Officer and Chief Financial Officer concluded that, as of December 31, 2007, the Company’s disclosure controls and procedures were not effective because of the material weaknesses in internal control over financial reporting described below.  Management has assessed the effectiveness of the Company’s internal control over financial reporting at December 31, 2007, based on the framework established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.  Based on the aforementioned assessment, the management concluded that internal control over financial reporting was not effective due to material weaknesses identified in the Company’s internal control over financial reporting.

Star Bulk took delivery of its first vessel in December 2007 and as a result, management began the process to replace the internal controls over financial reporting which previously existed while the Company was a blank check company with those of a company that owns and operates vessels.  Although progress was made,  the Company did not have sufficient time to complete designing and implementing a comprehensive system of internal controls over financial reporting that would prevent or timely detect material adjustments and identify financial statement disclosure requirements.  Consequently, adjustments and disclosures that were material in the aggregate to the consolidated financial statements and necessary to present the consolidated financial statements for the year ended December 31, 2007 in accordance with U.S. GAAP were made by the Company after being identified by the Company’s independent registered public accounting firm.  Specifically, we did not have in place adequate internal controls over our financial close and reporting processes and we lacked sufficient accounting personnel with the necessary level of US GAAP expertise which resulted in the Company not being able to:

●
Properly evaluate and account for non-routine or complex transactions, including the determination of the purchase price of the vessels fair value of time charter agreements acquired, the application of SFAS 123(R), the classification of expenses related to the target acquisition process, and the completeness of the accrual of general and administrative expenses; and

●	Properly identify all financial statement disclosure requirements in accordance with U.S. GAAP including disclosure surrounding related party transactions.

We have determined that these adjustments were not prevented or detected due to material weaknesses in our controls due to the absence of sufficient time for management to (1) design and implement a comprehensive system of internal controls and (2) hire sufficient accounting personnel with the requisite US GAAP expertise that are required to support our operation as a shipping company.  However, management has made the necessary adjustments to present the annual consolidated financial statements for the year ended December 31, 2007 in accordance with U.S. GAAP.

We will continue to evaluate the effectiveness of our disclosure controls and procedures and internal control over financial reporting on an ongoing basis, including consideration of the material weaknesses identified above, or other deficiencies we may identify.  The Company has already and will further implement actions as necessary in its continuing assessment of disclosure controls and internal controls over financial reporting.

        We may be unable to successfully complete the procedures and attestation requirements of Section 404 or our auditors may identify significant deficiencies, as well as material weaknesses, in internal control over financial reporting in future reporting periods.  If we are not able to implement the requirements of Section 404 in a timely manner or with adequate compliance, our independent registered public accounting firm may not be able to certify as to the adequacy of our internal controls over financial reporting.  Matters impacting our internal controls may cause us to be unable to report our financial information on a timely basis and thereby subject us to adverse regulatory consequences, including sanctions by the Commission or violations of Nasdaq Global Market listing rules.  There could also be a negative reaction in the financial markets due to a loss of investor confidence in us and the reliability of our consolidated financial statements.  Confidence in the reliability of our financial statements could also suffer if our independent registered public accounting firm were to report material weaknesses in our internal controls over financial reporting.  This could materially adversely affect us and lead to a decline in the price of our common stock.  We believe that the out-of-pocket costs, the diversion of management’s attention from running our day-to-day operations and operational changes caused by the need to comply with the requirements of Section 404 will be significant.  If the time and costs associated with such compliance exceed our current expectations, our profitability could be affected.

If the recent volatility in LIBOR continues, it could affect our profitability, earnings and cash flow

        LIBOR has recently been volatile, with the spread between LIBOR and the prime lending rate widening significantly at times.  These conditions are the result of the recent disruptions in the international credit markets.  Because the interest rates borne by our outstanding indebtedness fluctuate with changes in LIBOR, if this volatility were to continue, it would affect the amount of interest payable on our debt, which in turn, could have an adverse effect on our profitability, earnings and cash flow.

Risks Relating to Our Common Stock

There may be no continuing public market for you to resell our common stock

Our common shares commenced trading on the Nasdaq Global Market in December 2007.  We cannot assure you that an active and liquid public market for our common shares will continue.  The price of our common stock may be volatile and may fluctuate due to factors such as:

●	actual or anticipated fluctuations in our quarterly and annual results and those of other public companies in our industry;

●	mergers and strategic alliances in the drybulk shipping industry;

●	market conditions in the drybulk shipping industry and the general state of the securities markets;

●	changes in government regulation;

●	shortfalls in our operating results from levels forecast by securities analysts; and

●	announcements concerning us or our competitors.

You may not be able to sell your shares of our common stock in the future at the price that you paid for them or at all.  In addition, if the price of our common stock falls below $1.00, we may be involuntarily delisted from the Nasdaq Global Market.

Certain stockholders hold registration rights, which may have an adverse effect on the market price of our common stock

Initial Stockholders of Star Maritime who purchased common stock and units in private transactions prior to Star Maritime’s initial public offering have certain registration rights which may require us to register the resale of their shares and warrants at any time following the release of the shares and warrants from escrow which occurred on December 15, 2008.  Pursuant to those registration rights, we have included in the registration statement of which this prospectus is a part 10,159,424 shares of common stock, which includes 1,132,500 common shares which may be issued upon the exercise of the warrants and 1,132,500 warrants, all of which will be eligible for trading in the public market.  The registration of these common shares and warrants in addition to the registration of the additional securities included on the registration statement of which this prospectus is a part, may have an adverse effect on the market price of our common stock and warrants.

Future sales of our common stock or warrants could cause the market price of our common stock or warrants to decline

Sales of a substantial number of shares of our common stock or warrants in the public market, or the perception that these sales could occur, may depress the market price for our common stock.  These sales could also impair our ability to raise additional capital through the sale of our equity securities in the future.

We may issue additional shares of our common stock, warrants or other equity securities or securities convertible into our equity securities in the future and our stockholders may elect to sell large numbers of shares held by them from time to time.  Our amended and restated articles of incorporation authorize us to issue 100,000,000 common shares with par value $0.01 per share of which 42,516,433 shares and warrants to purchase 19,048,136 common shares were outstanding as of December 31, 2007 and 58,412,402 shares and warrants to purchase 5,916,150 common shares were outstanding as of January 8, 2009.

Anti-takeover provisions in our organizational documents could make it difficult for our stockholders to replace or remove our current board of directors or have the effect of discouraging, delaying or preventing a merger or acquisition, which could adversely affect the market price of our common stock

Several provisions of our amended and restated articles of incorporation and bylaws could make it difficult for our stockholders to change the composition of our board of directors in any one year, preventing them from changing the composition of management.  In addition, the same provisions may discourage, delay or prevent a merger or acquisition that stockholders may consider favorable.

These provisions include:

●	authorizing our board of directors to issue “blank check” preferred stock without stockholder approval;

●	providing for a classified board of directors with staggered, three year terms;

●	prohibiting cumulative voting in the election of directors; and

●	authorizing the board to call a special meeting at any time.

The market price of our common shares and warrants has fluctuated widely and may fluctuate widely in the future

The market price of our common shares and warrants has fluctuated widely since our common shares and warrants began trading in the Nasdaq Global Market in December 2007, and may continue to do so as a result of many factors such as actual or anticipated fluctuations in our quarterly and annual results and those of other public companies in our industry, mergers and strategic alliances in the shipping industry, market conditions in the shipping industry, changes in government regulation, shortfalls in our operating results from levels forecast by securities analysts, announcements concerning us or our competitors and the general state of the securities market.

The market price of our common shares has recently dropped below $5.00 per share, and the last reported sale price on The Nasdaq Global Market on January 20, 2009 was $2.55 per share.  If the market price of our common shares remains below $5.00 per share, under stock exchange rules, our shareholders will not be able to use such shares as collateral for borrowing in margin accounts.  This inability to continue to use our common shares as collateral may lead to sales of such shares creating downward pressure on and increased volatility in the market price of our common shares.

The shipping industry has been highly unpredictable and volatile. The market for common shares in this industry may be equally volatile.  Therefore, we cannot assure you that you will be able to sell any of our common shares you may have purchased at a price greater than or equal to its original purchase price.

Future sales of our common shares could cause the market price of our common shares to decline

The market price of our common shares could decline due to sales of a large number of our shares in the market or the perception that such sales could occur. This could depress the market price of our common shares and make it more difficult for us to sell equity securities in the future at a time and price that we deem appropriate, or at all.

RECENT DEVELOPMENTS

On July 1, 2008, we entered into a term loan agreement with Piraeus Bank A.E. in the amount of $35.0 million to partially finance the acquisition of the Star Cosmo.  Upon signing the term loan facility agreement we committed to pay a non refundable arrangement fee of 0.4% of the facility amount.

As of July 17, 2008, 803,481 shares of common stock of Star Bulk were issued to TMT pursuant to the Master Agreement.

In August 2008, TMT Co. Ltd., an indirect shareholder of Star Bulk through its nominee (F5 Capital), alleged that it had suffered unspecified damages arising from an alleged breach by Star Bulk of a purported obligation under the Master Agreement to maintain a registration statement in effect so as to permit TMT to sell its 12,537,645 Star Bulk shares freely on the open market.  Among other things, TMT had demanded that Star Bulk repurchase approximately 3.8 million shares from TMT at a share price of $14.04 per share, which was the closing price of Star Bulk’s common shares on the Nasdaq Global Market on June 2, 2008, which demand was withdrawn by TMT in connection with discussions between Star Bulk and TMT.  Star Bulk denies that it has any such obligation under the Master Agreement and is currently discussing the matter with TMT.  On November 3, 2008, the Commission declared effective a registration statement on Form F-3 relating to the resale of shares held by F5 Capital, the nominee of TMT Co. Ltd. (“TMT”). As of the date hereof, no claim has been filed by TMT or any affiliate thereof against Star Bulk.

On September 18, 2008, we entered into an agreement to amend our Piraeus Bank loan agreement dated April 14, 2008.  We drew down $69.0 million to partially finance the acquisition of the Star Ypsilon.  This loan bears interest at Libor plus a margin, is repayable in twenty-four quarterly installments through September 2014 and is secured by a first priority mortgage on the Star Omicron, the Star Beta and the Star Sigma.

On October 6, 2008, we delivered to its purchasers the Star Iota, which we had entered into an agreement to sell for gross proceeds of $18.4 million on April 24, 2008.

On October 20, 2008, Mr. Nobu Su resigned from our board of directors.

On October 30, 2008, we entered into a time charter with Companhia Vale do Rio Doce (Vale) for the Star Beta for a minimum of two months and maximum of four months at the gross daily rate of $15,500 for the first fifty days and $25,000 for the balance of the time charter plus a repositioning fee of $525,000.  Currently, we have entered into time charters that provide for 100% of our operating days in 2008, 74% of our operating days in 2009 and 64% of our operating days in 2010.  Upon the conclusion of this time charter in January 2009, the Star Beta was employed in the spot market.

Since mid November the Star Sigma has been employed in the spot market.

On November 17, 2008, we declared a cash and stock dividend on our common stock totaling $0.36 per common share for the quarter ended September 30, 2008.  This dividend was paid on December 5, 2008 to stockholders of record on November 28, 2008.  The dividend payment consisted of a cash portion in the amount of $0.18 per share with the remaining half of the dividend paid in the form of newly issued common shares.  The stock portion of this dividend was 0.078179 for every share held as of the record date. The amount of newly issued shares was based on the volume weighted average price of Star Bulk’s shares on the Nasdaq Global Market during the five trading days before the ex-dividend date or November 25, 2008.  In addition, as of January 20, 2009 management and the directors reinvested the cash portion of their dividend for the quarter ended September 30, 2008 into 818,877 newly issued shares in a private placement at the same weighted average price as the stock portion of such dividend, effectively electing to receive the full amount of the dividend in the form of newly issued shares, which shares have been included in the registration statement of which this prospectus is a part.

During December 2008, we entered into two FFAs totaling 360 Capesize days in 2009 at an average daily rate of $19,175, to reduce our exposure to Capesize freight market fluctuations.  FFAs and other derivative instruments may be used to hedge a vessel owner’s exposure to the charter market for a specified route and period of time. Upon settlement, if the contracted charter rate is less than the average of the rates, as reported by an identified index, for the specified route and time period, the seller of the FFA is required to pay the buyer an amount equal to the difference between the contracted rate and the settlement rate, multiplied by the number of days in the specified period. Conversely, if the contracted rate is greater than the settlement rate, the buyer is required to pay the seller the settlement sum.

Arbitrator's proceedings have commenced pursuant to disputes that have arisen with the charterers of the Star Alpha.  The disputes relate to vessel performance characteristics and hire. Arbitrators have been appointed by two parties but no claim submissions have yet been served by either party to the arbitration proceeding.  We expect that the arbitration proceeding may be joined by additional parties that sub-charter the vessel.  The vessel is currently off-hire and undergoing unscheduled repairs at the shipyard.  The Company expects that the off-hire period in respect of such repairs will total approximately 25 days.

Equity Incentive Plan

On December 5, 2008, pursuant to the terms of our Equity Incentive Plan we authorized the issuance of an aggregate of 130,000 unvested restricted common shares to all of our employees and an aggregate of 940,000 unvested restricted common shares to the members of our board of directors.  All of these shares will vest on January 31, 2009.

Share and Warrant Repurchase Program

As of January 8, 2009, we have repurchased under the share and warrant repurchase program announced on January 24, 2008, a total of 1,247,000 of our common shares at an aggregate purchase price of approximately $8.0 million (average of $6.40 per common share) and a total of 1,362,500 of our warrants at an aggregate purchase price of approximately $5.5 million (average of $4.02 per warrant).  During the three months ended September 30, 2008, we repurchased a total of 700,000 of our common shares at an aggregate purchase price of approximately $5.7 million (average of $8.07 per share).  During the fourth quarter ended December 31, 2008, we repurchased a total of 495,000 of our common shares at an aggregate purchase price of approximately $1.7 million (average of $3.51 per share).

As of January 8, 2009, we paid an aggregate of $13,449,469 for the repurchased securities leaving $36,550,531 of repurchasing capacity in our $50,000,000 share and warrant buyback program.

Warrant Conversions

As of January 8, 2009, 12,721,350 warrants had been converted into shares of common stock resulting in proceeds to us of $101,770,800.

As of November 30, 2007, the date of the Redomiciliation Merger, we had 41,564,569 shares of common stock and 20,000,000 warrants outstanding.  As of January 8, 2009, we had 58,412,402 shares of common stock and 5,916,150 warrants outstanding

Other Developments

According to an amended Schedule 13D filed by F5 Capital with the Commission on July 29, 2008, on June 20, 2008, TMT and certain of its affiliates entered into a private agreement (the “Agreement”) with Oceanbulk Shipping and Trading, or OBST, a company founded by our non-executive Chairman and director, Mr. Petros Pappas, to transfer shares of Star Bulk common stock to certain parties nominated by OBST in settlement of certain commercial obligations of TMT (which obligations were and are unrelated to Star Bulk and its business), and pursuant to the Agreement, on July 10, 2008, F5 Capital, TMT’s nominee, transferred an aggregate of 9,537,645 shares of Star Bulk common stock to Glassy Sea Navigation Limited (2,384,411 shares), Legion Finance Inc. (2,384,412 shares), Marquis Shipholding Ltd (2,384,411 shares) and Venere Shipholding S.A (2,384,411 shares). Mr. Nobu Su, the sole director and shareholder of F5 Capital, is a former member of the board of directors of Star Bulk. Star Bulk was not a party to this transaction.

We commenced an arbitration proceeding as complainant against Oldendorff Gmbh & Co. KG of Germany (“Oldendorff”), seeking damages resulting from Oldendorff’s repudiation of a charter relating to the Star Beta. The Star Beta had been time chartered by a subsidiary of the Company to Industrial Carriers Inc. of Ukraine (“ICI”). Under that time charter, ICI was obligated to pay a gross daily charter hire rate of $106,500 until February 2010. In January 2008, ICI sub-chartered the vessel to Oldendorff for one year at a gross daily charter hire rate of $130,000 until February 2009. In October 2008, ICI assigned its rights and obligations under the sub-charter to one of our subsidiaries in exchange for ICI being released from the remaining term of the ICI charter. According to press reports, ICI subsequently filed for protection from its creditors in a Greek insolvency proceeding. Oldendorff notified the Company that it considers the assignment of the sub-charter to be an effective repudiation of the sub-charter by ICI.  In January 2009, we made a written submission to our appointed arbitrator asserting claims against Oldendorff and alleged damages in the amount of approximately $14,709,000.  We believe that the assignment was valid and that Oldendorff has erroneously repudiated the sub-charter.

Transactions with Related Parties

Interchart Shipping Inc. or Interchart, a company affiliated to Oceanbulk acts as a chartering broker of the Star Zeta, the Star Omicron and the Star Cosmo.  As of December 31, 2007 and September 30, 2008, Star Bulk had an outstanding liability of $0 and $52,000 respectively, to Interchart.  During the nine months ended September 30, 2007 and 2008, the brokerage commission of 1.25% on charter revenue paid to Interchart amounted $0 and $220,000, respectively.

On June 3, 2008, the Company entered into an agreement with a company affiliated with Oceanbulk Maritime, S.A., or the Oceanbulk Affiliate, a company founded by Star Bulk’s Chairman, Mr. Petros Pappas, to acquire the Star Ypsilon, a Capesize drybulk carrier for the aggregate purchase price of $87.2 million, which was the same price that the Oceanbulk Affiliate had paid when it acquired the vessel from an unrelated third party. We entered into a time charter agreement for approximately three years with Vinyl Navigation, a company affiliated with Oceanbulk, to employ the Star Ypsilon at an average daily hire rate of $91,932 following its delivery to us on September 18, 2008. Vinyl Navigation has a back-to-back charter agreement with TMT, a company controlled by a former director of the Company, Mr. Nobu Su, on the same terms as our charter agreement with Vinyl Navigation. No commissions were charged to Star Bulk either on the sale or the chartering of the Star Ypsilon.

Recent Developments in Environmental and Other Regulations

International Maritime Organization

Air Emissions

The United Nation’s International Maritime Organization, or IMO, has negotiated international conventions that impose liability for oil pollution in international waters and a signatory’s territorial waters. In September 1997, the IMO adopted Annex VI to the International Convention for the Prevention of Pollution from Ships, or MARPOL, to address air pollution from ships. Annex VI was ratified in May 2004, and became effective in May 2005. Annex VI sets limits on sulfur oxide and nitrogen oxide emissions from ship exhausts and prohibits deliberate emissions of ozone depleting substances, such as chlorofluorocarbons. Annex VI also includes a global cap on the sulfur content of fuel oil and allows for special areas to be established with more stringent controls on sulfur emissions. We believe that all our vessels are currently compliant in all material respects with these regulations. Additional or new conventions, laws and regulations may be adopted that could adversely affect our ability to manage our vessels. For example, at its 58th session in October 2008, the MEPC voted unanimously to adopt amendments to Annex VI to the MARPOL, regarding particulate matter, nitrogen oxide and sulfur oxide emissions. The revised Annex VI reduces air pollution from vessels by, among other things (i) implementing a progressive reduction of sulfur oxide emissions from ships, with the global sulfur cap reduced initially to 3.50% (from the current cap of 4.50%), effective from January 1, 2012, then progressively to 0.50%, effective from January 1, 2020, subject to a feasibility review to be completed no later than 2018; and (ii) establishing new tiers of stringent nitrogen oxide emissions standards for new marine engines, depending on their date of installation.  These amendments to Annex VI are expected to enter into force on July 1, 2010, which is six months after the deemed acceptance date of January 1, 2010. Once these amendments become effective, we may incur costs to comply with these revised standards.

Oil Pollution Liability

Although the U.S. is not a party to these conventions, many countries have ratified and follow the liability plan adopted by the IMO and set out in the International Convention on Civil Liability for Oil Pollution Damage of 1969, as amended in 2000, or the CLC. Under this convention and depending on whether the country in which the damage results is a party to the 1992 Protocol to the CLC, a vessel’s registered owner is strictly liable for pollution damage caused in the territorial waters of a contracting state by discharge of persistent oil, subject to certain complete defenses.  Under an amendment to the Protocol that became effective on November 1, 2003, for vessels of 5,000 to 140,000 gross tons (a unit of measurement for the total enclosed spaces within a vessel), liability will be limited to approximately $7.1 million plus $987 for each additional gross ton over 5,000. For vessels of over 140,000 gross tons, liability will be limited to approximately $140 million. As the convention calculates liability in terms of a basket of currencies, these figures are based on currency exchange rates on September 1, 2008. The right to limit liability is forfeited under the CLC where the spill is caused by the owner’s actual fault and under the 1992 Protocol where the spill is caused by the owner’s intentional or reckless conduct. Vessels trading to states that are parties to these conventions must provide evidence of insurance covering the liability of the owner. In jurisdictions where the International Convention on Civil Liability for Oil Pollution Damage has not been adopted, various legislative schemes or common law govern, and liability is imposed either on the basis of fault or in a manner similar to that convention. We believe that our P&I insurance will cover the liability under the plan adopted by the IMO.

In 2001, the IMO adopted the International Convention on Civil Liability for Bunker Oil Pollution Damage, or the Bunker Convention, which imposes strict liability on ship owners for pollution damage in jurisdictional waters of ratifying states caused by discharges of bunker fuel.  The Bunker Convention requires registered owners of ships over 1,000 gross tons to maintain insurance for pollution damage in an amount equal to the limits of liability under the applicable national or international limitation regime (but not exceeding the amount calculated in accordance with the Convention on Limitation of Liability for Maritime Claims of 1976, as amended).  The Bunker Convention has been ratified by a sufficient number of nations for entry into force, and it will become effective on November 21, 2008.  Until the Bunker Convention comes into force, liability for spills or releases of oil carried as fuel in ship’s bunkers typically is determined by the national or other domestic laws in the jurisdiction where the events or damages occur.

In 2005, the European Union adopted a directive on ship-source pollution, imposing criminal sanctions for intentional, reckless or negligent pollution discharges by ships.  The directive could result in criminal liability for pollution from vessels in waters of European countries that adopt implementing legislation.  Criminal liability for pollution may result in substantial penalties or fines and increased civil liability claims.

U.S. Oil Pollution Act of 1990 and Comprehensive Environmental Response, Compensation, and Liability Act

In 1990, the U.S. Congress enacted the Oil Pollution Act, or OPA, to establish an extensive regulatory and liability regime for environmental protection and cleanup of oil spills. OPA affects all owners and operators whose vessels trade with the U.S. or its territories or possessions, or whose vessels operate in the waters of the U.S., which include the U.S. territorial sea and the 200 nautical mile exclusive economic zone around the U.S. The Comprehensive Environmental Response, Compensation and Liability Act, or CERCLA, was adopted in 1980 and it imposes liability for cleanup and natural resource damage from the release of hazardous substances (other than oil) whether on land or at sea. Both OPA and CERCLA impact our operations.

Under OPA, vessel owners, operators and bareboat charterers are “responsible parties” and are jointly, severally and strictly liable (unless the spill results solely from the act or omission of a third party, an act of God or an act of war) for all containment and clean-up costs and other damages arising from discharges or threatened discharges of oil from their vessels. OPA defines these other damages broadly to include:

●	natural resources damage and the costs of assessment thereof;

●	real and personal property damage;

●	net loss of taxes, royalties, rents, fees and other lost revenues;

●	lost profits or impairment of earning capacity due to property or natural resources damage; and

●	net cost of public services necessitated by a spill response, such as protection from fire, safety or health hazards, and loss of subsistence use of natural resources.

Amendments to OPA that came into effect on July 11, 2006 increased the liability limits for responsible parties for any vessel other than a tank vessel to $950 per gross ton or $800,000, whichever is greater. These limits of liability do not apply if an incident was directly caused by violation of applicable U.S. federal safety, construction or operating regulations or by a responsible party’s gross negligence or willful misconduct, or if the responsible party fails or refuses to report the incident or to cooperate and assist in connection with oil removal activities.

In addition, the Comprehensive Environmental Response, Compensation, and Liability Act, or CERCLA, applies to the discharge of hazardous substances (other than oil) whether on land or at sea, contains a liability regime similar to OPA and provides for cleanup, removal and natural resource damages. Liability per vessel under CERCLA is limited to the greater of $300 per gross ton or $5 million, unless the incident is caused by gross negligence, willful misconduct, or a violation of certain regulations, in which case liability is unlimited.

OPA requires owners and operators of vessels to establish and maintain with the U.S. Coast Guard evidence of financial responsibility sufficient to meet their potential liabilities under the OPA. Effective October 17, 2008, the U.S. Coast Guard regulations requiring evidence of financial responsibility were amended to conform the OPA financial responsibility requirements to the July 2006 increases in liability limits.  Current U.S. Coast Guard regulations require evidence of financial responsibility in the amount of $900 per gross ton for non-tank vessels, which includes the OPA limitation on liability of $600 per gross ton and the CERCLA liability limit of $300 per gross ton. We expect the U.S. Coast Guard to increase the amounts of financial responsibility to reflect the July 2006 increases in liability. Under the regulations, vessel owners and operators may evidence their financial responsibility by showing proof of insurance, surety bond, self-insurance or guaranty. Under OPA, an owner or operator of a fleet of vessels is required only to demonstrate evidence of financial responsibility in an amount sufficient to cover the vessels in the fleet having the greatest maximum liability under OPA.  We have complied with the U.S. Coast Guard regulations by providing a certificate of responsibility from third party entities that are acceptable to the U.S. Coast Guard evidencing sufficient self-insurance.

We currently maintain pollution liability coverage insurance in the amount of $1 billion per incident for each of our vessels. If the damages from a catastrophic spill were to exceed our insurance coverage it could have an adverse effect on our business and results of operation.

The U.S. Coast Guard’s regulations concerning certificates of financial responsibility provide, in accordance with OPA, that claimants may bring suit directly against an insurer or guarantor that furnishes certificates of financial responsibility. In the event that such insurer or guarantor is sued directly, it is prohibited from asserting any contractual defense that it may have had against the responsible party and is limited to asserting those defenses available to the responsible party and the defense that the incident was caused by the willful misconduct of the responsible party. Certain organizations, which had typically provided certificates of financial responsibility under pre-OPA laws, including the major protection and indemnity organizations, have declined to furnish evidence of insurance for vessel owners and operators if they are subject to direct actions or are required to waive insurance policy defenses.

OPA specifically permits individual states to impose their own liability regimes with regard to oil pollution incidents occurring within their boundaries, and some states have enacted legislation providing for unlimited liability for oil spills. In some cases, states, which have enacted such legislation, have not yet issued implementing regulations defining vessels owners’ responsibilities under these laws. We intend to comply with all applicable state regulations in the ports where our vessels call.

The U.S. Clean Water Act

The U.S. Clean Water Act, or CWA, prohibits the discharge of oil or hazardous substances in navigable waters and imposes strict liability in the form of penalties for any unauthorized discharges. The CWA also imposes substantial liability for the costs of removal, remediation and damages and complements the remedies available under OPA and CERCLA.

The United States Environmental Protection Agency, or EPA, has exempted the discharge of ballast water and other substances incidental to the normal operation of vessels in U.S. ports from Clean Water Act permitting requirements. However, on March 31, 2005, a U.S. District Court ruled that the EPA exceeded its authority in creating an exemption for ballast water. On September 18, 2006, the court issued an order invalidating the exemption in the EPA’s regulations for all discharges incidental to the normal operation of a vessel as of September 30, 2008, and directing the EPA to develop a system for regulating all discharges from vessels by that date. Under the court’s ruling, owners and operators of vessels visiting U.S. ports would be required to comply with the Clean Water Act permitting program to be developed by the EPA or face penalties. The District Court’s decision was affirmed by the Ninth Circuit Court of Appeals on July 23, 2008. In June 2008, the EPA proposed rules governing the regulation of ballast water discharges and other discharges incidental to the normal operation of vessels. Under the proposed rules, commercial vessels would be required to obtain a Clean Water Act permit regulating such discharges. The EPA has drafted a proposed vessel general permit, which would incorporate the current U.S. Coast Guard requirements for ballast water management (described below) as well as supplemental ballast water requirements, and would provide technology-based and water-quality-based limits for other types of discharges, such as deck runoff, bilge water and gray water. Administrative provisions, such as monitoring, recordkeeping and reporting requirements, would also be included. On August 31, 2008, the District Court ordered that the date for implementation of the proposed vessel general permit for discharges incidental to normal operation be postponed until December 19, 2008. Until the EPA promulgates final rules, we can not predict the effect of the pending rulemaking on our operations. However, as a result of these court decisions, our vessels ultimately will be subject to Clean Water Act permit requirements that could include ballast water treatment obligations that could increase the cost of operating in the United States. For example, this could require the installation of equipment on our vessels to treat ballast water before it is discharged or the implementation of other port facility disposal arrangements or procedures at potentially substantial cost, and/or otherwise restrict our vessels from entering U.S. waters. Various states have also enacted legislation restricting ballast water discharges and the introduction of non-indigenous species considered to be invasive. These and any similar restrictions enacted in the future could increase the costs of operating in the relevant waters.

National Invasive Species Act

The U.S. National Invasive Species Act, or NISA, was enacted in 1996 in response to growing reports of harmful organisms being released into U.S. ports through ballast water taken on by vessels in foreign ports. The U.S. Coast Guard adopted regulations under NISA in July 2004 that impose mandatory ballast water management practices for all vessels equipped with ballast water tanks entering U.S. waters. These requirements can be met by performing mid-ocean ballast exchange, by retaining ballast water on board the vessel, or by using environmentally sound alternative ballast water management methods approved by the U.S. Coast Guard. Mid-ocean ballast exchange is the primary method for compliance with the U.S. Coast Guard regulations, since holding ballast water can prevent vessels from performing cargo operations upon arrival in the U.S., and alternative methods are still under development. Vessels that are unable to conduct mid-ocean ballast exchange due to voyage or safety concerns may discharge minimum amounts of ballast water, provided that they comply with recordkeeping requirements and document the reasons they could not follow the required ballast water management requirements. The U.S. Coast Guard is developing a proposal to establish ballast water discharge standards, which could set maximum acceptable discharge limits for various invasive species, and/or lead to requirements for active treatment of ballast water. The U.S. House of Representatives has recently passed a bill that amends NISA by prohibiting the discharge of ballast water unless it has been treated with specified methods or acceptable alternatives. Similar bills have been introduced in the U.S. Senate, but we cannot predict which bill, if any, will be enacted into law. In the absence of federal standards, states have enacted legislation or regulations to address invasive species through ballast water and hull cleaning management and permitting requirements. For instance, the state of California has recently enacted legislation extending its ballast water management program to regulate the management of “hull fouling” organisms attached to vessels and adopted regulations limiting the number of organisms in ballast water discharges.  A U.S. District Court dismissed challenges to the state of Michigan’s ballast water management legislation mandating the use of various techniques for ballast water treatment, and, on November 21, 2008, this decision was affirmed by the Sixth Circuit Court of Appeals. Other states may proceed with the enactment of similar requirements that could increase the costs of operating in state waters.

Other Environmental Initiatives

The European Union is considering legislation that will affect the operation of vessels and the liability of owners for oil pollution. It is difficult to predict what legislation, if any, may be promulgated by the European Union or any other country or authority.

In addition to the requirements of MARPOL Annex VI (described above), the U.S. Clean Air Act of 1970, as amended by the Clean Air Act Amendments of 1977 and 1990, or the CAA, required the EPA to promulgate standards applicable to emissions of volatile organic compounds and other air contaminants. Our vessels are subject to vapor control and recovery requirements for certain cargoes when loading, unloading, ballasting, cleaning and conducting other operations in regulated port areas. Our vessels that operate in such port areas with restricted cargoes are equipped with vapor recovery systems that satisfy these requirements. The CAA also requires states to draft State Implementation Plans, or SIPs, designed to attain national health-based air quality standards in primarily major metropolitan and/or industrial areas. Several SIPs regulate emissions resulting from vessel loading and unloading operations by requiring the installation of vapor control equipment. As indicated above, our vessels operating in covered port areas are already equipped with vapor recovery systems that satisfy these existing requirements. The EPA and some states, however, have each proposed more stringent regulations of air emissions from ocean-going vessels. For example, on July 24, 2008, the California Air Resources Board of the State of California, or CARB, approved clean-fuel regulations applicable to all vessels sailing within 24 miles of the California coastline whose itineraries call for them to enter any California ports, terminal facilities, or internal or estuarine waters. The new CARB regulations require such vessels to use low sulfur marine fuels rather than bunker fuel. By July 1, 2009, such vessels are required to switch either to marine gas oil with a sulfur content of no more than 1.5% or marine diesel oil with a sulfur content of no more than 0.5%. By 2012, only marine gas oil and marine diesel oil fuels with 0.1% sulfur will be allowed. In the event our vessels were to travel to such destinations, these new regulations may increase our costs.

Additionally, EPA has proposed new emissions standards for new Category 3 marine diesel engines.  These are engines with per-cylinder displacement at or above 30 liters and are typically found on large oceangoing vessels such as drybulk vessels.  EPA proposes to require the application of advanced emission control technologies as well as controls on the sulfur content of fuels.

Resource Conservation and Recovery Act

Our operations occasionally generate and require the transportation, treatment and disposal of both hazardous and non-hazardous solid wastes that are subject to the requirements of the U.S. Resource Conservation and Recovery Act or comparable state, local or foreign requirements. In addition, from time to time we arrange for the disposal of hazardous waste or hazardous substances at offsite disposal facilities. If such materials are improperly disposed of by third parties, we may still be held liable for clean up costs under applicable laws.

Greenhouse Gas Regulation

In February 2005, the Kyoto Protocol to the United Nations Framework Convention on Climate Change, which we refer to as the Kyoto Protocol, entered into force. Pursuant to the Kyoto Protocol, adopting countries are required to implement national programs to reduce emissions of certain gases, generally referred to as greenhouse gases, which are suspected of contributing to global warming. Currently, the emissions of greenhouse gases from international shipping are not subject to the Kyoto Protocol. However, the European Union has indicated that it intends to propose an expansion of the existing European Union emissions trading scheme to include emissions of greenhouse gases from vessels. In the U.S., the California Attorney General and a coalition of environmental groups in October 2007 petitioned the EPA to regulate greenhouse gas emissions from ocean-going vessels under the Clean Air Act. Any passage of climate control legislation or other regulatory initiatives by the IMO, European Union or individual countries where we operate that restrict emissions of greenhouse gases could entail financial impacts on our operations that we cannot predict with certainty at this time.

Vessel Security Regulations

Since the terrorist attacks of September 11, 2001, there have been a variety of initiatives intended to enhance vessel security. On November 25, 2002, the Maritime Transportation Security Act of 2002, or the MTSA, came into effect. To implement certain portions of the MTSA, in July 2003, the U.S. Coast Guard issued regulations requiring the implementation of certain security requirements aboard vessels operating in waters subject to the jurisdiction of the U.S. Similarly, in December 2002, amendments to the International Convention for the Safety of Life at Sea, or SOLAS, created a new chapter of the convention dealing specifically with maritime security. The new chapter came into effect in July 2004 and imposes various detailed security obligations on vessels and port authorities, most of which are contained in the newly created International Ship and Port Facilities Security Code or ISPS Code. Among the various requirements are:

●	on-board installation of automatic information systems, or AIS, to enhance vessel-to-vessel and vessel-to-shore communications;

●	on-board installation of ship security alert systems;

●	the development of vessel security plans; and

●	compliance with flag state security certification requirements.

The U.S. Coast Guard regulations, intended to align with international maritime security standards, exempt non-U.S. vessels from MTSA vessel security measures provided such vessels have on board a valid International Ship Security Certificate, or ISSC, that attests to the vessel’s compliance with SOLAS security requirements and the ISPS Code as ratified by the ship’s flag state. We have implemented the various security measures addressed by the MTSA, SOLAS and the ISPS Code.

Other Environmental Initiatives

The European Union is considering legislation that will affect the operation of vessels and the liability of owners for oil pollution. It is difficult to predict what legislation, if any, may be promulgated by the European Union or any other country or authority.

We refer you to the section of our Annual Report on Form 20-F for the year ended December 31, 2007 entitled “Environmental and Other Regulations” for a discussion of the government regulations and laws which significantly affect the ownership and operation of our fleet.

THE INTERNATIONAL DRY BULK SHIPPING INDUSTRY

The information and data in this section relating to the international dry bulk shipping industry has been provided by Drewry Shipping Consultants (Drewry), and is taken from Drewry databases and other sources available in the public domain.  Drewry has advised us that it accurately describes the international dry bulk shipping industry, subject to the availability and reliability of the data supporting the statistical and graphical information presented.  In particular, the data contained in this section is compiled on a periodic basis and may not reflect the most recent events and current trends in the drybulk shipping market.  Drewry’s methodologies for collecting information and data, and therefore the information discussed in this section, may differ from those of other sources, and does not reflect all or even necessarily a comprehensive set of the actual transactions occurring in the dry bulk shipping industry.  The source of all tables and charts is Drewry unless otherwise indicated.

Introduction

The marine industry is a vital link in international trade, with oceangoing vessels representing the most efficient, and often the only means of transporting large volumes of basic commodities and finished products.  Seaborne cargo is categorized as dry cargo or liquid cargo.  Dry cargo includes dry bulk cargo, container cargo and non container cargo.  Container cargo is shipped in 20 or 40 foot containers and includes a wide variety of finished products.  Non-container cargo includes other dry cargo that cannot be shipped in a container due to size, weight or handling requirements, such as large manufacturing equipment or large industrial vehicles.  Liquid cargo, includes crude oil, refined oil products, liquefied gases, chemicals and associated products, all of which are shipped in tankers.

In 2007, approximately 5.1 billion tons of dry cargo was transported by sea, of which dry bulk cargo accounted for 2.96 billion tons.  The following table presents the breakdown of the global trade by type of cargo in 2000 and 2007.

World Seaborne Trade 2000 and 2007

	Millions of Tons		CAGR(1)	% Total Seaborne Trade
	2000	2007(p)	2000-2007	2000	2007
Drybulk Cargo
Major Bulks	1,249	1,809	5.4%	19.1%	20.2%
Coal	539	769	5.0%	8.2%	8.6%
Iron Ore	489	812	7.5%	7.5%	9.1%
Grain	221	228	0.4%	3.4%	2.6%
Minor Bulks	901	1,155	3.6%	13.8%	12.9%
Total Drybulk	2,150	2,964	4.6%
Container Cargo	620	1,272	10.8%	9.5%	14.2%
Non Container/General Cargo	720	820	1.9%	11.0%	9.2%
Total Dry Cargo	3,490	5,056	5.4%	53.4%	56.6%

Liquid Cargo	3,051	3,881	3.5%	46.6%	43.4%

TOTAL ALL CARGO	6,541	8,937	4.5%	100.0%	100.0%

(p)  Provisional.

(1)  Compound annual growth rate.

Source: Drewry

Dry bulk cargo can be further defined as either major bulk cargo or minor bulk cargo, all of which is shipped in bulk carriers.  Major bulk cargo includes, among other things, iron ore, coal and grain.  Minor bulk cargo includes agricultural products, mineral cargo (including metal concentrates), cement, forest products and metal products.  Dry bulk cargo is normally shipped in large quantities and can be easily stowed in a single hold with little risk of cargo damage.

Dry Bulk Shipping

Drybulk Carrier Demand

The demand for drybulk carriers is determined by the volume and geographical distribution of seaborne dry bulk trade, which in turn is influenced by trends in the global economy.  During the 1980s and 1990s seaborne dry bulk trade increased by slightly more than 2% per annum.  However, between 2000 and 2007, seaborne dry bulk trade increased at a CAGR of 4.7%. Although no final data is available for dry bulk seaborne in 2008 it is clear that the slow down in the world economy has had an adverse impact on trade and growth rates for 2008 will be below those recorded in the period 2002-2007.

The following chart illustrates the changes in seaborne trade between the major and minor bulks in the period 2000 to 2007.

Dry Bulk Trade Development

(Millions of Tons)

P=provisional
Source: Drewry

Historically, certain economies have acted as the “primary driver” of dry bulk trade.  In the 1990s Japan was the driving force, when buoyant Japanese industrial production stimulated demand for imported bulk commodities.  More recently China has been the main driver behind the recent increase in seaborne dry bulk trade as high levels of economic growth have generated increased demand for imported raw materials.  However, Chinese demand for imported dry bulk commodities weakened in 2008 in line with the downturn in the global and Chinese economies. The following table illustrates China’s gross domestic product growth rate compared to that of the United States and the world during the periods indicated.

Real GDP Growth

(% change previous period)

GNP	2000	2001	2002	2003	2004	2005	2006	2007	2008(p)
Global Economy	4.8	2.4	3.0	4.1	5.3	4.4	5.1	5.0	3.85
USA	3.8	0.3	1.6	2.7	3.9	3.1	2.9	2.0	1.4
Europe	3.4	1.7	1.1	1.1	2.1	1.8	3.0	2.7	1.2
Japan	2.8	0.4	-0.3	1.8	2.7	1.9	2.4	2.1	0.4
China	8.0	7.5	8.3	10.0	10.1	10.4	11.6	11.9	9.5
India	5.1	4.4	4.7	7.4	7.0	9.1	9.8	9.3	7.6

P = provisional

Source: Drewry

In particular Chinese imports or iron ore alone increased from 70.0 million tons in 2000 to 384.0 million tons in 2007, which has generated much additional employment for the larger vessels in the drybulk carrier fleet.  In addition to coal and iron ore, Chinese imports of steel products also increased sharply between 2002 and 2007, thereby creating additional demand for drybulk carriers.  Nevertheless, provisional data for 2008 suggests that the growth in Chinese imports of dry bulk commodities has slowed down considerably.

Chinese Iron Ore Imports

(Millions of Tons)

Year	Imports	% of Change
2000	70.0	26.6
2001	92.5	32.1
2002	111.3	20.3
2003	148.2	33.2
2004	208.1	40.4
2005	275.2	32.2
2006	326.0	18.5
2007	383.7	17.6

Source: Drewry

The extent to which increases in dry bulk trade have affected demand for drybulk carriers is shown in estimates of ton-mile demand.  Ton-mile demand is calculated by multiplying the volume of cargo moved on each route by the distance of the voyage.

The following table and chart below detail the changes in trade and ton-mile demand for the primary dry bulk commodities.

Drybulk Carrier Seaborne Trade: 2000-2007

(Millions of Tons)

									CAGR
	2000	2001	2002	2003	2004	2005	2006	2007	2000/2007%
Coal	539	587	590	619	650	675	709	761	5.0%
Iron Ore	489	503	544	580	644	715	759	812	7.5%
Grain	221	213	210	211	208	212	221	228	0.4%
Minor Bulks	901	890	900	957	1,025	1,049	1,103	1,155	3.6%
Total	2,151	2,193	2,244	2,367	2,526	2,651	2,793	2,956	4.6%
Annual Change %	8.3	2.0	2.3	5.5	6.7	4.9	5.3	5.9

(1)  Compound annual growth rate.

Source: Drewry

Ton Mile Demand: 2000-2007

(Billion Ton-Miles)

									CAGR
	2000	2001	2002	2003	2004	2005	2006	2007	2000/2007%
Coal	2,831	3,082	3,098	3,250	3,412	3,544	3,547	3,845	4.5%
Iron Ore	2,690	2,766	2,990	3,192	3,525	3,899	4,097	4,383	7.2%
Grain	1,161	1,118	1,103	1,108	1,089	1,112	1,161	1,196	0.4%
Minor Bulks	4,457	4,404	4,452	4,724	5,059	5,172	5,431	5,697	3.6%
Total	11,139	11,370	11,643	12,274	13,085	13,727	14,236	15,121	4.5%

Source: Drewry

Between 2000 and 2007, ton-mile demand in the dry bulk sector increased by a CAGR of 4.5%.  This is however above the long term growth rate in ton mile demand in the dry bulk sector and reflects the rise in long haul movements, especially for commodities such as iron ore.

Drybulk carriers are one of the most versatile elements of the global shipping fleet in terms of employment alternatives.  They seldom operate on round trip voyages and the norm is often triangular or multi-leg voyages.  Hence, trade distances assume greater importance in the demand equation and increases in long haul shipments will have greater impact on overall vessel demand.  The following map represents the major global dry bulk trade routes.

Major Dry Bulk Seaborne Trade Routes

Source: Drewry

Demand for drybulk carrier capacity is also affected by the operating efficiency of the global fleet.  In recent years the growth in trade has led to port congestion, with ships at times being forced to wait outside port to either load or discharge due to limited supply of berths at major ports.  This inefficiency has been a further factor contributing to the general tightness in the market.

Seasonal variations in the commodity markets, including iron ore, steam coal and grain can also have a further impact on demand for drybulk carriers.  For example, steam coal’s link to the energy and electricity markets results in increased demand when power companies increase their stock in winter months and when refrigeration and air conditioning increase electricity demand in summer months.

Drybulk Carrier Supply

The world drybulk fleet is generally divided into six major categories, based on a vessel’s cargo carrying capacity.  These categories consist of: Very Large Ore Carrier, Capesize, Post Panamax, Panamax, Handymax and Handysize.

Category	Size Range - Dwt
Handysize	10-39,999
Handymax	40-59,999
Panamax	60-79,999
Post Panamax	80-109,999
Capesize	110-199,999
VLOC	200,000 +

●
Handysize.  Handysize vessels have a carrying capacity of up to 39,999 dwt.  These vessels almost exclusively carry minor bulk cargo.  Increasingly, ships of this type operate on regional trading routes, and may serve as trans-shipment feeders for larger vessels.  Handysize vessels are well suited for small ports with length and draft restrictions.  Their cargo gear enables them to service ports lacking the infrastructure for cargo loading and unloading.

●
Handymax.  Handymax vessels have a carrying capacity of between 40,000 and 59,999 dwt.  These vessels operate on a large number of geographically dispersed global trade routes, carrying primarily grains and minor bulks.  Within the Handymax category there is also a sub-sector known as Supramax.  Supramax bulk carriers are ships between 50,000 to 59,999 dwt, normally offering cargo loading and unloading flexibility with on-board cranes, while at the same time possessing the cargo carrying capability approaching conventional Panamax bulk carriers.  Hence, the earnings potential of a Supramax drybulk carrier, when compared to a conventional Handymax vessel of 45,000 dwt, is greater.

●
Panamax.  Panamax vessels have a carrying capacity of between 60,000 and 79,999 dwt.  These vessels carry coal, grains, and, to a lesser extent, minor bulks, including steel products, forest products and fertilizers.  Panamax vessels are able to pass through the Panama Canal, making them more versatile than larger vessels.

●
Post Panamax.  Typically between 80,000 and 109,999 dwt, they tend to be shallower and have a larger beam than a standard Panamax vessel with a higher cubic capacity.  They have been designed specifically for loading high cubic cargoes from draught restricted ports.

●
Capesize.  Capesize vessels have carrying capacities 110,000 and 199,999 dwt.  Only the largest ports around the world possess the infrastructure to accommodate vessels of this size.  Capesize vessels are mainly used to transport iron ore or coal and, to a lesser extent, grains, primarily on long-haul routes.

●
VLOC.  Very large ore carriers are in excess of 200,000 dwt and are a comparatively new sector of the drybulk carrier fleet.  VLOCs are built to exploit economies of scale on long-haul iron ore.  The following table illustrates the size and breakdown of the global dry bulk fleet as of September 2008.

Drybulk Carrier Fleet – December 2008

Size Category	Deadweight Tonnes	Number of Vessels	% of Total Fleet	Total Capacity	% of Total Fleet
			(number)	(million dwt)	(dwt)
Handysize	10-39,999	3,010	42.5	80.4	19.2
Handymax	40-59,999	1,694	23.9	82.2	19.6
Panamax	60-79,999	1,364	19.3	97.7	23.3
Post Panamax	80-109,999	204	2.9	17.9	4.3
Capesize	110-199,999	676	9.6	111.3	26.6
Vloc	200,000+	128	1.8	29.3	7.0
Total		7,076	100.0	418.8	100.0
Source: Drewry

The supply of drybulk carriers is dependent on the delivery of new vessels from the orderbook and the removal of vessels from the global fleet, either through scrapping or loss.  As of December 2008 the global dry bulk orderbook amounted to 295.0 million dwt, or 70.4% of the existing drybulk carrier fleet.

Drybulk Carrier Orderbook – December 2008

Size Category	Deadweight Tonnes	Number of Vessels	Orderbook as % of Existing Fleet - No	Total Capacity _ Million Dwt	Orderbook as % of Existing Fleet - Dwt

Handysize	10-39,999	868	28.8	27.2	33.8
Handymax	40-59,999	969	57.2	54.4	66.2
Panamax	60-79,999	235	17.2	16.8	17.2
Post Panamax	80-109,999	541	265.2	46.7	260.9
Capesize	110-199,999	652	96.4	109.9	98.7
Vloc	200,000+	146	114.1	40	136.5
Total		3,411	48.2	295.0	70.4

Source: Drewry

The number of ships removed from the fleet in any period is dependent upon prevailing market conditions, scrap prices in relation to current and prospective charter market conditions and the age profile of the existing fleet.  Generally, as a vessel ages, its operational efficiency declines due to rising maintenance requirements to the point where it becomes unprofitable to keep the ship in operation.  The following chart illustrates the age profile of the global drybulk carrier fleet in December 2008.

Drybulk Carrier Age Profile – December 2008

Source: Drewry

The average age at which a drybulk carrier has been scrapped over the last five years has been 28 years.  However, due to recent strength in the dry bulk shipping industry, over the last two years the average age at which dry bulk carriers have been scrapped has increased and a number of well-maintained vessels have continued to operate past the age of 30.

Drybulk Carrier Scrapping

	Handysize		Handymax		Panamax		Capesize		Total		% of Fleet
Year	No.	Dwt	No.	Dwt	No.	Dwt	No.	Dwt	No.	Dwt	Scrapped
2000	50	1,192,000	40	1,454,000	11	667,000	4	452,000	105	3,765,000	1.4
2001	62	1,408,000	40	1,492,000	28	1,870,000	3	401,000	133	5,171,000	1.9
2002	64	1,556,000	25	938,000	18	1,200,000	8	997,000	115	4,691,000	1.6
2003	25	597,000	29	1,103,000	7	465,000	2	248,000	63	2,413,000	0.8
2004	5	113,000	0	0	1	95,000	1	123,000	7	331,000	0.1
2005	4	109,000	4	165,000	3	202,000	2	247,000	13	723,000	0.2
2006	21	474,843	10	380,439	8	538,785	2	296,000	41	1,690,067	0.5
2007	9	198,792	1	33,527	2	141,346	0	0	12	373,665	0.1

* Total fleet – end period
Source: Drewry

Charter Hire Rates

Drybulk carriers are employed in the market through a number of different chartering options.  The general terms typically found in these types of contracts are described below.

●
A bareboat charter involves the use of a vessel usually over longer periods of time ranging up to several years.  In this case, all voyage related costs, including vessel fuel, or bunker, and port dues as well as all vessel operating expenses, such as day-to-day operations, maintenance, crewing and insurance, transfer to the charterer’s account.  The owner of the vessel receives monthly charter hire payments on a per day basis and is responsible only for the payment of capital costs related to the vessel.

●
A time charter involves the use of the vessel, either for a number of months or years or for a trip between specific delivery and redelivery positions, known as a trip charter.  The charterer pays all voyage related costs.  The owner of the vessel receives semi-monthly charter hire payments on a per day basis and is responsible for the payment of all vessel operating expenses and capital costs of the vessel.

●
A single or spot voyage charter involves the carriage of a specific amount and type of cargo on a load-port to discharge-port basis, subject to various cargo handling terms.  Most of these charters are of a single or spot voyage nature, as trading patterns do not encourage round voyage trading.  The owner of the vessel receives one payment derived by multiplying the tons of cargo loaded on board by the agreed upon freight rate expressed on a per cargo ton basis.  The owner is responsible for the payment of all expenses including voyage, operating and capital costs of the vessel.

●
A contract of affreightment, or COA, relates to the carriage of multiple cargoes over the same route and enables the COA holder to nominate different ships to perform individual voyages.  Essentially, it constitutes a number of voyage charters to carry a specified amount of cargo during the term of the COA, which usually spans a number of years.  All of the ship’s operating, voyage and capital costs are borne by the ship owner.  The freight rate normally is agreed on a per cargo ton basis.

Charter hire rates fluctuate by varying degrees amongst the drybulk carrier size categories.  The volume and pattern of trade in a small number of commodities (major bulks) affect demand for larger vessels.  Because demand for larger dry bulk vessels is affected by the volume and pattern of trade in a relatively small number of commodities, charter hire rates (and vessel values) of larger ships tend to be more volatile.  Conversely, trade in a greater number of commodities (minor bulks) drives demand for smaller drybulk carriers.  Accordingly, charter rates and vessel values for those vessels are subject to less volatility.

Charter hire rates paid for drybulk carriers are primarily a function of the underlying balance between vessel supply and demand, although at times other factors, such as sentiment may play a role.  Furthermore, the pattern seen in charter rates is broadly mirrored across the different charter types and between the different drybulk carrier categories.

In the time charter market, rates vary depending on the length of the charter period and vessel specific factors such as age, speed and fuel consumption.

In the voyage charter market, rates are influenced by cargo size, commodity, port dues and canal transit fees, as well as delivery and redelivery regions.  In general, a larger cargo size is quoted at a lower rate per ton than a smaller cargo size.  Routes with costly ports or canals generally command higher rates than routes with low port dues and no canals to transit.  Voyages with a load port within a region that includes ports where vessels usually discharge cargo or a discharge port within a region that includes ports where vessels load cargo also are generally quoted at lower rates.  This is because such voyages generally increase vessel utilization by reducing the unloaded portion (or ballast leg) that is included in the calculation of the return charter to a loading area.

Within the dry bulk shipping industry, the charter hire rate references most likely to be monitored are the freight rate indices issued by the Baltic Exchange.  These references are based on actual charter hire rates under charter entered into by market participants as well as daily assessments provided to the Baltic Exchange by a panel of major shipbrokers.  The Baltic Panamax Index is the index with the longest history.

Baltic Exchange Freight Indices

(Index points)
The BSI replaced the BHMI on January 3, 2006, although the index has been calculated since July 1, 2005

Source: Baltic Exchange

The following chart illustrates one-year time charter rates for Handysize, Handymax, Panamax and Capesize drybulk carriers between 1996 and December 2008.

Time Charter Rates – 1 Year

(US Dollars per Day)

Source: Drewry

In 2003 and 2004, rates for drybulk carriers of all sizes strengthened appreciably in comparison to historical levels as vessel supply and demand were finely balanced.  The main driver of this dramatic upsurge in charter rates was primarily the high level of demand for raw materials imported by China.

During 2006, rates stabilized above historically high levels.  In 2007, rates rose to new highs, reflecting the very tight balance between vessel supply and demand.  In 2008, rates remained at comparatively high levels in the first half of the year, but fell sharply from August in the face of weaker demand, rising supply and market perception and are now are market lows.

Vessel Prices

Newbuilding prices are determined by a number of factors, including the underlying balance between shipyard output and capacity, raw material costs, freight markets and sometimes exchange rates.  In the last few years high levels of new ordering were recorded across all sectors of shipping.  As a result, most of the major shipyards in Japan, South Korea and China have full orderbooks until the end of 2010, although the downturn in freight rates and the lack of funding to the wider global financial crisis will lead to some of these orders being cancelled or delayed.

The following chart indicates the change in newbuilding prices for drybulk carriers in the period from 1996.  As can be seen newbuilding prices have increased significantly since 2003, due to tightness in shipyard capacity, high levels of new ordering and stronger freight rates.  However, with the sudden and steep decline in freight rates, secondhand values and lack of new vessel ordering, newbuilding prices have started to decline.

Drybulk Carrier Newbuilding Prices

(Millions of U.S. Dollars)

Source: Drewry

In the secondhand market, the steep increase in newbuilding prices and the strength of the charter market have also affected values, to the extent that prices rose sharply in 2004/2005, before dipping in the early part of 2006, only to rise thereafter to new highs in the first half of 2008.  However, the sudden and sharp downturn in freight rates since August has had a very negative impact on secondhand values, as the chart below indicates.

Drybulk Carrier Secondhand Prices – 5 Year Old Vessels

(Millions U.S. Dollars)

Source: Drewry

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

Our disclosure and analysis in this prospectus concerning our operations, cash flows and financial condition, including, in particular, the likelihood of our success in developing and expanding our business, include forward-looking statements.  Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “projects,” “forecasts,” “may,” “should,” and similar expressions are forward-looking statements.

All statements in this prospectus that are not statements of historical fact are forward-looking statements.  Forward-looking statements include, but are not limited to, such matters as:

●	our future operating or financial results;

●	economic and political conditions;

●	our pending acquisitions, our business strategy and expected capital spending or operating expenses, including dry-docking and insurance costs;

●	competition in the seaborne transportation industry;

●	statements about seaborne transportation trends, including charter rates and factors affecting supply and demand;

●	our financial condition and liquidity, including our ability to obtain financing in the future to fund capital expenditures, acquisitions and other general corporate activities; and

●	our expectations of the availability of vessels to purchase, the time that it may take to construct new vessels, or vessels’ useful lives.

Many of these statements are based on our assumptions about factors that are beyond our ability to control or predict and are subject to risks and uncertainties that are described more fully in the “Risk Factors” section of this prospectus.  Any of these factors or a combination of these factors could materially affect future results of operations and the ultimate accuracy of the forward-looking statements.  Factors that might cause future results to differ include, but are not limited to, the following:

●	changes in law, governmental rules and regulations, or actions taken by regulatory authorities;

●	changes in economic and competitive conditions affecting our business;

●	potential liability from future litigation;

●	length and number of off-hire periods and dependence on third-party managers; and

●	other factors discussed in the “Risk Factors” section of this prospectus.

You should not place undue reliance on forward-looking statements contained in this prospectus, because they are statements about events that are not certain to occur as described or at all.  All forward-looking statements in this prospectus are qualified in their entirety by the cautionary statements contained in this prospectus.  These forward-looking statements are not guarantees of our future performance, and actual results and future developments may vary materially from those projected in the forward-looking statements.

Except to the extent required by applicable law or regulation, we undertake no obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

PER SHARE MARKET PRICE INFORMATION

Our common stock and warrants have traded on the Nasdaq Global Market under the symbol “SBLK” and “SBLKW” since December 3, 2007.  You should carefully review the tables, for the quarters and years indicated, the high and low prices of Star Bulk common shares and warrants under the heading Item 9. “The Offer and Listing” in our annual report on Form 20-F for the year ended December 31, 2007, which is incorporated by reference herein.

The table below sets forth the high and low price history of our common shares and warrants in 2008 and 2009.

COMMON STOCK

2008	High	Low
1st Quarter ended March 31, 2008	$12.37	$ 9.36
2nd Quarter ended June 30, 2008	$14.34	$11.39
3rd Quarter ended September 30, 2008	$11.47	$ 6.73
4th Quarter ended December 31, 2008	$ 7.03	$ 1.80
Six months ended December 31, 2008	$11.47	$ 1.80
August 2008	$10.75	$ 9.33
September 2008	$10.18	$ 6.73
October 2008	$ 7.03	$ 3.30
November 2008	$ 4.23	$ 2.03
December 2008	$ 3.11	$ 1.80
January 2009*	$ 3.34	$ 2.55

*Through January 20, 2009

2009	High	Low
1st Quarter through January 20, 2009	$ 3.34	$ 2.55

WARRANTS

2008	High	Low
1st Quarter ended March 31, 2008	$ 4.46	$ 1.99
2nd Quarter ended June 30, 2008	$ 6.40	$ 3.70
3rd Quarter ended September 30, 2008	$ 3.74	$ 1.52
4th Quarter ended December 31, 2008	$ 1.50	$ 0.10
Six months ended December 31, 2008	$ 3.74	$ 0.10
August 2008	$ 3.24	$ 2.21
September 2008	$ 2.86	$ 1.52
October 2008	$ 1.50	$ 0.40
November 2008	$ 0.85	$ 0.10
December 2008	$ 0.29	$ 0.11
January 2009*	$ 0.25	$ 0.18

2009	High	Low
1st Quarter through January 20, 2009	$ 0.25	$ 0.18

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our unaudited ratio of earnings to fixed charges for the preceding fiscal year ended December 31, 2007 and the nine months ended September 30, 2008.(1)

(dollars in thousands)	Nine Months Ended	Year Ended
	September 30, 2008	December 31, 2007
Earnings
Net income	83,537	3,411
Add: Fixed charges	5,776

Less: Interest capitalized	-	-
Total Earnings	$89,313	3,411

Fixed Charges
Interest expensed and capitalized	5,629	-
Amortization and write-off of capitalized expenses relating to indebtedness	147	-
Total Fixed Charges	$ 5,776	-

Ratio of Earnings to Fixed Charges	15.5	N/A

----------
(1)  We have not issued any preferred stock as of the date of this prospectus.

USE OF PROCEEDS

Unless we specify otherwise in any prospectus supplement, we will use the net proceeds from the sale of securities offered by this prospectus for capital expenditures, repayment of indebtedness, working capital, to make vessel or other acquisitions and for general corporate purposes.  We will not receive any proceeds from sales by selling shareholders.

CAPITALIZATION

The following table sets forth our consolidated capitalization:

●	on an actual basis, as of September 30, 2008; and

●
on an adjusted basis, as of January 20, 2009 to give effect to (i) the loan installment payments of $10.0 million paid during the fourth quarter of 2008 and the first quarter of 2009 ; (ii) the repurchase of 495,000 shares of our common stock at an aggregate purchase price of $1.7 million; (iii) the payment of a dividend in the amount of $0.36 per common share based on 54,427,400 shares outstanding as of November 28, 2008, consisting of the payment of the cash portion of the dividend in the amount of $9.8 million, and the issuance of 4,255,002 common shares representing the stock portion of the dividend; (iv) the reinvestment of the cash portion of the dividends received by our management and our directors into 818,877 shares amounting to $1.9 million; and (v) the December 5, 2008 grant of an aggregate of 130,000 unvested restricted common shares to all of our employees and an aggregate of 940,000 unvested restricted common shares to the members of our board of directors, all of which shares will vest on January 31, 2009.

    You should read this capitalization table together with the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the unaudited interim condensed consolidated financial statements and related notes appearing elsewhere in the Report on Form 6-K/A furnished to the Commission on December 3, 2008 and incorporated herein.

(In thousands of U.S. dollars)	Actual	As adjusted(1)

Total debt (including current portion)	305,000	295,000

Preferred stock, $0.01 par value; 25,000,000 shares authorized, none issued	-	-
Common stock, $0.01 par value; 100,000,000 shares authorized 54,652,400 shares issued and outstanding at September 30, 2008; 60,301,279 shares issued and outstanding as adjusted	546	602
Additional paid-in capital	472,384	482,058
Retained earnings	47,223	27,841
Total stockholders’ equity	520,153	510,501
Total capitalization	825,153	805,501

(1)
The payment of the stock portion of the dividend in respect of the third quarter of 2008 and the issuance of the shares mentioned above in (v) is reflected in the table above based on a share price of 1.80 which was the reported closing price of our common stock on the Nasdaq Global Market on December 5, 2008.

ENFORCEMENT OF CIVIL LIABILITIES

Star Bulk Carriers Corp. is a Marshall Islands company and our executive offices are located outside of the U.S. in Athens, Greece.  A majority of our directors, officers and the experts named in the prospectus reside outside the U.S.  In addition, a substantial portion of our assets and the assets of our directors, officers and experts are located outside of the U.S.  As a result, you may have difficulty serving legal process within the U.S. upon us or any of these persons.  You may also have difficulty enforcing, both in and outside the U.S., judgments you may obtain in U.S. courts against us or these persons in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws.

Furthermore, there is substantial doubt that the courts of the Marshall Islands or Greece would enter judgments in original actions brought in those courts predicated on U.S. federal or state securities laws.

SELLING SHAREHOLDERS

Based solely upon information furnished to us, the following table sets forth the identity and other information about the selling shareholders.  The selling shareholders are offering an aggregate of up to 14,305,599 of our common shares, which includes up to 1,132,500 common shares which may issued upon the exercise of the warrants and up to 1,132,500 of our warrants which were issued to them in the Private Placement prior to our initial public offering.

The tabular information relating to share and percent of class ownership provided in the table below is based upon information provided to us by the selling shareholders and assumes the exercise of each of the Company’s outstanding warrants. The tabular information below further assumes that all of the shares registered will be offered and sold by the selling shareholders, including shares received upon exercise of the warrants.

Selling Shareholder	Common Shares Owned Prior to the Offering	Percentage of Class Prior to the Offering (1)	Total Common Shares Offered Hereby	Percentage of the class following the offering
Petros Pappas (2)	9,738,354	16.67%	9,738,354	0%
Prokopios Tsirigakis (3)	2,127,345	3.64%	2,127,345	0%
George Syllantavos (4)	875,703	1.50%	875,703	0%
Koert Erhardt (5)	573,471	*	573,471	0%
Tom Softeland (6)	297,827	*	297,827	0%
Peter Espig (7)	303,452	*	303,452	0%
Christo Anagnostou (8)	152,412	*	152,412	0%
Niko Nikiforos (9)	125,185	*	125,185	0%
Georgia Mastagaki(10)	13,050	*	13,050	0%
John Pektesidis (10)	13,050	*	13,050	0%
George Drakatos (10)	12,500	*	12,500	0%
George Mantalos (10)	10,000	*	10,000	0%
John Telios (10)	7,300	*	7,300	0%
Dimitris Koutsogiannis (10)	6,500	*	6,500	0%
Stamatis Neris (10)	6,350	*	6,350	0%
Litsa Alexopoulou (10)	5,750	*	5,750	0%
Spiros Anagnostakis (10)	5,600	*	5,600	0%
Panagiotis Kourkoumelis (10)	5,450	*	5,450	0%
Despina Savvopoulou (10)	5,100	*	5,100	0%
Miliadis Antonis (10)	4,750	*	4,750	0%
Tassos Chrisostomidis (10)	4,000	*	4,000	0%
Katerina Sofikitou (10)	3,650	*	3,650	0%
Vasilis Lytas (10)	2,700	*	2,700	0%
Stella Tsagari (10)	2,050	*	2,050	0%
Evagelia Spyroglou (10)	1,750	*	1,750	0%
Stratos Pentafronimos (10)	1,400	*	1,400	0%
Matina Karali (10)	900	*	900	0%

* less than one percent.

(1)	Percentage based on 58,412,402 common shares outstanding as of January 8, 2009.

(2)
Mr. Pappas, the Chairman of our board of directors, is the beneficial owner of 9,738,354 common shares, consisting of 8,560,854 vested and 175,000 unvested common shares and 1,002,500 common shares which may be issued upon the exercise of our warrants.

(3)
Mr. Tsirigakis, our Chief Executive Officer, President and one of our directors, is the beneficial owner of 2,127,345 common shares, consisting of 1,817,345 vested and 260,000 unvested common shares and 50,000 common shares which may be issued upon the exercise of our warrants.

(4)
Mr. Syllantavos, our Chief Financial Officer, Secretary and one of our directors, is the beneficial owner of 875,703 common shares, consisting of 620,703 vested and 225,000 unvested common shares and 30,000 common shares which may be issued upon the exercise of our warrants.

(5)
Mr. Erhardt, one of our directors, is the beneficial owner of 573,471 common shares, consisting of 393,471 vested and 130,000 unvested common shares and 50,000 common shares which may be issued upon the exercise of our warrants.

(6)	Mr. Softeland, one of our directors, is the beneficial owner of 297,827 common shares, consisting of 167,827 vested and 130,000 unvested common shares.

(7)	Mr. Espig, one of our directors, is the beneficial owner of 303,452 common shares, consisting of 98,452 vested and 205,000 unvested common shares.

(8)	Mr. Anagnostou, a former director of Star Maritime, the Company’s predecessor, is the beneficial owner of 152,412 common shares consisting of 134,262 vested and 18,150 unvested common shares.

(9)	Mr. Nikiforos, a former director of Star Maritime, the Company’s predecessor, is the beneficial owner of 125,185 common shares.

(10)
On December 5, 2008, pursuant to the terms of our Equity Incentive Plan we authorized the issuance of an aggregate of 130,000 unvested restricted common shares to all of our employees.  All of these shares will vest on January 31, 2009.

PLAN OF DISTRIBUTION

We may sell or distribute the securities included in this prospectus and the selling shareholders may sell our common shares or our warrants through underwriters, through agents, to dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

In addition, we may sell some or all of our securities and the selling shareholders may sell our common shares or our warrants, included in this prospectus through:

●	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

●	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

●	ordinary brokerage transactions and transactions in which a broker solicits purchasers.

In addition, we or the selling shareholders may enter into option or other types of transactions that require us or them to deliver our securities to a broker-dealer, who will then resell or transfer the securities under this prospectus.  We or any selling shareholder may enter into hedging transactions with respect to our securities.  For example, we or any selling shareholder may:

●	enter into transactions involving short sales of our shares of common stock by broker-dealers;

●	sell shares of common stock short themselves and deliver the shares to close out short positions;

●
enter into option or other types of transactions that require us or any selling shareholder to deliver shares of common stock to a broker-dealer, who will then resell or transfer the shares of common stock under this prospectus; or

●	loan or pledge the shares of common stock to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We or any selling shareholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions.  If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions.  If so, the third party may use securities pledged by us or any selling shareholder or borrowed from us, any selling shareholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or any selling shareholder in settlement of those derivatives to close out any related open borrowings of stock.  The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).  In addition, we or a selling shareholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus.  Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Any broker-dealers or other persons acting on our behalf or the behalf of the selling shareholders that participates with us or the selling shareholders in the distribution of the securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended, or the Securities Act.  As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.

At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the Nasdaq Global Market, the existing trading market for our common shares and warrants, or sales made to or through a market maker other than on an exchange.

We will bear costs relating to all of the securities being registered under the registration statement of which this prospectus is a part.

As a result of requirements of the Financial Industry Regulatory Authority (FINRA), formerly the National Association of Securities Dealers, Inc. (NASD), the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by us or any selling shareholder for the sale of any securities being registered pursuant to Commission Rule 415 under the Securities Act of 1933, as amended.  If more than 10% of the net proceeds of any offering of shares of common stock  made under this prospectus will be received by FINRA members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with NASD Conduct Rule 2710(h).

DESCRIPTION OF CAPITAL STOCK

The following is a description our capital stock. You should read this description of capital stock together with our registration statement on Form 8-A which was filed with the Commission on December 4, 2007.  We also refer you to our amended and restated articles of incorporation and amended and restated bylaws, copies of which have been filed as exhibits 3.1 and 3.2, respectively, to our registration statement on Forms F-1/F-4 (Registration No. 333-141296), filed with the Commission on March 14, 2007, as amended, which such exhibits are incorporated by reference herein.

Authorized and Outstanding Capital Stock

Under our amended and restated articles of incorporation, our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.01 per share, of which 58,412,402 shares are issued and outstanding, and 25,000,000 shares of preferred stock, none of which were issued as of January 8, 2009. All of our shares of stock are in registered form.

On November 30, 2007, the date of consummation of the Redomiciliation Merger, Star Bulk had 20,000,000 shares of common stock reserved for issuance upon the exercise of the warrants. Each outstanding Star Maritime warrant was assumed by Star Bulk with the same terms and restrictions except that each would be exercisable for common stock of Star Bulk.  Each warrant entitles the registered holder to purchase one share of common stock at a price of $8.00 per share, subject to adjustment as discussed below, at any time commencing on the completion of a business combination.  Following the effectiveness of the Redomiciliation Merger, the warrants became exercisable.  The warrants will expire on December 16, 2009.  There is no cash settlement option for the warrants and Star Bulk may call the warrants for redemption under certain circumstances.

As of January 8, 2009, 5,916,150 warrants were issued and outstanding.

Share History

Star Maritime, our predecessor, was organized under the laws of the State of Delaware on May 13, 2005 as a blank check company formed to acquire, through a merger, capital stock exchange, asset acquisition or similar business combination, one or more assets or target businesses in the shipping industry.  Following the formation of Star Maritime, our officers and directors were the holders of 9,026,924 shares of common stock representing all of our then issued and outstanding capital stock.  On December 21, 2005, Star Maritime consummated its initial public offering of 18,867,500 units, at a price of $10.00 per unit, each unit consisting of one share of Star Maritime common stock and one warrant to purchase one share of Star Maritime common stock at an exercise price of $8.00 per share.  In addition, Star Maritime completed the Private Placement of an aggregate of 1,132,500 units, with each unit consisting of one share of common stock and one warrant, to Messrs. Tsirigakis and Syllantavos, our Chief Executive Officer and Chief Financial Officer, respectively, and Messrs. Pappas and Erhardt, our Chairman of the Board and one of our directors.  Star Maritime’s common stock and warrants started trading on the American Stock Exchange under the symbols, SEA and SEA.WS, respectively on December 21, 2005.

On January 12, 2007, Star Maritime and Star Bulk entered into definitive agreements to acquire a fleet of eight drybulk carriers with a combined cargo-carrying capacity of approximately 692,000 dwt. from certain subsidiaries of TMT.  The aggregate purchase price specified in the Master Agreement by and among the Company, Star Maritime and TMT, or the Master Agreement for the initial fleet was $224.5 million in cash and 12,537,645 shares of common stock of Star Bulk.  As additional consideration for eight vessels, we agreed to issue 1,606,962 shares of common stock of Star Bulk to TMT in two installments as follows: (i) 803,481 additional shares of Star Bulk’s common stock, no more than 10 business days following Star Bulk’s filing of its Annual Report on Form 20-F for the fiscal year ended December 31, 2007, and (ii) 803,481 additional shares of Star Bulk’s common stock, no more than 10 business days following Star Bulk’s filing of its Annual Report on Form 20-F for the fiscal year ended December 31, 2008.  The shares in respect of the purchase price the 12,537,645 shares were issued to a nominee of TMT in December 2007 and the first installment of additional shares was issued to a nominee of TMT on July 17, 2008.

On November 2, 2007, the U.S. Securities and Exchange Commission, SEC or Commission, declared effective our joint proxy/registration statement filed on Forms F-1/F-4 and on November 27, 2007 we obtained shareholder approval for the acquisition of the initial fleet and for effecting the Redomiciliation Merger as a result of which Star Maritime merged into Star Bulk with Star Maritime merging out of existence and Star Bulk being the surviving entity.  Each share of Star Maritime common stock was exchanged for one share of Star Bulk common stock and each warrant of Star Maritime was assumed by Star Bulk with the same terms and conditions except that each became exercisable for common stock of Star Bulk.  The Redomiciliation Merger became effective after stock markets closed on Friday, November 30, 2007 and the common shares and warrants of Star Maritime ceased trading on the American Stock Exchange under the symbols SEA and SEAU, respectively.  Star Bulk shares and warrants started trading on the Nasdaq Global Market on Monday, December 3, 2007 under the ticker symbols SBLK and SBLKW, respectively.  Immediately following the effective date of the Redomiciliation Merger, TMT and its affiliates owned 30.2% of Star Bulk’s outstanding common stock.

In September 2008, we filed a registration statement on Form F-3 on behalf of Nobu Su, a former director of the Company, registering for resale an aggregate of 4,606,962 shares of our common stock.

On November 17, 2008, we declared a cash and stock dividend on our common stock totaling $0.36 per common share for the quarter ended September 30, 2008.  This dividend was paid on December 5, 2008 to stockholders of record on November 28, 2008.  The dividend payment consisted of a cash portion in the amount of $0.18 per share with the remaining half of the dividend paid in the form of newly issued common shares.  The stock portion of this dividend was 0.078179 for every share held as of the record date, or approximately 4,255,002 common shares.  The amount of newly issued shares was based on the volume weighted average price of Star Bulk’s shares on the Nasdaq Global Market during the five trading days before the ex-dividend date or November 25, 2008.

As of January 8, 2009, we have repurchased under the share and warrant repurchase program announced on January 24, 2008, a total of 1,247,000 of our common shares at an aggregate purchase price of approximately $8.0 million (average of $6.40 per common share) and a total of 1,362,500 of our warrants at an aggregate purchase price of approximately $5.5 million (average of $4.02 per warrant).  During the three months ended September 30, 2008, we repurchased a total of 700,000 of our common shares at an aggregate purchase price of approximately $5.7 million (average of $8.07 per share).  During the fourth quarter ended December 31, 2008, we repurchased a total of 495,000 of our common shares at an aggregate purchase price of approximately $1.7 million (average of $3.51 per share).

As of January 8, 2009, we paid an aggregate of $13,449,469 for the repurchased securities leaving $36,550,531 of repurchasing capacity in our $50,000,000 share and warrant buyback program.

As of January 20, 2009, management and the directors reinvested the cash portion of their dividend for the quarter ended September 30, 2008 into 818,877 newly issued shares in a private placement at the same weighted average price as the stock portion of such dividend, effectively electing to receive the full amount of the dividend in the form of newly issued shares, which shares have been included in the registration statement of which this prospectus is a part.

Pursuant to our Equity Incentive Plan, we have issued the following securities:

●
On December 3, 2007, 90,000 restricted common shares to Prokopios (Akis) Tsirigakis, our President and Chief Executive Officer, subject to applicable vesting of 30,000 common shares on each of July 1, 2008, 2009 and 2010; and

●
On December 3, 2007, 75,000 restricted common shares to George Syllantavos, our Chief Financial Officer and Secretary, subject to applicable vesting of 25,000 common shares on each of July 1, 2008, 2009 and 2010.

●	On March 31, 2008, 150,000 restricted common shares to Peter Espig, our Director, subject to applicable vesting of 75,000 common shares on each of April 1, 2008 and 2009;

●
On December 5, 2008, an aggregate of 130,000 unvested restricted common shares to all of our employees and an aggregate of 940,000 unvested restricted common shares to the members of our board of directors.  All of these shares will vest on January 31, 2009.

DESCRIPTION OF OTHER SECURITIES

Debt Securities

We may issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates.  We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture.  These indentures will be filed either as exhibits to an amendment to this registration statement or a prospectus supplement, or as an exhibit to a Securities Exchange Act of 1934, or Exchange Act, report that will be incorporated by reference to the registration statement or a prospectus supplement.  We will refer to any or all of these reports as “subsequent filings”.  The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an “indenture” and collectively as the “indentures”.  Each indenture will be subject to and governed by the Trust Indenture Act.  The aggregate principal amount of debt securities which may be issued under each indenture will be unlimited and each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series.

Certain of our subsidiaries may guarantee the debt securities we offer.  Those guarantees may or may not be secured by liens, mortgages, and security interests in the assets of those subsidiaries.  The terms and conditions of any such subsidiary guarantees, and a description of any such liens, mortgages or security interests, will be set forth in the prospectus supplement that will accompany this prospectus.

Our statements below relating to the debt securities and the indentures are summaries of their anticipated provisions, are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture and any applicable United States federal income tax considerations as well as any applicable modifications of or additions to the general terms described below in the applicable prospectus supplement or supplemental indenture.

General

Neither indenture limits the amount of debt securities which may be issued.  The debt securities may be issued in one or more series.  The senior debt securities will be unsecured and will rank on a parity with all of our other unsecured and unsubordinated indebtedness.  Each series of subordinated debt securities will be unsecured and subordinated to all present and future senior indebtedness.  Any such debt securities will be described in an accompanying prospectus supplement.

You should read the subsequent filings relating to the particular series of debt securities for the following terms of the offered debt securities:

●	the designation, aggregate principal amount and authorized denominations;

●	the issue price, expressed as a percentage of the aggregate principal amount;

●	the maturity date;

●	the interest rate per annum, if any;

●
if the offered debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

●
the date, if any, after which and the price or prices at which the offered debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory redemptions;

●	any events of default not set forth in this prospectus;

●	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;

●	whether interest will be payable in cash or additional securities at our or the holder’s option and the terms and conditions upon which the election may be made;

●	any restrictive covenants or other material terms relating to the offered debt securities, which may not be inconsistent with the applicable indenture;

●	whether the offered debt securities will be issued in the form of global securities or certificates in registered or bearer form;

●	any terms with respect to subordination;

●	any listing on any securities exchange or quotation system; and

●	the applicability of any guarantees.

Subsequent filings may include additional terms not listed above.  Unless otherwise indicated in subsequent filings with the Commission relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee.  Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the holders at their registered addresses.

Unless otherwise indicated in subsequent filings with the Commission, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof.  No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.

Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount.  United States federal income tax consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the Commission relating to those securities.

We refer you to applicable subsequent filings with respect to any deletions or additions or modifications from the description contained in this prospectus.

Senior Debt

We will issue senior debt securities under the senior debt indenture.  These senior debt securities will rank on an equal basis with all our other unsecured debt except subordinated debt.

Subordinated Debt

We will issue subordinated debt securities under the subordinated debt indenture.  Subordinated debt will rank subordinate and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our senior debt (both secured and unsecured).

In general, the holders of all senior debt are first entitled to receive payment of the full amount unpaid on senior debt before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events.

If we default in the payment of any principal of, or premium, if any, or interest on any senior debt when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, we cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities.

If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to us or our property, then all senior debt must be paid in full before any payment may be made to any holders of subordinated debt securities.

Furthermore, if we default in the payment of the principal of and accrued interest on any subordinated debt securities that is declared due and payable upon an event of default under the subordinated debt indenture, holders of all our senior debt will first be entitled to receive payment in full in cash before holders of such subordinated debt can receive any payments.

Senior debt means:

●
the principal, premium, if any, interest and any other amounts owing in respect of our indebtedness for money borrowed and indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by us, including the senior debt securities or letters of credit;

●	all capitalized lease obligations;

●	all hedging obligations;

●	all obligations representing the deferred purchase price of property; and

●	all deferrals, renewals, extensions and refundings of obligations of the type referred to above;

but senior debt does not include:

●	subordinated debt securities; and

●	any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, our subordinated debt securities.

Covenants

Any series of offered debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:

●	the ability of us or our subsidiaries to incur either secured or unsecured debt, or both;

●	the ability to make certain payments, dividends, redemptions or repurchases;

●	our ability to create dividend and other payment restrictions affecting our subsidiaries;

●	our ability to make investments;

●	mergers and consolidations by us or our subsidiaries;

●	sales of assets by us;

●	our ability to enter into transactions with affiliates;

●	our ability to incur liens; and

●	sale and leaseback transactions.

Modification of the Indentures

Each indenture and the rights of the respective holders may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class.  But no modification that:

(1)	changes the amount of securities whose holders must consent to an amendment, supplement or waiver;

(2)
reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;

(3)	reduces the principal or changes the maturity of any security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;

(4)
waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);

(5)	makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;

(6)
makes any change with respect to holders’ rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or

(7)	waives a redemption payment with respect to any security or change any of the provisions with respect to the redemption of any securities will be effective against any holder without his consent.

In addition, other terms as specified in subsequent filings may be modified without the consent of the holders.

Events of Default

Each indenture defines an event of default for the debt securities of any series as being any one of the following events:

●	default in any payment of interest when due which continues for 30 days;

●	default in any payment of principal or premium when due;

●	default in the deposit of any sinking fund payment when due;

●	default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;

●
default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filing, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and

●	events of bankruptcy, insolvency or reorganization.

An event of default of one series of debt securities does not necessarily constitute an event of default with respect to any other series of debt securities.

There may be such other or different events of default as described in an applicable subsequent filing with respect to any class or series of offered debt securities.

In case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable.  Any event of default for the debt securities of any series which has been cured may be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.

Each indenture requires us to file annually after debt securities are issued under that indenture with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture.  Each indenture provides that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.

Subject to the duties of the trustee in case an event of default occurs and continues, each indenture provides that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity.  Subject to these provisions for indemnification and the rights of the trustee, each indenture provides that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.

Defeasance and Discharge

The terms of each indenture provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities.  This right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders.  This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.

Defeasance of Certain Covenants

The terms of the debt securities provide us with the right to omit complying with specified covenants and that specified events of default described in a subsequent filing will not apply. In order to exercise this right, we will be required to deposit with the trustee money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay principal, premium, if any, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of such payments in accordance with the terms of the debt securities and the indenture governing such debt securities. We will also be required to deliver to the trustee an opinion of counsel to the effect that the deposit and related covenant defeasance should not cause the holders of such series to recognize income, gain or loss for United States federal income tax purposes.

A subsequent filing may further describe the provisions, if any, of any particular series of offered debt securities permitting a discharge defeasance.

Subsidiary Guarantees

Certain of our subsidiaries may guarantee the debt securities we offer.  In that case, the terms and conditions of the subsidiary guarantees will be set forth in the applicable prospectus supplement.  Unless we indicate differently in the applicable prospectus supplement, if any of our subsidiaries guarantee any of our debt securities that are subordinated to any of our senior indebtedness, then the subsidiary guarantees will be subordinated to the senior indebtedness of such subsidiary to the same extent as our debt securities are subordinated to our senior indebtedness.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in an applicable subsequent filing and registered in the name of the depository or a nominee for the depository. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by the global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive certificated form, a global security may not be transferred except as a whole by the depository for the global security to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository or by the depository or any nominee to a successor depository for that series or a nominee of the successor depository and except in the circumstances described in an applicable subsequent filing.

We expect that the following provisions will apply to depository arrangements for any portion of a series of debt securities to be represented by a global security.  Any additional or different terms of the depository arrangement will be described in an applicable subsequent filing.

Upon the issuance of any global security, and the deposit of that global security with or on behalf of the depository for the global security, the depository will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by that global security to the accounts of institutions that have accounts with the depository or its nominee. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of the debt securities or by us, if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participating institutions or persons that may hold interest through such participating institutions.  Ownership of beneficial interests by participating institutions in the global security will be shown on, and the transfer of the beneficial interests will be effected only through, records maintained by the depository for the global security or by its nominee.  Ownership of beneficial interests in the global security by persons that hold through participating institutions will be shown on, and the transfer of the beneficial interests within the participating institutions will be effected only through, records maintained by those participating institutions. The laws of some jurisdictions may require that purchasers of securities take physical delivery of the securities in certificated form.  The foregoing limitations and such laws may impair the ability to transfer beneficial interests in the global securities.

So long as the depository for a global security, or its nominee, is the registered owner of that global security, the depository or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture.  Unless otherwise specified in an applicable subsequent filing and except as specified below, owners of beneficial interests in the global security will not be entitled to have debt securities of the series represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of the series in certificated form and will not be considered the holders thereof for any purposes under the indenture. Accordingly, each person owning a beneficial interest in the global security must rely on the procedures of the depository and, if such person is not a participating institution, on the procedures of the participating institution through which the person owns its interest, to exercise any rights of a holder under the indenture.

The depository may grant proxies and otherwise authorize participating institutions to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the applicable indenture. We understand that, under existing industry practices, if we request any action of holders or any owner of a beneficial interest in the global security desires to give any notice or take any action a holder is entitled to give or take under the applicable indenture, the depository would authorize the participating institutions to give the notice or take the action, and participating institutions would authorize beneficial owners owning through such participating institutions to give the notice or take the action or would otherwise act upon the instructions of beneficial owners owning through them.

Unless otherwise specified in an applicable subsequent filings, payments of principal, premium and interest on debt securities represented by global security registered in the name of a depository or its nominee will be made by us to the depository or its nominee, as the case may be, as the registered owner of the global security.

We expect that the depository for any debt securities represented by a global security, upon receipt of any payment of principal, premium or interest, will credit participating institutions’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depository.  We also expect that payments by participating institutions to owners of beneficial interests in the global security held through those participating institutions will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in street names, and will be the responsibility of those participating institutions. None of us, the trustees or any agent of ours or the trustees will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to those beneficial interests.

Unless otherwise specified in the applicable subsequent filings, a global security of any series will be exchangeable for certificated debt securities of the same series only if:

●
the depository for such global securities notifies us that it is unwilling or unable to continue as depository or such depository ceases to be a clearing agency registered under the Exchange Act and, in either case, a successor depository is not appointed by us within 90 days after we receive the notice or become aware of the ineligibility;

●	we in our sole discretion determine that the global securities shall be exchangeable for certificated debt securities; or

●	there shall have occurred and be continuing an event of default under the applicable indenture with respect to the debt securities of that series.

Upon any exchange, owners of beneficial interests in the global security or securities will be entitled to physical delivery of individual debt securities in certificated form of like tenor and terms equal in principal amount to their beneficial interests, and to have the debt securities in certificated form registered in the names of the beneficial owners, which names are expected to be provided by the depository’s relevant participating institutions to the applicable trustee.

In the event that the Depository Trust Company, or DTC, acts as depository for the global securities of any series, the global securities will be issued as fully registered securities registered in the name of Cede & Co., DTC’s partnership nominee.

DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.  DTC holds securities that its participating institutions deposit with DTC.  DTC also facilitates the settlement among participating institutions of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participating institutions’ accounts, thereby eliminating the need for physical movement of securities certificates.  Direct participating institutions include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participating institutions and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers and banks and trust companies that clear through or maintain a custodial relationship with a direct participating institution, either directly or indirectly. The rules applicable to DTC and its participating institutions are on file with the Commission.

To facilitate subsequent transfers, the debt securities may be registered in the name of DTC’s nominee, Cede & Co.  The deposit of the debt securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership.  DTC has no knowledge of the actual beneficial owners of the debt securities.  DTC’s records reflect only the identity of the direct participating institutions to whose accounts debt securities are credited, which may or may not be the beneficial owners.  The participating institutions remain responsible for keeping account of their holdings on behalf of their customers.

Delivery of notices and other communications by DTC to direct participating institutions, by direct participating institutions to indirect participating institutions, and by direct participating institutions and indirect participating institutions to beneficial owners of debt securities are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect.

Neither DTC nor Cede & Co. consents or votes with respect to the debt securities.  Under its usual procedures, DTC mails a proxy to the issuer as soon as possible after the record date.  The proxy assigns Cede & Co.’s consenting or voting rights to those direct participating institution to whose accounts the debt securities are credited on the record date.

If applicable, redemption notices shall be sent to Cede & Co.  If less than all of the debt securities of a series represented by global securities are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participating institution in that issue to be redeemed.

To the extent that any debt securities provide for repayment or repurchase at the option of the holders thereof, a beneficial owner shall give notice of any option to elect to have its interest in the global security repaid by us, through its participating institution, to the applicable trustee, and shall effect delivery of the interest in a global security by causing the direct participating institution to transfer the direct participating institution’s interest in the global security or securities representing the interest, on DTC’s records, to the applicable trustee. The requirement for physical delivery of debt securities in connection with a demand for repayment or repurchase will be deemed satisfied when the ownership rights in the global security or securities representing the debt securities are transferred by direct participating institutions on DTC’s records.

DTC may discontinue providing its services as securities depository for the debt securities at any time.  Under such circumstances, in the event that a successor securities depository is not appointed, debt security certificates are required to be printed and delivered as described above.

We may decide to discontinue use of the system of book-entry transfers through the securities depository.  In that event, debt security certificates will be printed and delivered as described above.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.

Purchase Contracts

We may issue purchase contracts for the purchase or sale of:

●
debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

●	currencies; or

●	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement.  We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement.  The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis.  The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement.  Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued.  Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness.  Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.

Units

As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, preferred shares, common shares or any combination of such securities.  The applicable prospectus supplement will describe:

●
the terms of the units and of the purchase contracts, warrants, debt securities, preferred shares and common shares comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units; and a description of the provisions for the payment, settlement, transfer or exchange or the units.

EXPENSES

The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.

Commission registration fee	$11,419.33
Finra Fees	$______*
Blue sky fees and expenses	$______*
Printing and engraving expenses	$______*
Legal fees and expenses	$______*
Rating agency fees	$______*
Accounting fees and expenses	$______*
Indenture trustee fees and experts	$______*
Transfer agent and registrar	$______*
Miscellaneous	$______*

Total	$______*

* To be provided by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this prospectus.

LEGAL MATTERS

The validity of the securities offered by this prospectus with respect to Marshall Islands law and certain other legal matters relating to United States and Marshall Islands law will be passed upon for us by Seward & Kissel LLP, New York, New York.

EXPERTS

The consolidated financial statements appearing in the Annual Report on Form 20-F for the year ended December 31, 2007 of Star Bulk Carriers Corp. and incorporated herein by reference have been audited as follows:

The historical financial information was derived from the audited consolidated financial statements of Star Maritime and its subsidiaries for the period from May 13, 2005 (date of Star Maritime’s inception) through December 31, 2005, and for the fiscal year ended December 31, 2006.  The financial statements of Star Maritime Acquisition Corp. included in the Annual Report were audited by Goldstein Golub Kessler LLP, independent registered public accounting firm, to the extent and for the period set forth in their report.  Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements as of and for the year ended December 31, 2007 incorporated in this prospectus by reference from Star Bulk’s Annual Report on Form 20-F for the year ended December 31, 2007, and the effectiveness of Star Bulk’s internal control over financial reporting have been audited by Deloitte Hadjipavlou Sofianos & Cambanis S.A, an independent registered public accounting firm, as stated in their reports, which reports express an unqualified opinion on the financial statements and express an adverse opinion on the effectiveness of internal control over financial reporting because of a material weakness and are incorporated herein by reference.  Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The statements of revenue and direct operating expenses of: A Duckling Corporation, F Duckling Corporation, G Duckling Corporation, I Duckling Corporation, and J Duckling Corporation have been audited by Deloitte & Touche in Taipei, Taiwan, the Republic of China, an independent registered public accounting firm, as stated in their reports appearing herein (which reports express unqualified opinions and include explanatory paragraphs relating to the basis of presentation as discussed in Note 2). Such statements of revenue and direct operating expenses have been so included in reliance upon the reports of such firm given on their authority as experts in accounting and auditing.

The statements in section in this prospectus entitled ‘‘The International Dry Bulk Shipping Industry’’ has been reviewed by Drewry Shipping Consultants Ltd., or Drewry, which has confirmed to us that they accurately describe the international drybulk shipping market, subject to the availability and reliability of the data supporting the statistical and graphical information presented in this prospectus, as indicated in the consent of Drewry filed as an exhibit to the registration statement on Form F-3 under the Securities Act of which this prospectus is a part.

INDUSTRY AND MARKET DATA

The industry-related statistical and graphical information we use in this prospectus has been compiled by Drewry, from its database. Some of the industry information in this prospectus is based on estimates or subjective judgments in circumstances where data for actual market transactions either does not exist or is not publicly available, and consequently, Drewry cannot assure us that it reflects actual industry and market experience. Drewry compiles and publishes data for the benefit of its customers. Its methodologies for collecting data, and therefore the data collected, may differ from those of other sources, and its data does not reflect all or even necessarily a comprehensive set of the actual transactions occurring in the market. The published information of other maritime data collection experts may differ from the data presented in this prospectus.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As required by the Securities Act of 1933, we filed a registration statement relating to the securities offered by this prospectus with the Commission.  This prospectus is a part of that registration statement, which includes additional information.

Government Filings

We file annual and special reports within the Commission.  You may read and copy any document that we file and obtain copies at prescribed rates from the Commission’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling 1 (800) SEC-0330.  The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission.  In addition, you can obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.  Further information about our company is available on our website at http://www.shipfinance.bm.

Information Incorporated by Reference

The Commission allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this prospectus.

We incorporate by reference the documents listed below and any future filings made with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

●
The description of our securities contained in our registration statement on Form 8-A (File No. 001-33869 filed with the Commission on December 4, 2007 and any amendment or report filed for the purpose of updating that description.

●
Annual Report on Form 20-F for the year ended December 31, 2007, filed with the Commission on June 30, 2008, which contains audited consolidated financial statements for the most recent fiscal year for which those statements have been filed.

●	Current Report on Form 6-K/A furnished to the Commission on December 3, 2008, which contains the Registrant’s unaudited third quarter of 2008 financial results.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the Commission and certain Reports on Form 6-K that we furnish to the Commission after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated.  In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.  You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information we previously filed with the Commission and incorporated by reference, is accurate as of the dates on the front cover of those documents only.  Our business, financial condition and results of operations and prospects may have changed since those dates.

You may request a free copy of the above mentioned filing or any subsequent filing we incorporated by reference to this prospectus by writing or telephoning us at the following address:

Star Bulk Carriers Corp.
Attn: Prokopios Tsirigakis
7, Fragoklisias street, 2nd floor,
Maroussi 151 25,
Athens, Greece.
Telephone: 011-210-617-8400

Information Provided by the Company

We will furnish holders of our common shares with annual reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with U.S. generally accepted accounting principles. As a “foreign private issuer,” we are exempt from the rules under the Securities Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we furnish proxy statements to shareholders in accordance with the rules of the New York Stock Exchange, those proxy statements do not conform to Schedule 14A of the proxy rules promulgated under the Securities Exchange Act. In addition, as a “foreign private issuer,” our officers and directors are exempt from the rules under the Securities Exchange Act relating to short swing profit reporting and liability.

Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

STAR BULK CARRIERS CORP.

INDEX TO AUDITED FINANCIAL STATEMENTS

A Duckling Corporation
Report of Independent Registered Public Accounting Firm (Deloitte.)	F-2
Statement of Revenue and Direct Operating Expense	F-3
Notes to Statement of Revenue and Direct Operating Expense	F-4

E Duckling Corporation
Report of Independent Registered Public Accounting Firm (Deloitte.)	F-6
Statement of Revenue and Direct Operating Expense	F-7
Notes to Statement of Revenue and Direct Operating Expense	F-8

F Duckling Corporation
Report of Independent Registered Public Accounting Firm (Deloitte.)	F-10
Statement of Revenue and Direct Operating Expense	F-11
Notes to Statement of Revenue and Direct Operating Expense	F-12

G Duckling Corporation
Report of Independent Registered Public Accounting Firm (Deloitte.)	F-14
Statement of Revenue and Direct Operating Expense	F-15
Notes to Statement of Revenue and Direct Operating Expense	F-16

I Duckling Corporation
Report of Independent Registered Public Accounting Firm (Deloitte.)	F-18
Statement of Revenue and Direct Operating Expense	F-19
Notes to Statement of Revenue and Direct Operating Expense	F-20

J Duckling Corporation
Report of Independent Registered Public Accounting Firm (Deloitte.)	F-22
Statement of Revenue and Direct Operating Expense	F-23
Notes to Statement of Revenue and Direct Operating Expense	F-24

Report of Independent Registered Public Accounting Firm

To the Shareholder of A Duckling Corporation

We have audited the accompanying statements of revenue and direct operating expenses of A Duckling Corporation (the “Company”) for the periods from January 1, 2008 to January 9, 2008 (date vessel was delivered to the Buyer), January 1, 2007 to December 31, 2007, and August 5, 2006 (commencement date of a time charter agreement to be assigned to the Buyer) to December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of this statement. We believe that our audits provide a reasonable basis for our opinion.

The accompanying statements were prepared for the purposes of complying with the rules and regulations of the Securities and Exchange Commission in lieu of the full financial statements required by Rule 3-05 of Regulation S-X, as described in Note 2 to Statements of Revenue and Direct Operating Expenses and are not intended to be a complete presentation of the financial position or the results of operations of the Company.

In our opinion, such statements presents fairly, in all material respects, the revenue and direct operating expenses of the Company for the periods from January 1, 2008 to January 9, 2008, January 1, 2007 to December 31, 2007, and August 5, 2006 to December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche

Taipei,Taiwan
The Republic of China
August 18, 2008

A Duckling Corporation
Statements of Revenue and Direct Operating Expenses
(In U. S. Dollars)

	From January 1, 2008 to January 9, 2008	From January 1, 2007 to December 31, 2007	From August 5, 2006 to December 31, 2006

Revenue	$ 411,469	$ 11,259,940	$ 7,348,889
Direct operating expenses	167,105	9,351,330	2,222,121

Excess of revenue over direct operating expenses	$ 244,364	$ 1,908,610	$ 5,126,768

See notes to statements of revenue and direct operating expenses.

A Duckling Corporation
Notes to Statements of Revenue and Direct Operating Expenses
(In U. S. Dollars)

1.  Business and Asset Purchase Agreement

On January 12, 2007, Star Bulk Carriers Corp. (the “Buyer”), and A Duckling Corporation (the “Seller,” the “Company,” or “A Duckling”), a Republic of Panama company entered into an asset purchase agreement (the “Agreement”) for the Buyer to acquire a marine vessel (the “Disposed Asset”) The total purchase price amounted to $112,116,680 and included cash and buyer’s share consideration. The Disposed Asset was delivered to the Buyer on January 9, 2008. The Disposed Asset is a 175,075 dwt dry bulk vessel which was built in 1992. In addition, the Buyer and TMT Co., Ltd., (“TMT”, a Taiwan corporation and a related party to the Seller through a common shareholder) entered into a master agreement on January 12, 2007 (the “Master Agreement”). Pursuant to the Master Agreement, TMT had guaranteed to assign an existing three-year time charter agreement to the Buyer at a minimum daily time charter hire rate of $47,000. A Duckling acquired the Disposed Asset on June 26, 2006.

2.  Basis of Presentation

Historically, the Disposed Asset operated as an asset within A Duckling and on a consolidated basis within TMT and had no separate legal status. Accordingly, the Statements of Revenue and Direct Operating Expenses have been prepared pursuant to a request from the Buyer and derived from the historical records of A Duckling.

The cost of the Disposed Asset as of January 9, 2008, December 31, 2007, and December 31, 2006 and its related accumulated depreciation from the date it was acquired by A Duckling, to January 9, 2008, December 31, 2007, and December 31, 2006, respectively, are as follows:

	January 9, 2008	December 31, 2007	December 31, 2006
Marine vessel
Cost	$ 34,875,000	$ 34,875,000	$ 34,875,000
Accumulated depreciation	5,026,618	4,940,625	1,453,125
	$ 29,848,382	$ 29,934,375	$ 33,421,875

Operations related to the Disposed Asset are reflected in the Statements of Revenue and Direct Operating Expenses for the periods from January 1, 2008 to January 9, 2008, January 1, 2007 to December 31, 2007, and August 5, 2006 (commencement date of a time charter agreement to be assigned to the Buyer) to December 31, 2006.

The accompanying Statements of Revenue and Direct Operating Expenses for the periods from January 1, 2008 to January 9, 2008, January 1, 2007 to December 31, 2007, and August 5, 2006 to December 31, 2006 have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission.

The accompanying statements were prepared from the books and records maintained by TMT, of which the Disposed Asset represented only a portion. These statements are therefore not intended to be a complete representation of the results of operations for the Disposed Asset as a stand-alone going concern, nor is it indicative of the results to be expected from future operations of the Disposed Asset. The accompanying statements are also not intended to be a complete presentation of the results of operations of A Duckling as of or for any period. Further, these statements do not include any other adjustments or allocations of purchase price that may be required in accordance with accounting principles generally accepted in the United States of America subsequent to the date of acquisition.

A statement of stockholder’s equity is not presented, since the Agreement was structured such that only the Disposed Asset was acquired by the Buyer.

A statement of cash flows is not presented, since the Disposed Asset has historically been managed as part of the operations of TMT and has not been operated as a stand-alone entity.

Statements of Revenue and Direct Operating Expenses

The Statements of Revenue and Direct Operating Expenses include revenue and operating expenses directly attributable to the Disposed Asset.

Directly attributable expenses of the Disposed Asset include vessel operating expenses, depreciation, and management fees that are specifically identifiable with the Disposed Asset.

Certain other expenses and income, such as TMT corporate overhead, interest income and interest expense are not included in the accompanying Statements of Revenue and Direct Operating Expenses, since they are not directly associated with the operations of the Disposed Asset. Corporate overhead expenses include costs incurred for administrative support, such as expenses for legal, professional and executive management functions. The accompanying Statements of Revenue and Direct Operating Expenses are not necessarily indicative of the future financial position or results of the operations of the Disposed Asset due to the change in ownership, and the exclusion of certain assets, liabilities and operating expenses, as described herein.

3.  Summary of Significant Accounting Policies

Use of estimates

Preparation of these financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and the disclosure of contingencies at the date of the statement of revenue and direct operating expenses reported.

In the preparation of these financial statements, estimates and assumptions have been made by management including the selection of useful lives of tangible assets. Actual results could differ from those estimates.

Property and Equipment

Property and equipment consists of the vessel and is recorded at cost. Depreciation is recorded on a straight-line basis over nine years, the estimated remaining useful life of the vessel from the date it was acquired by A Duckling, and with an estimated $3,487,500 salvage value. Depreciation expense amounted to $85,993, $3,487,500 and $1,453,125 for the periods from January 1, 2008 to January 9, 2008, January 1, 2007 to December 31, 2007, and August 5, 2006 to December 31, 2006, respectively.

Revenue Recognition

A Duckling generates its revenues from charterers for the charterhire of its vessel. A vessel is chartered under time charter, where a contract is entered into for the use of a vessel for a specific period of time and a specified daily charterhire rate. As a charter agreement exists that includes fixed prices, service is provided and collection of the related revenue is reasonably assured, revenue is recognized as it is earned ratably over the duration of the period of a time charter agreement as adjusted for off-hire days that the vessel spends undergoing repairs, maintenance and upgrade work depending on the condition and specifications of the vessel. On August 4, 2006, A Duckling entered into a time charter agreement with its customer, which has duration of 35 to 38 months and a daily charterhire rate of $47,500. A Duckling reports its revenue net of commission discounts offered to its customer in accordance with Emerging Issues Task Force Issue (“EITF”) No. 01-9, “Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor’s Products).” In addition, A Duckling reports its revenue on a gross basis with regard to the vessel fuel charged to its customer when delivering the vessel to its customer in accordance with EITF No. 99-19, “Reporting Revenue Gross as a Principal versus Net as an Agent.”

Operating Expenses

A Duckling’s operating expenses consist of vessel operating expenses, depreciation and management fees that are specifically identifiable with the Disposed Asset. Vessel operating expenses represent all expenses relating to the operation of the vessel, including crewing, insurance, repairs and maintenance, commissions, stores, lubricants, spares and consumables. Vessel operating expenses and management fees are recognized as incurred.

In May 2007, the Disposed Asset collided with another ship. Repairs to the Disposed Asset have been completed as of December 31, 2007 and total costs incurred by A Duckling amounted to $567,681 and are included in operating expenses for the period from January 1, 2007 to December 31, 2007. Recoveries of the repair costs from insurance company and the other party, if any, are not recorded as amount is not known at this time.

Income Taxes

The Company is a tax-exempt entity in accordance with the Income Tax Code of the Republic of Panama.

4.  Significant Customers and Concentration of Credit Risk

One customer accounted for 100% of the total revenue of the Disposed Asset.

Report of Independent Registered Public Accounting Firm

To the Shareholder of E Duckling Corporation

We have audited the accompanying statement of revenue and direct operating expenses of E Duckling Corporation (the “Company”) for the period from October 8, 2007 (the commencement date of a time charter agreement to be assigned to the Buyer) to December 14, 2007 (date vessel was delivered to the Buyer). This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of this statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement was prepared for the purposes of complying with the rules and regulations of the Securities and Exchange Commission in lieu of the full financial statements required by Rule 3-05 of Regulation S-X, as described in Note 2 to Statement of Revenue and Direct Operating Expenses and is not intended to be a complete presentation of the financial position or the results of operations of the Company.

In our opinion, such statement presents fairly, in all material respects, the revenue and direct operating expenses of the Company for the period from October 8, 2007 to December 14, 2007, in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche

Taipei, Taiwan
The Republic of China
August  18, 2008

E Duckling Corporation
Statement of Revenue and Direct Operating Expenses
(In U. S. Dollars)
From October 8, 2007 to December 14, 2007

Revenue	$ 3,140,117
Direct operating expenses	698,376
Excess of revenue over direct operating expenses	$ 2,441,741

See notes to statement of revenue and direct operating expenses.

E Duckling Corporation
Notes to Statement of Revenue and Direct Operating Expenses
(In U. S. Dollars)

1.  Business and Asset Purchase Agreement

On December 3, 2007, Star Bulk Carriers Corp. (the “Buyer”), and E Duckling Corporation (the “Seller,” the “Company,” or “E Duckling”), a Republic of Panama company entered into an asset purchase agreement (the “Agreement”) for the Buyer to acquire a marine vessel (the “Disposed Asset”) The total purchase price amounted to $70,019,639 and included cash and buyer’s share consideration. The Disposed Asset was delivered to the Buyer on December 14, 2007. The Disposed Asset is a 52,055 dwt dry bulk vessel which was built in 2001. In addition, the Buyer and TMT Co., Ltd., (“TMT”, a Taiwan corporation and a related party to the Seller through a common shareholder) entered into a master agreement on December 3, 2007 (the “Master Agreement”). Pursuant to the Master Agreement, TMT had guaranteed to assign to the Buyer an existing three-year time charter agreement at a minimum daily time charter hire rate of $47,800. E Duckling acquired the Disposed Asset on June 20, 2006.

2.  Basis of Presentation

Historically, the Disposed Asset operated as an asset within E Duckling and on a consolidated basis within TMT and had no separate legal status. Accordingly, the Statement of Revenue and Direct Operating Expenses has been prepared pursuant to a request from the Buyer and derived from the historical records of E Duckling.

The cost of the Disposed Asset as of December 14, 2007 and its related accumulated depreciation from the date it was acquired by E Duckling, to December 14, 2007 is as follows:

December 14, 2007
Marine vessel
Cost	$ 30,185,000
Accumulated depreciation	2,182,583
$ 28,002,417

Operations related to the Disposed Asset are reflected in the Statement of Revenue and Direct Operating Expenses for the period from October 8, 2007 (commencement date of a time charter agreement to be assigned to the Buyer) to December 14, 2007.

The accompanying Statement of Revenue and Direct Operating Expenses for the period from October 8, 2007 to December 14, 2007 has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission.

The accompanying statement was prepared from the books and records maintained by TMT, of which the Disposed Asset represented only a portion. This statement is therefore not intended to be a complete representation of the results of operations for the Disposed Asset as a stand-alone going concern, nor is it indicative of the results to be expected from future operations of the Disposed Asset. The accompanying statement is also not intended to be a complete presentation of the results of operations of E Duckling as of or for any period. Further, this statement does not include any other adjustments or allocations of purchase price that may be required in accordance with accounting principles generally accepted in the United States of America subsequent to the date of acquisition.

A statement of stockholder’s equity is not presented, since the Agreement was structured such that only the Disposed Asset was acquired by the Buyer.

A statement of cash flows is not presented, since the Disposed Asset has historically been managed as part of the operations of TMT and has not been operated as a stand-alone entity.

Statement of Revenue and Direct Operating Expenses

The Statement of Revenue and Direct Operating Expenses includes revenue and operating expenses directly attributable to the Disposed Asset.

Directly attributable expenses of the Disposed Asset include vessel operating expenses, depreciation, and management fees that are specifically identifiable with the Disposed Asset.

Certain other expenses and income, such as TMT corporate overhead, interest income and interest expense are not included in the accompanying Statement of Revenue and Direct Operating Expenses, since they are not directly associated with the operations of the Disposed Asset. Corporate overhead expenses include costs incurred for administrative support, such as expenses for legal, professional and executive management functions. The accompanying Statement of Revenue and Direct Operating Expenses is not necessarily indicative of the future financial position or results of the operations of the Disposed Asset due to the change in ownership, and the exclusion of certain assets, liabilities and operating expenses, as described herein.

3.  Summary of Significant Accounting Policies

Use of estimates

Preparation of this financial statement in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and the disclosure of contingencies at the date of the statement of revenue and direct operating expenses reported.

In the preparation of this financial statement, estimates and assumptions have been made by management including the selection of useful lives of tangible assets. Actual results could differ from those estimates.

Property and Equipment

Property and equipment consists of the vessel and is recorded at cost. Depreciation is recorded on a straight-line basis over twenty years, the estimated remaining useful life of the vessel from the date it was acquired by E Duckling, and with an estimated $1,437,381 salvage value. Depreciation expense amounted to $266,075, for the period from October 8, 2007 to December 14, 2007.

Revenue Recognition

E Duckling generates its revenues from charterers for the charterhire of its vessel. E vessel is chartered under time charter, where a contract is entered into for the use of a vessel for a specific period of time and a specified daily charterhire rate. As a charter agreement exists that includes fixed prices, service is provided and collection of the related revenue is reasonably assured, revenue is recognized as it is earned ratably over the duration of the period of a time charter agreement as adjusted for off-hire days that the vessel spends undergoing repairs, maintenance and upgrade work depending on the condition and specifications of the vessel. On September 20, 2006, E Duckling entered into a time charter agreement with its customer, which has duration of 35 to 37 months and a daily charterhire rate of $47,800. E Duckling reports its revenue net of commission discounts offered to its customer in accordance with Emerging Issues Task Force Issue (“EITF”) No. 01-9, “Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor’s Products).” In addition, E Duckling reports its revenue on a gross basis with regard to the vessel fuel charged to its customer when delivering the vessel to its customer in accordance with EITF No. 99-19, “Reporting Revenue Gross as a Principal versus Net as an Agent.”

Operating Expenses

E Duckling’s operating expenses consist of vessel operating expenses, depreciation and management fees that are specifically identifiable with the Disposed Asset. Vessel operating expenses represent all expenses relating to the operation of the vessel, including crewing, insurance, repairs and maintenance, commissions, stores, lubricants, spares and consumables. Vessel operating expenses and management fees are recognized as incurred.

Income Taxes

The Company is a tax-exempt entity in accordance with the Income Tax Code of the Republic of Panama.

4.  Significant Customers and Concentration of Credit Risk

One customer accounted for 100% of the total revenue of the Disposed Asset.

Report of Independent Registered Public Accounting Firm

To the Shareholder of F Duckling Corporation

We have audited the accompanying statements of revenue and direct operating expenses of F Duckling Corporation (the “Company”) for the periods from January 1, 2008 to January 2, 2008 (date vessel was delivered to the Buyer), and May 7, 2007 (the commencement date of a time charter agreement to be assigned to the Buyer) to December 31, 2007.These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of this statement. We believe that our audits provide a reasonable basis for our opinion.

The accompanying statements were prepared for the purposes of complying with the rules and regulations of the Securities and Exchange Commission in lieu of the full financial statements required by Rule 3-05 of Regulation S-X, as described in Note 2 to Statements of Revenue and Direct Operating Expenses and are not intended to be a complete presentation of the financial position or the results of operations of the Company.

In our opinion, such statements present fairly, in all material respects, the revenue and direct operating expenses of the Company for the periods from January 1, 2008 to January 2, 2008, and May 7, 2007 to December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche

Taipei, Taiwan
The Republic of China
August 18, 2008

F Duckling Corporation
Statements of Revenue and Direct Operating Expenses
(In U. S. Dollars)

	From January 1, 2008 to January 2, 2008	From May 7, 2007 to December 31, 2007

Revenue	$ 0	$ 5,949,947
Direct operating expenses	55,181	2,482,003

Excess of revenue over direct operating expenses (Excess of direct operating expenses over revenue )	($ 55,181)	$ 3,467,944

See notes to statements of revenue and direct operating expenses.

F Duckling Corporation
Notes to Statements of Revenue and Direct Operating Expenses
(In U. S. Dollars)

1.  Business and Asset Purchase Agreement

On January 12, 2007, Star Bulk Carriers Corp. (the “Buyer,”) and F Duckling Corporation (the “Seller,” the “Company,” or “F Duckling”), a Republic of Panama company entered into an asset purchase agreement (the “Agreement”) for the Buyer to acquire a marine vessel (the “Disposed Asset”) The total purchase price amounted to $64,572,205 and included cash and buyer’s share consideration. The Disposed Asset was delivered to the Buyer on January 2, 2008. The Disposed Asset is a 52,434 dwt dry bulk vessel which was built in 2000. In addition, the Buyer and TMT Co., Ltd., (“TMT”, a Taiwan corporation and a related party to the Seller through a common shareholder) entered into a master agreement on January 12, 2007 (the “Master Agreement”). Pursuant to the Master Agreement, TMT had guaranteed to procure a two-year time charter agreement at a minimum daily time charter hire rate of $24,500. F Duckling acquired the Disposed Asset on May 5, 2006.

2.  Basis of Presentation

Historically, the Disposed Asset operated as an asset within F Duckling and on a consolidated basis within TMT and had no separate legal status. Accordingly, the Statements of Revenue and Direct Operating Expenses have been prepared pursuant to a request from the Buyer and derived from the historical records of F Duckling.

The cost of the Disposed Asset as of January 2, 2008 and December 31, 2007, and its related accumulated depreciation from the date it was acquired by F Duckling, to January 2, 2008 and December 30, 2007, respectively are as follows:

	January 2, 2008	December 31, 2007
Marine vessel
Cost	$ 28,447,000	$ 28,447,000
Accumulated depreciation	2,141,319	2,133,525
	$ 26,305,681	$ 26,313,475

Operations related to the Disposed Asset are reflected in the Statements of Revenue and Direct Operating Expenses for the periods from January 1, 2008 to January 2, 2008, and May 7, 2007 (commencement date of a time charter agreement to be assigned to the Buyer) to December 31, 2007.

The accompanying Statements of Revenue and Direct Operating Expenses for the periods from January 1, 2008 to January 2, 2008, and May 7, 2007 to December 31, 2007 have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission.

The accompanying statements were prepared from the books and records maintained by TMT, of which the Disposed Asset represented only a portion. These statements are therefore not intended to be a complete representation of the results of operations for the Disposed Asset as a stand-alone going concern, nor is it indicative of the results to be expected from future operations of the Disposed Asset. The accompanying statements are also not intended to be a complete presentation of the results of operations of F Duckling as of or for any period. Further, these statements do not include any other adjustments or allocations of purchase price that may be required in accordance with accounting principles generally accepted in the United States of America subsequent to the date of acquisition.

A statement of stockholder’s equity is not presented, since the Agreement was structured such that only the Disposed Asset was acquired by the Buyer.

A statement of cash flows is not presented, since the Disposed Asset has historically been managed as part of the operations of TMT and has not been operated as a stand-alone entity.

Statements of Revenue and Direct Operating Expenses

The Statements of Revenue and Direct Operating Expenses include revenue and operating expenses directly attributable to the Disposed Asset.

Directly attributable expenses of the Disposed Asset include vessel operating expenses, depreciation and management fees that are specifically identifiable with the Disposed Asset.

Certain other expenses and income, such as TMT corporate overhead, interest income and interest expense are not included in the accompanying Statements of Revenue and Direct Operating Expenses, since they are not directly associated with the operations of the Disposed Asset. Corporate overhead expenses include costs incurred for administrative support, such as expenses for legal, professional and executive management functions. The accompanying Statements of Revenue and Direct Operating Expenses are not necessarily indicative of the future financial position or results of the operations of the Disposed Asset due to the change in ownership, and the exclusion of certain assets, liabilities and operating expenses, as described herein.

3.  Summary of Significant Accounting Policies

Use of estimates

Preparation of these financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and the disclosure of contingencies at the date of the statement of revenue and direct operating expenses reported.

In the preparation of these financial statements, estimates and assumptions have been made by management including the selection of useful lives of tangible assets. Actual results could differ from those estimates.

Property and Equipment

Property and equipment consists of the vessel and is recorded at cost. Depreciation is recorded on a straight-line basis over nineteen years, the estimated remaining useful life of the vessel from the date it was acquired by F Duckling, and with an estimated $1,422,350 salvage value. Depreciation expense amounted to $7,794 and $ 926,091 for the periods from January 1, 2008 to January 2, 2008, and May 7, 2007 to December 31, 2007, respectively.

Revenue Recognition

F Duckling generates its revenues from charterers for the charterhire of its vessel. A vessel is chartered under time charter, where a contract is entered into for the use of a vessel for a specific period of time and a specified daily charterhire rate. As a charter agreement exists that includes fixed prices, service is provided and collection of the related revenue is reasonably assured, revenue is recognized as it is earned ratably over the duration of the period of a time charter agreement as adjusted for off-hire days that the vessel spends undergoing repairs, maintenance and upgrade work depending on the condition and specifications of the vessel. On February 14, 2007, F Duckling entered into a time charter agreement with its customer, which has duration of 23 to 26 months and a daily charterhire rate of $25,800. F Duckling reports its revenue on a gross basis with regard to the vessel fuel charged to its customer when delivering the vessel to its customer in accordance with Emerging Issues Task Force Issue No. 99-19, “Reporting Revenue Gross as a Principal versus Net as an Agent.”

Operating Expenses

F Duckling’s operating expenses consist of vessel operating expenses, depreciation and management fees that are specifically identifiable with the Disposed Asset. Vessel operating expenses represent all expenses relating to the operation of the vessels, including crewing, insurance, repairs and maintenance, commissions, stores, lubricants, spares and consumables. Vessel operating expenses and management fees are recognized as incurred.

Income Taxes

The Company is a tax-exempt entity in accordance with the Income Tax Code of the Republic of Panama.

4.  Significant Customers and Concentration of Credit Risk

One customer accounted for 100% of the total revenue of the Disposed Asset.

5.  Related Party Transactions

The Company has a management agreement with TMT, under which TMT provides management services in exchange for a fixed monthly fee of $7,500 in 2008 and 2007. Total management fees paid to TMT amounted to $500 and $58,548 during the periods from January 1, 2008 to January 2, 2008, and May 7, 2007 to December 31, 2007, respectively.

Report of Independent Registered Public Accounting Firm

To the Shareholder of G Duckling Corporation

We have audited the accompanying statement of revenue and direct operating expenses of G Duckling Corporation (the “Company”) for the period from January 30, 2007(the commencement date of a time charter agreement to be assigned to the Buyer) to December 3, 2007(date vessel was delivered to the Buyer). This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of this statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement was prepared for the purposes of complying with the rules and regulations of the Securities and Exchange Commission in lieu of the full financial statements required by Rule 3-05 of Regulation S-X, as described in Note 2 to Statement of Revenue and Direct Operating Expenses and is not intended to be a complete presentation of the financial position or the results of operations of the Company.

In our opinion, such statement presents fairly, in all material respects, the revenue and direct operating expenses of the Company for the period from January 30, 2007 to December 3, 2007, in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche

Taipei, Taiwan
The Republic of China
August 18, 2008

G Duckling Corporation
Statement of Revenue and Direct Operating Expenses
(In U. S. Dollars)

From January 30, 2007 to December 3, 2007

Revenue	$ 7,707,444
Direct operating expenses	2,477,453
Excess of revenue over direct operating expenses	$ 5,229,991

See notes to statement of revenue and direct operating expenses.

G Duckling Corporation
Notes to Statement of Revenue and Direct Operating Expense
(In U. S. Dollars)

1.  Business and Asset Purchase Agreement

On January 12, 2007, Star Bulk Carriers Corp. (the “Buyer”), and G Duckling Corporation (the “Seller,” the “Company,” or “G Duckling”) a Republic of Panama company entered into an asset purchase agreement (the “Agreement”) for the Buyer to acquire a marine vessel (the “Disposed Asset”) The total purchase price amounted to $66,573,309 and included cash and buyer’s share consideration. The Disposed Asset was delivered to the Buyer on December 3, 2007. The Disposed Asset is a 52,402 dwt dry bulk vessel which was built in 2001. In addition, the Buyer and TMT Co., Ltd., (“TMT”, a Taiwan corporation and a related party to the Seller through a common shareholder) entered into a master agreement on January 12, 2007 (the “Master Agreement”). Pursuant to the Master Agreement, TMT had guaranteed to procure a two-year time charter agreement at a minimum daily time charter hire rate of $24,500. G Duckling acquired the Disposed Asset on July 12, 2006.

2.  Basis of Presentation

Historically, the Disposed Asset operated as an asset within G Duckling and on a consolidated basis within TMT and had no separate legal status. Accordingly, the Statement of Revenue and Direct Operating Expenses has been prepared pursuant to a request from the Buyer and derived from the historical records of G Duckling.

The cost of the Disposed Asset as of December 3, 2007 and its related accumulated depreciation from the date it was acquired by G Duckling to December 3, 2007 is as follows:

December 3, 2007
Marine vessel
Cost	$ 29,800,000
Accumulated depreciation	1,662,684
$ 28,137,316

Operations related to the Disposed Asset are reflected in the Statement of Revenue and Direct Operating Expenses for the period from January 30, 2007 (commencement date of a time charter agreement to be assigned to the Buyer) to December 3, 2007.

The accompanying Statement of Revenue and Direct Operating Expenses for the period from January 30, 2007 to December 3, 2007 has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission.

The accompanying statement was prepared from the books and records maintained by TMT, of which the Disposed Asset represented only a portion. This statement is therefore not intended to be a complete representation of the results of operations for the Disposed Asset as a stand-alone going concern, nor is it indicative of the results to be expected from future operations of the Disposed Asset. The accompanying statement is also not intended to be a complete presentation of the results of operations of G Duckling as of or for any period. Further, this statement does not include any other adjustments or allocations of purchase price that may be required in accordance with accounting principles generally accepted in the United States of America subsequent to the date of acquisition.

A statement of stockholder’s equity is not presented, since the Agreement was structured such that only the Disposed Asset was acquired by the Buyer.

A statement of cash flows is not presented, since the Disposed Asset has historically been managed as part of the operations of TMT and has not been operated as a stand-alone entity.

Statement of Revenue and Direct Operating Expenses

The Statement of Revenue and Direct Operating Expenses includes revenue and operating expenses directly attributable to the Disposed Asset.

Directly attributable expenses of the Disposed Asset include vessel operating expenses and depreciation that are specifically identifiable with the Disposed Asset.

Certain other expenses and income, such as TMT corporate overhead, interest income and interest expense are not included in the accompanying Statement of Revenue and Direct Operating Expenses, since they are not directly associated with the operations of the Disposed Asset. Corporate overhead expenses include costs incurred for administrative support, such as expenses for legal, professional and executive management functions. The accompanying Statement of Revenue and Direct Operating Expenses is not necessarily indicative of the future financial position or results of the operations of the Disposed Asset due to the change in ownership, and the exclusion of certain assets, liabilities and operating expenses, as described herein.

3.  Summary of Significant Accounting Policies

Use of estimates

Preparation of this financial statement in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and the disclosure of contingencies at the date of the statement of revenue and direct operating expenses reported.

In the preparation of this financial statement, estimates and assumptions have been made by management including the selection of useful lives of tangible assets. Actual results could differ from those estimates.

Property and Equipment

Property and equipment consists of the vessel and is recorded at cost. Depreciation is recorded on a straight-line basis over twenty years the estimated remaining useful life of the vessel from the date it was acquired by G Duckling and with an estimated $1,419,048 salvage value. Depreciation expense amounted to $1,189,668 during the period from January 30, 2007 to December 3, 2007.

Revenue Recognition

G Duckling generates its revenues from charters for the charterline of its vessel. A vessel is chartered under time charter, where a contract is entered into for the use of a vessel for a specific period of time and a specified daily charterhire rate. As a charter agreement exists that includes fixed prices, service is provided and collection of the related revenue is reasonably assured, revenue is recognized as it is earned ratably over the duration of the period of a time charter agreement as adjusted for off-hire days that the vessel spends undergoing repairs, maintenance and upgrade work depending on the condition and specifications of the vessel. On January 30, 2007, G Duckling entered into a time charter agreement with its customer, which has duration of 23 to 25 months and a daily charterhire rate of $25,550. G Duckling reports its revenue net of commission discounts offered to its customer in accordance with Emerging Issues Task Force (“EITF”) Issue No. 01-9, “Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor’s Products).” In addition, G Duckling reports its revenue on a gross basis with regard to the vessel fuel charged to its customer when delivering the vessel to its customer in accordance with EITF No. 99-19, “Reporting Revenue Gross as a Principal versus Net as an Agent.”

Operating Expenses

G Duckling’s operating expenses consist of vessel operating expenses and depreciation that are specifically identifiable with the Disposed Asset. Vessel operating expenses represent all expenses relating to the operation of the vessel, including crewing, insurance, repairs and maintenance, commissions, stores, lubricants, spares and consumables. Vessel operating expenses are recognized as incurred.

Income Taxes

The Company is a tax-exempt entity in accordance with the Income Tax Code of the Republic of Panama.

4.  Significant Customers and Concentration of Credit Risk

One customer accounted for 100% of the total revenue of the Disposed Asset.

5.  Related Party Transactions

TMT provides management services to the Company for no charge.

Report of Independent Registered Public Accounting Firm

To the Shareholder of I Duckling Corporation

We have audited the accompanying statements of revenue and direct operating expenses of I Duckling Corporation (the “Company”) for the periods from January 1, 2008 to January 2, 2008 (date vessel was delivered to the Buyer), and February 13, 2007 (the commencement date of a time charter agreement to be assigned to the Buyer) to December 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of this statement. We believe that our audits provide a reasonable basis for our opinion.

The accompanying statements were prepared for the purposes of complying with the rules and regulations of the Securities and Exchange Commission in lieu of the full financial statements required by Rule 3-05 of Regulation S-X, as described in Note 2 to Statements of Revenue and Direct Operating Expenses and are not intended to be a complete presentation of the financial position or the results of operations of the Company.

In our opinion, such statements present fairly, in all material respects, the revenue and direct operating expenses of the Company for the periods from January 1, 2008 to January 2, 2008, and from February 13, 2007 to December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche

Taipei, Taiwan
The Republic of China
August 18, 2008

I Duckling Corporation
Statements of Revenue and Direct Operating Expenses
(In U. S. Dollars)

	From January 1, 2008 to January 2, 2008	From February 13, 2007 to December 31, 2007

Revenue	$ 0	$ 9,507,290
Direct operating expenses	29,823	3,087,107

Excess of revenue over direct operating expenses (Excess of direct operating expenses over revenue )	($ 29,823)	$ 6,420,183

See notes to statements of revenue and direct operating expenses.

I Duckling Corporation
Notes to Statements of Revenue and Direct Operating Expenses
(In U. S. Dollars)

1.  Business and Asset Purchase Agreement

On January 12, 2007, Star Bulk Carriers Corp. (the “Buyer”), and I Duckling Corporation (the “Seller,” the “Company,” or “I Duckling”) a Republic of Panama company entered into an asset purchase agreement (the “Agreement”) for the Buyer to acquire a marine vessel (the “Disposed Asset”) The total purchase price amounted to $57,853,675 and included cash and buyer’s share consideration.  The Disposed Asset was delivered to the Buyer on January 2, 2008. The Disposed Asset is a 52,994 dwt dry bulk vessel which was built in 2003. In addition, the Buyer and TMT Co., Ltd., (“TMT”, a Taiwan corporation and a related party to the Seller through a common shareholder) entered into a master agreement on January 12, 2007 (the ‘Master Agreement’). Pursuant to the Master Agreement, TMT had guaranteed to procure a three-year time charter agreement at a minimum daily time charter hire rate $28,500. I Duckling acquired the Disposed Asset on May 6, 2006.

2.  Basis of Presentation

Historically, the Disposed Asset operated as an asset within I Duckling and on a consolidated basis within TMT and had no separate legal status. Accordingly, the Statements of Revenue and Direct Operating Expenses have been prepared pursuant to a request from the Buyer and derived from the historical records of I Duckling.

The cost of the Disposed Asset as of January 2, 2008 and, December 31, 2007 and its related accumulated depreciation from the date it was acquired by I Duckling ,to January 2, 2008 and, December 31, 2007, respectively are as follows:

	January 2, 2008	December 31, 2007
Marine vessel
Cost	$ 32,500,000	$ 32,500,000
Accumulated depreciation	2,347,110	2,339,015
	$ 30,152,890	$ 30,160,985

Operations related to the Disposed Asset are reflected in the Statements of Revenue and Direct Operating Expenses for the periods from January 1, 2008 to January 2, 2008 and February 13, 2007 (commencement date of a time charter agreement to be assigned to the Buyer) to December 31, 2007.

The accompanying Statements of Revenue and Direct Operating Expenses for the periods from January 1, 2008 to January 2, 2008 and February 13, 2007 to December 31, 2007 have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission.

The accompanying statements were prepared from the books and records maintained by TMT, of which the Disposed Asset represented only a portion. These statements are therefore not intended to be a complete representation of the results of operations for the Disposed Asset as a stand-alone going concern, nor is it indicative of the results to be expected from future operations of the Disposed Asset. The accompanying statements are also not intended to be a complete presentation of the results of operations of I Duckling as of or for any period. Further, these statements do not include any other adjustments or allocations of purchase price that may be required in accordance with accounting principles generally accepted in the United States of America subsequent to the date of acquisition.

A statement of stockholder’s equity is not presented, since the Agreement was structured such that only the Disposed Asset was acquired by the Buyer.

A statement of cash flows is not presented, since the Disposed Asset has historically been managed as part of the operations of TMT and has not been operated as a stand-alone entity.

Statements of Revenue and Direct Operating Expenses

The Statements of Revenue and Direct Operating Expenses include revenue and operating expenses directly attributable to the Disposed Asset.

Directly attributable expenses of the Disposed Asset include vessel operating expenses, depreciation and management fees that are specifically identifiable with the Disposed Asset.

Certain other expenses and income, such as TMT corporate overhead, interest income and interest expense are not included in the accompanying Statements of Revenue and Direct Operating Expenses, since they are not directly associated with the operations of the Disposed Asset. Corporate overhead expenses include costs incurred for administrative support, such as expenses for legal, professional and executive management functions. The accompanying Statements of Revenue and Direct Operating Expenses are not necessarily indicative of the future financial position or results of the operations of the Disposed Asset due to the change in ownership, and the exclusion of certain assets, liabilities and operating expenses, as described herein.

3.  Summary of Significant Accounting Policies

Use of estimates

Preparation of these financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and the disclosure of contingencies at the date of the statement of revenue and direct operating expenses reported.

In the preparation of these financial statements, estimates and assumptions have been made by management including the selection of useful lives of tangible assets. Actual results could differ from those estimates.

Property and Equipment

Property and equipment consists of the vessel and is recorded at cost. Depreciation is recorded on a straight-line basis over twenty-one years, the estimated remaining useful life of the vessel from the date it was acquired by I Duckling, and with an estimated $1,477,273 salvage value. Depreciation expense amounted to $8,095 and $1,297,011 during the periods from January 1, 2008 to January 2, 2008, and February 13, 2007 to December 31, 2007, respectively.

Revenue Recognition

I Duckling generates its revenues from charterers for the charterhire of its vessel. A vessel is chartered under time charter, where a contract is entered into for the use of a vessel for a specific period of time and a specified daily charterhire rate. As a charter agreement exists that includes fixed prices, service is provided and collection of the related revenue is reasonably assured, revenue is recognized as it is earned ratably over the duration of the period of a time charter agreement as adjusted for the off-hire days that the vessel spends undergoing repairs, maintenance and upgrade work depending on the condition and specifications of the vessel. On January 31, 2007, I Duckling entered into a time charter agreement with its customer, which has duration of 11 to 13 months and a daily charterhire rate of $30,300. I Duckling reports its revenue net of commission discounts offered to its customer in accordance with Emerging Issues Task Force Issue (“EITF”) No. 01-9, “Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor’s Products).” In addition, I Duckling reports its revenue on a gross basis with regard to the vessel fuel charged to its customer when delivering the vessel to its customer in accordance with EITF No. 99-19, “Reporting Revenue Gross as a Principal versus Net as an Agent.”

Operating Expenses

I Duckling’s operating expenses consist of vessel operating expenses, depreciation and management fees that are specifically identifiable with the Disposed Asset. Vessel operating expenses represent all expenses relating to the operation of the vessel, including crewing, insurance, repairs and maintenance, commissions, stores, lubricants, spares and consumables. Vessel operating expenses and management fees are recognized as incurred.

Income Taxes

The Company is a tax-exempt entity in accordance with the Income Tax Code of the Republic of Panama.

4.  Significant Customers and Concentration of Credit Risk

One customer accounted for 100% of the total revenue of the Disposed Asset.

5.  Related Party Transactions

The Company has a management agreement with TMT, under which TMT provides management services in exchange for a fixed monthly fee of $7,500 in 2007 and 2008. Total management fees paid to TMT amounted to $500 and $79,018 during the periods from January 1, 2008 to January 2, 2008, and from February 13, 2007 to December 31, 2007, respectively.

Report of Independent Registered Public Accounting Firm

To the Shareholder of J Duckling Corporation

We have audited the accompanying statement of revenue and direct operating expenses of J Duckling Corporation (the “Company”) for the period from May 16, 2007 (the commencement date of a time charter agreement to be assigned to the Buyer) to December 6, 2007(date vessel was delivered to the Buyer). This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of this statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement was prepared for the purposes of complying with the rules and regulations of the Securities and Exchange Commission in lieu of the full financial statements required by Rule 3-05 of Regulation S-X, as described in Note 2 to Statement of Revenue and Direct Operating Expenses and is not intended to be a complete presentation of the financial position or the results of operations of the Company.

In our opinion, such statement presents fairly, in all material respects, the revenue and direct operating expenses of the Company for the period from May 16, 2007 to December 6, 2007, in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche

Taipei, Taiwan
The Republic of China
August 18, 2008

J Duckling Corporation
Statement of Revenue and Direct Operating Expenses
(In U. S. Dollars)
From May 16, 2007 to December 6, 2007

Revenue	$ 6,605,243
Direct operating expenses	1,783,210
Excess of revenue over direct operating expenses	$ 4,822,033

See notes to statement of revenue and direct operating expenses.

J Duckling Corporation
Notes to Statement of Revenue and Direct Operating Expenses
(In U. S. Dollars)

1.  Business and Asset Purchase Agreement

On January 12, 2007, Star Bulk Carriers Corp. (the “Buyer”), and J Duckling Corporation (the “Seller,” the “Company,” or “J Duckling”), a Republic of Panama company entered into an asset purchase agreement (the “Agreement”) for the Buyer to acquire a marine vessel (the “Disposed Asset”) The total purchase price amounted to $67,140,790 and included cash and buyer’s share consideration. The Disposed Asset was delivered to the Buyer on December 6, 2007. The Disposed Asset is a 52,425 dwt dry bulk vessel which was built in 2003. J Duckling acquired the Disposed Asset on July 12, 2006.

2.  Basis of Presentation

Historically, the Disposed Asset operated as an asset within J Duckling and on a consolidated basis within TMT and had no separate legal status. Accordingly, the Statement of Revenue and Direct Operating Expenses has been prepared pursuant to a request from the Buyer and derived from the historical records of J Duckling.

The cost of the Disposed Asset as of December 6, 2007 and its related accumulated depreciation from the date it was acquired by J Duckling to December 6, 2007 is as follows:

December 6, 2007
Marine vessel
Cost	$ 30,930,000
Accumulated depreciation	1,591,018
$ 29,338,982

Operations related to the Disposed Asset are reflected in the Statement of Revenue and Direct Operating Expenses for the period from May 16, 2007 (commencement date of a time charter agreement to be assigned to the Buyer) to December 6, 2007.

The accompanying Statement of Revenue and Direct Operating Expenses for the period from May 16, 2007 to December 6, 2007 has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission.

The accompanying statement was prepared from the books and records maintained by TMT, of which the Disposed Asset represented only a portion. This statement is therefore not intended to be a complete representation of the results of operations for the Disposed Asset as a stand-alone going concern, nor is it indicative of the results to be expected from future operations of the Disposed Asset. The accompanying statement is also not intended to be a complete presentation of the results of operations of J Duckling as of or for any period. Further, this statement does not include any other adjustments or allocations of purchase price that may be required in accordance with accounting principles generally accepted in the United States of America subsequent to the date of acquisition.

A statement of stockholder’s equity is not presented, since the Agreement was structured such that only the Disposed Asset was acquired by the Buyer.

A statement of cash flows is not presented, since the Disposed Asset has historically been managed as part of the operations of TMT and has not been operated as a stand-alone entity.

Statement of Revenue and Direct Operating Expenses

The Statement of Revenue and Direct Operating Expenses includes revenue and operating expenses directly attributable to the Disposed Asset.

Directly attributable expenses of the Disposed Asset include vessel operating expenses, depreciation and management fees that are specifically identifiable with the Disposed Asset.

Certain other expenses and income, such as TMT corporate overhead, interest income and interest expense are not included in the accompanying Statement of Revenue and Direct Operating Expenses, since they are not directly associated with the operations of the Disposed Asset. Corporate overhead expenses include costs incurred for administrative support, such as expenses for legal, professional and executive management functions. The accompanying Statement of Revenue and Direct Operating Expenses is not necessarily indicative of the future financial position or results of the operations of the Disposed Asset due to the change in ownership, and the exclusion of certain assets, liabilities and operating expenses, as described herein.

3.  Summary of Significant Accounting Policies

Use of estimates

Preparation of this financial statement in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and the disclosure of contingencies at the date of the statement of revenue and direct operating expenses reported.

In the preparation of this financial statement, estimates and assumptions have been made by management including the selection of useful lives of tangible assets. Actual results could differ from those estimates.

Property and Equipment

Property and equipment consists of the vessel and is recorded at cost. Depreciation is recorded on a straight-line basis over twenty-two years, the estimated remaining useful life of the vessel from the date it was acquired by J Duckling, and with an estimated $1,344,783 salvage value. Depreciation expense amounted to $750,530, for the period from May 16, 2007 to December 6, 2007.

Revenue Recognition

J Duckling generates its revenues from charterers for the charterhire of its vessel. A vessel is chartered under time charter, where a contract is entered into for the use of a vessel for a specific period of time and a specified daily charterhire rate. As a charter agreement exists that includes fixed prices, service is provided and collection of the related revenue is reasonably assured, revenue is recognized as it is earned ratably over the duration of the period of a time charter agreement as adjusted for the off-hire days that the vessel spends undergoing repairs, maintenance and upgrade work depending on the condition and specifications of the vessel. On April 23, 2007, J Duckling entered into a time charter agreement with its customer, which has duration of 23 to 25 months and a daily charterhire rate of $32,500. J Duckling reports its revenue net of commission discounts offered to its customer in accordance with Emerging Issues Task Force Issue (“EITF”) No. 01-9, “Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor’s Products).” In addition, J Duckling reports its revenue on a gross basis with regard to the vessel fuel charged to its customer when delivering the vessel to its customer in accordance with EITF No. 99-19, “Reporting Revenue Gross as a Principal versus Net as an Agent.”

Revenue related to a dispute over the charterhire rate from the previous time charter arrangement is recognized when the dispute is resolved and money is received from the customer and such revenue amounted to $130,880 during the period from May 16, 2007 to December 6, 2007.

Operating Expenses

J Duckling’s operating expenses consist of vessel operating expenses, depreciation and management fees that are specifically identifiable with the Disposed Asset. Vessel operating expenses represent all expenses relating to the operation of the vessel, including crewing, insurance, repairs and maintenance, commissions, stores, lubricants, spares and consumables. Vessel operating expenses and management fees are recognized as incurred.

Income Taxes

The Company is a tax-exempt entity in accordance with the Income Tax Code of the Republic of Panama.

4.  Significant Customers and Concentration of Credit Risk

One customer accounted for 100% of the total revenue of the Disposed Asset.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8.  Indemnification of Directors and Officers.

Indemnification of Directors and Officers and Limitation of Liability

I.      Article VI of the Amended and Restated Bylaws of the of the Registrant provides as follows:

1.
The Company shall indemnify, to the full extent permitted by law, any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

2.
The Company shall indemnify, to the full extent permitted by law, any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the court in which such action or suit was properly brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court having proper jurisdiction shall deem proper.

3.
To the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 or 2 of this Article VI, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

4.
Any indemnification under Sections 1 or 2 of this Article VI (unless ordered by a court having proper jurisdiction) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such section.  Such determination shall be made:

a.	by the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; or

b.	if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

c.	by the shareholders.

5.
Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized in this Section.

6.
The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

7.
The Company shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this Article VI.

8.
For purposes of this Article VI, references to the “Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article VI with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation of its separate existence had continued.

9.
For purposes of this Article VI, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Article VI.

10.
The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

11.
No director or officer of the Company shall be personally liable to the Company or to any shareholder of the Company for monetary damages for breach of fiduciary duty as a director or officer, provided that this provision shall not limit the liability of a director or officer (i) for any breach of the director’s or the officer’s duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the director or officer derived an improper personal benefit.

II.  Section 60 of the Associations Law of the Republic of the Marshall Islands provides as follows:

1.
Actions not by or in right of the corporation.  A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the bests interests of the corporation, and, with respect to any criminal action or proceedings, had reasonable cause to believe that his conduct was unlawful.

2.
Actions by or in right of the corporation.  A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claims, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

3.
When director or officer successful.  To the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) or (2) of this section, or in the defense of a claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

4.
Payment of expenses in advance.  Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section.

5.
Indemnification pursuant to other rights.  The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

6.
Continuation of indemnification.  The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

7.
Insurance.  A corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against him and incurred by him in such capacity whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

Item 9.  Exhibits

A list of exhibits included as part of this registration statement is set forth in the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.

Item 10.  Undertakings.

The undersigned registrant hereby undertakes:

(a)	Under Rule 415 of the Securities Act,

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement unless the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of a prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
To  file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering.  Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.  Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 under the Securities Act of 1933 if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining any liability under the Securities Act of 1933, as amended,

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)
That, for the purpose of determining any liability under the Securities Act of 1933, as amended, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)-(d)	Not applicable.

(e)
The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(f)-(i)	Not applicable.

(j)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(k)-(l)	Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on January 21, 2009.

STAR BULK CARRIERS CORP.
By:	/s/ PROKOPIOS (AKIS) TSIRIGAKIS Name: Prokopios (Akis) Tsirigakis Title: Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Prokopios Tsirigakis, George Syllantavos, Gary J. Wolfe and Robert E. Lustrin his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on January 21, 2009 in the capacities indicated.

Signature	Title
/s/ PROKOPIOS (AKIS) TSIRIGAKIS Prokopios (Akis) Tsirigakis	Chief Executive Officer, President and Director (Principal Executive Officer)
/s/ GEORGE SYLLANTAVOS George Syllantavos	Chief Financial Officer, Secretary, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)
/s/ PETROS PAPPAS Petros Pappas	Director; Chairman of the Board of Directors
/s/ PETER ESPIG Peter Espig	Director
/s/ KOERT ERHART Koert Erhardt	Director
/s/ TOM SOFTELAND Tom Softland	Director

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on January 21, 2009.

PUGLISI & ASSOCIATES
By:	/s/ DONALD J. PUGLISI Name: Donald J. Puglisi Title: Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on January 21, 2009.

Star Bulk Management Corp. By: STAR BULK CARRIERS CORP., its Sole Member
By:	/s/ PROKOPIOS (AKIS) TSIRIGAKIS Name: Prokopios (Akis) Tsirigakis Title: Chief Executive Officer and President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe and Robert E. Lustrin his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Star Bulk Management Corp. By: STAR BULK CARRIERS CORP., its Sole Member
By:	/s/ PROKOPIOS (AKIS) TSIRIGAKIS Name: Prokopios (Akis) Tsirigakis Title: Chief Executive Officer and President

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on January 21, 2009.

PUGLISI & ASSOCIATES
By:	/s/ DONALD J. PUGLISI Name: Donald J. Puglisi Title: Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on January 21, 2009.

Star Alpha LLC By: STAR BULK CARRIERS CORP., its Sole Member
By:	/s/ PROKOPIOS (AKIS) TSIRIGAKIS Name: Prokopios (Akis) Tsirigakis Title: Chief Executive Officer and President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe and Robert E. Lustrin his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Star Alpha LLC By: STAR BULK CARRIERS CORP., its Sole Member
By:	/s/ PROKOPIOS (AKIS) TSIRIGAKIS Name: Prokopios (Akis) Tsirigakis Title: Chief Executive Officer and President

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on January 21, 2009.

PUGLISI & ASSOCIATES
By:	/s/ DONALD J. PUGLISI Name: Donald J. Puglisi Title: Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on January 21, 2009.

Star Beta LLC By: STAR BULK CARRIERS CORP. its Sole Member
By:	/s/ PROKOPIOS (AKIS) TSIRIGAKIS Name: Prokopios (Akis) Tsirigakis Title: Chief Executive Officer and President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe and Robert E. Lustrin his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Star Beta LLC By: STAR BULK CARRIERS CORP. its Sole Member
By:	/s/ PROKOPIOS (AKIS) TSIRIGAKIS Name: Prokopios (Akis) Tsirigakis Title: Chief Executive Officer and President

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on January 21, 2009.

PUGLISI & ASSOCIATES
By:	/s/ DONALD J. PUGLISI Name: Donald J. Puglisi Title: Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on January 21, 2009.

Star Gamma LLC By: STAR BULK CARRIERS CORP., its Sole Member
By:	/s/ PROKOPIOS (AKIS) TSIRIGAKIS Name: Prokopios (Akis) Tsirigakis Title: Chief Executive Officer and President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe and Robert E. Lustrin his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Star Gamma LLC By: STAR BULK CARRIERS CORP., its Sole Member
By:	/s/ PROKOPIOS (AKIS) TSIRIGAKIS Name: Prokopios (Akis) Tsirigakis Title: Chief Executive Officer and President

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on January 21, 2009.

PUGLISI & ASSOCIATES
By:	/s/ DONALD J. PUGLISI Name: Donald J. Puglisi Title: Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on January 21, 2009.

Star Delta LLC By: STAR BULK CARRIERS CORP., its Sole Member
By:	/s/ PROKOPIOS (AKIS) TSIRIGAKIS Name: Prokopios (Akis) Tsirigakis Title: Chief Executive Officer and President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe and Robert E. Lustrin his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Star Delta LLC By: STAR BULK CARRIERS CORP., its Sole Member
By:	/s/ PROKOPIOS (AKIS) TSIRIGAKIS Name: Prokopios (Akis) Tsirigakis Title: Chief Executive Officer and President

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on January 21, 2009.

PUGLISI & ASSOCIATES
By:	/s/ DONALD J. PUGLISI Name: Donald J. Puglisi Title: Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on January 21, 2009.

Star Epsilon LLC By: STAR BULK CARRIERS CORP., its Sole Member
By:	/s/ PROKOPIOS (AKIS) TSIRIGAKIS Name: Prokopios (Akis) Tsirigakis Title: Chief Executive Officer and President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe and Robert E. Lustrin his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Star Epsilon LLC By: STAR BULK CARRIERS CORP., its Sole Member
By:	/s/ PROKOPIOS (AKIS) TSIRIGAKIS Name: Prokopios (Akis) Tsirigakis Title: Chief Executive Officer and President

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on January 21, 2009.

PUGLISI & ASSOCIATES
By:	/s/ DONALD J. PUGLISI Name: Donald J. Puglisi Title: Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on January 21, 2009.

Star Zeta LLC By: STAR BULK CARRIERS CORP., its Sole Member
By:	/s/ PROKOPIOS (AKIS) TSIRIGAKIS Name: Prokopios (Akis) Tsirigakis Title: Chief Executive Officer and President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe and Robert E. Lustrin his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Star Zeta LLC By: STAR BULK CARRIERS CORP., its Sole Member
By:	/s/ PROKOPIOS (AKIS) TSIRIGAKIS Name: Prokopios (Akis) Tsirigakis Title: Chief Executive Officer and President

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on January 21, 2009.

PUGLISI & ASSOCIATES
By:	/s/ DONALD J. PUGLISI Name: Donald J. Puglisi Title: Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on January 21, 2009.

Star Theta LLC By: STAR BULK CARRIERS CORP., its Sole Member
By:	/s/ PROKOPIOS (AKIS) TSIRIGAKIS Name: Prokopios (Akis) Tsirigakis Title: Chief Executive Officer and President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe and Robert E. Lustrin his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Star Theta LLC By: STAR BULK CARRIERS CORP., its Sole Member
By:	/s/ PROKOPIOS (AKIS) TSIRIGAKIS Name: Prokopios (Akis) Tsirigakis Title: Chief Executive Officer and President

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on January 21, 2009.

PUGLISI & ASSOCIATES
By:	/s/ DONALD J. PUGLISI Name: Donald J. Puglisi Title: Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on January 21, 2009.

Star Iota LLC By: STAR BULK CARRIERS CORP., its Sole Member
By:	/s/ PROKOPIOS (AKIS) TSIRIGAKIS Name: Prokopios (Akis) Tsirigakis Title: Chief Executive Officer and President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe and Robert E. Lustrin his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Star Iota LLC By: STAR BULK CARRIERS CORP., its Sole Member
By:	/s/ PROKOPIOS (AKIS) TSIRIGAKIS Name: Prokopios (Akis) Tsirigakis Title: Chief Executive Officer and President

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on January 21, 2009.

PUGLISI & ASSOCIATES
By:	/s/ DONALD J. PUGLISI Name: Donald J. Puglisi Title: Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on January 21, 2009.

Star Kappa LLC By: STAR BULK CARRIERS CORP., its Sole Member
By:	/s/ PROKOPIOS (AKIS) TSIRIGAKIS Name: Prokopios (Akis) Tsirigakis Title: Chief Executive Officer and President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe and Robert E. Lustrin his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Star Kappa LLC By: STAR BULK CARRIERS CORP., its Sole Member
By:	/s/ PROKOPIOS (AKIS) TSIRIGAKIS Name: Prokopios (Akis) Tsirigakis Title: Chief Executive Officer and President

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on January 21, 2009.

PUGLISI & ASSOCIATES
By:	/s/ DONALD J. PUGLISI Name: Donald J. Puglisi Title: Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on January 21, 2009.

Lamda LLC By: STAR BULK CARRIERS CORP., its Sole Member
By:	/s/ PROKOPIOS (AKIS) TSIRIGAKIS Name: Prokopios (Akis) Tsirigakis Title: Chief Executive Officer and President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe and Robert E. Lustrin his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Lamda LLC By: STAR BULK CARRIERS CORP., its Sole Member
By:	/s/ PROKOPIOS (AKIS) TSIRIGAKIS Name: Prokopios (Akis) Tsirigakis Title: Chief Executive Officer and President

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on January 21, 2009.

PUGLISI & ASSOCIATES
By:	/s/ DONALD J. PUGLISI Name: Donald J. Puglisi Title: Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on January 21, 2009.

Star Omicron LLC By: STAR BULK CARRIERS CORP., its Sole Member
By:	/s/ PROKOPIOS (AKIS) TSIRIGAKIS Name: Prokopios (Akis) Tsirigakis Title: Chief Executive Officer and President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe and Robert E. Lustrin his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Star Omicron LLC By: STAR BULK CARRIERS CORP., its Sole Member
By:	/s/ PROKOPIOS (AKIS) TSIRIGAKIS Name: Prokopios (Akis) Tsirigakis Title: Chief Executive Officer and President

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on January 21, 2009.

PUGLISI & ASSOCIATES
By:	/s/ DONALD J. PUGLISI Name: Donald J. Puglisi Title: Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on January 21, 2009.

Star Cosmo LLC By: STAR BULK CARRIERS CORP., its Sole Member
By:	/s/ PROKOPIOS (AKIS) TSIRIGAKIS Name: Prokopios (Akis) Tsirigakis Title: Chief Executive Officer and President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe and Robert E. Lustrin his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Star Cosmo LLC By: STAR BULK CARRIERS CORP., its Sole Member
By:	/s/ PROKOPIOS (AKIS) TSIRIGAKIS Name: Prokopios (Akis) Tsirigakis Title: Chief Executive Officer and President

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on January 21, 2009.

PUGLISI & ASSOCIATES
By:	/s/ DONALD J. PUGLISI Name: Donald J. Puglisi Title: Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on January 21, 2009.

Star Ypsilon LLC By: STAR BULK CARRIERS CORP., its Sole Member
By:	/s/ PROKOPIOS (AKIS) TSIRIGAKIS Name: Prokopios (Akis) Tsirigakis Title: Chief Executive Officer and President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe and Robert E. Lustrin his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Star Ypsilon LLC By: STAR BULK CARRIERS CORP., its Sole Member
By:	/s/ PROKOPIOS (AKIS) TSIRIGAKIS Name: Prokopios (Akis) Tsirigakis Title: Chief Executive Officer and President

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on January 21, 2009.

PUGLISI & ASSOCIATES
By:	/s/ DONALD J. PUGLISI Name: Donald J. Puglisi Title: Managing Director

Exhibit
Number	Description

1.1	Underwriting Agreement (for equity securities)*

1.2	Underwriting Agreement (for debt securities)*

4.1
Form of Common Stock Certificate of the Company, incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Forms F-1/F-4 (Registration No. 333-141296), filed on March 14, 2007.

4.2	Form of Warrant Certificate of the Company, incorporated by reference to Exhibit 4.3 of Star Maritime’s Registration Statement on Form S-1/A (Registration No. 333-125662), filed on October 26, 2005.

4.3	Form of Preferred Share Certificate*

4.4	Form of Debt Securities Senior and Subordinated Indenture

5.1	Form of Opinion of Legality of Seward & Kissel LLP counsel to the Company as to the validity of the common shares, preferred shares, debt securities, warrants, purchase contracts and units

10.23	Loan Agreement with Piraeus Bank A.E. dated July 1, 2008

23.1	Consent of Seward & Kissel LLP (included in Exhibit 5.1)

23.2	Consent of Deloitte Hadjipavlou, Sofianos & Cambanis S.A.

23.3	Consent of Goldstein Golub Kessler LLP

23.4	Consent of Drewry Shipping Consultants Ltd.

23.5	Consent of Deloitte & Touche in Taipei, Taiwan

24	Power of Attorney (contained in signature page)

25.1	T-1 Statement of Eligibility (senior indenture)*

25.2	T-1 Statement of Eligibility (subordinated indenture)*

*	To be filed either as an amendment or as an exhibit to a report filed pursuant to the Securities Exchange Act of 1934 of the Registrant and incorporated by reference into this Registration Statement.

SK 25767 0001 946530 v8